EXHIBIT 10.17

EXECUTION COPY

BRAND SERVICES, INC.

This AMENDMENT AGREEMENT (this “Amendment”) is dated as of June 8, 2006, and entered into by and among BRAND SERVICES, INC. (“Borrower”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (“Lenders”), CREDIT SUISSE, as administrative agent for Lenders (in such capacity, “Administrative Agent”), and, solely for purposes of Section 10 hereof, the CREDIT SUPPORT PARTIES LISTED ON THE SIGNATURE PAGES HEREOF, and is made with reference to that certain Amended and Restated Credit Agreement dated as of July 29, 2005, by and among Borrower, the lenders from time to time party thereto (the “Existing Lenders”) and Administrative Agent (the “Existing Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as applicable.

I.              PURSUANT TO THE EXISTING CREDIT AGREEMENT, THE EXISTING LENDERS HAVE EXTENDED, AND HAVE AGREED TO EXTEND, CREDIT TO BORROWER.

II.            BORROWER HAS INFORMED ADMINISTRATIVE AGENT THAT PARENT INTENDS TO EFFECT AN INITIAL PUBLIC OFFERING PURSUANT TO WHICH IT WILL OFFER AND SELL SHARES OF PARENT’S COMMON STOCK IN AN UNDERWRITTEN OFFERING REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “IPO”) AND WILL RAISE APPROXIMATELY $250,000,000 OF GROSS CASH PROCEEDS THEREFROM (THE “IPO PROCEEDS”).

III.           IN CONNECTION WITH THE FOREGOING, (I) BORROWER HAS REQUESTED THAT LENDERS EXTEND CREDIT IN THE FORM OF SENIOR SECURED TERM LOANS (“SUPPLEMENTAL TERM LOANS”) TO BORROWER ON THE RESTATEMENT DATE (AS DEFINED BELOW) IN AN AGGREGATE PRINCIPAL AMOUNT OF $100,000,000 SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE RESTATED CREDIT AGREEMENT, (II) BORROWER WILL OFFER TO PURCHASE (THE “SENIOR SUBORDINATED NOTES TENDER OFFER”) ALL OF ITS ISSUED AND OUTSTANDING SENIOR SUBORDINATED NOTES AND WILL CONCURRENTLY SOLICIT CONSENTS FROM THE HOLDERS THEREOF (THE “SENIOR

SUBORDINATED NOTES CONSENT SOLICITATION”) TO AMEND THE SENIOR SUBORDINATED NOTE INDENTURE TO ELIMINATE SUBSTANTIALLY ALL OF THE RESTRICTIVE COVENANTS AND ELIMINATE OR MODIFY CERTAIN EVENT OF DEFAULT AND RELATED PROVISIONS CONTAINED THEREIN, (III) BORROWER WILL, WITH THE PROCEEDS OF THE SUPPLEMENTAL TERM LOANS (AND/OR ANY PORTION OF THE IPO PROCEEDS CONTRIBUTED TO BORROWER BY PARENT), PURCHASE ALL OF THE SENIOR SUBORDINATED NOTES VALIDLY TENDERED AND NOT WITHDRAWN IN CONNECTION WITH THE SENIOR SUBORDINATED NOTES TENDER OFFER (THE “SENIOR SUBORDINATED NOTES REPURCHASE”), (IV) PARENT WILL, WITH THE IPO PROCEEDS (AND/OR ANY PORTION OF THE PROCEEDS OF THE SUPPLEMENTAL TERM LOANS DIVIDENDED OR DISTRIBUTED TO PARENT BY BORROWER), (A) REPURCHASE ALL ISSUED AND OUTSTANDING PARENT JUNIOR SUBORDINATED NOTES (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) (THE “PARENT JUNIOR SUBORDINATED NOTES REPURCHASE”), (B) REDEEM ALL OF ITS OUTSTANDING SHARES OF SPONSOR PREFERRED STOCK (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) AND PAY ALL ACCRUED AND UNPAID DIVIDENDS THEREON (THE “SPONSOR PREFERRED STOCK REDEMPTION”) AND (C) REPURCHASE UP TO $35,000,000 OF PARENT COMMON STOCK ISSUED TO HOLDINGS’ CLASS A UNIT HOLDERS IN CONNECTION WITH THE LIQUIDATION OF HOLDINGS (“PARENT COMMON STOCK REPURCHASE”), (V) PARENT AND BORROWER WILL PAY PREPAYMENT PENALTIES OR TENDER PREMIUMS (COLLECTIVELY, THE “PREPAYMENT PENALTIES”) IN CONNECTION WITH THE SENIOR SUBORDINATED NOTES REPURCHASE, THE PARENT JUNIOR SUBORDINATED NOTES REPURCHASE AND THE SPONSOR PREFERRED STOCK REDEMPTION AND (VI) FEES AND EXPENSES INCURRED IN CONNECTION WITH THE FOREGOING (THE “TRANSACTION COSTS”) WILL BE PAID (SUCH TRANSACTIONS DESCRIBED IN CLAUSES (I) THROUGH (VI) ABOVE, THE “TRANSACTIONS”).

IV.           BORROWER AND LENDERS DESIRE TO AMEND AND RESTATE THE EXISTING CREDIT AGREEMENT, EFFECTIVE UPON AND SUBJECT TO THE CONSUMMATION OF THE PARENT IPO AND TO THE OTHER APPLICABLE CONDITIONS SET FORTH BELOW, IN THE FORM OF THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT ATTACHED HERETO AS EXHIBIT A (THE “RESTATED CREDIT AGREEMENT”) TO (I) SET FORTH THE TERMS AND CONDITIONS UNDER WHICH LENDERS WILL MAKE THE SUPPLEMENTAL TERM LOANS TO BORROWER, (II) TERMINATE THE COMMITMENTS (THE “EXISTING REVOLVING LOAN COMMITMENTS”) WITH RESPECT TO THE EXISTING $50,000,000 REVOLVING CREDIT FACILITY (THE “EXISTING REVOLVING CREDIT FACILITY”) AND TO ESTABLISH NEW COMMITMENTS TO MAKE REVOLVING LOANS TO BORROWER PURSUANT TO SUBSECTION 2.1A(I) OF THE RESTATED CREDIT AGREEMENT IN AN AGGREGATE PRINCIPAL AMOUNT OF UP TO $75,000,000 (THE “NEW REVOLVING LOAN COMMITMENTS”), (III) INCREASE THE SYNTHETIC LETTER OF CREDIT COMMITMENTS FROM

$15,000,000 TO $35,000,000, (IV) TERMINATE LC FACILITY COMMITMENTS AND THE OBLIGATIONS OF THE LC FACILITY LENDERS TO ISSUE LC FACILITY LETTERS OF CREDIT PURSUANT TO THE $20,000,000 STAND-ALONE LETTER OF CREDIT FACILITY UNDER THE EXISTING CREDIT AGREEMENT (THE “LC FACILITY”), (V) PROVIDE FOR AN UNCOMMITTED INCREMENTAL TERM LOAN FACILITY IN AN AGGREGATE PRINCIPAL AMOUNT OF UP TO $100,000,000 AND (VI) MAKE CERTAIN OTHER AMENDMENTS SET FORTH HEREIN OR IN THE RESTATED CREDIT AGREEMENT, IN EACH CASE SUBJECT TO THE TERMS, CONDITIONS AND AGREEMENTS SET FORTH HEREIN AND IN THE RESTATED CREDIT AGREEMENT (SUCH AMENDMENTS DESCRIBED IN CLAUSES (I) THROUGH (VI) ABOVE, THE “IPO AMENDMENTS”).

V.            BORROWER HAS FURTHER REQUESTED THAT THE LENDERS CONSENT TO THE TRANSACTIONS AND WAIVE COMPLIANCE BY PARENT AND BORROWER WITH CERTAIN PROVISIONS OF THE EXISTING CREDIT AGREEMENT TO PERMIT THE CONSUMMATION OF THE TRANSACTIONS AND THE USE OF THE IPO PROCEEDS AS CONTEMPLATED HEREBY.

VI.           BORROWER HAS FURTHER REQUESTED THAT THE EXISTING CREDIT AGREEMENT BE AMENDED TO REDUCE THE INTEREST RATE MARGINS APPLICABLE TO THE U.S. DOLLAR TERM LOANS (WHICH REDUCED MARGINS SHALL ALSO APPLY TO THE SUPPLEMENTAL TERM LOANS) AND THE SYNTHETIC LETTER OF CREDIT LOANS (AND THE INTEREST RATE MARGIN COMPONENT OF THE LETTER OF CREDIT FACILITY FEE IN RESPECT OF THE SYNTHETIC LETTERS OF CREDIT) (THE “REPRICING AMENDMENT”).

VII.         EACH LENDER UNDER THE RESTATED CREDIT AGREEMENT THAT AGREES TO MAKE SUPPLEMENTAL TERM LOANS (EACH SUCH LENDER, A “SUPPLEMENTAL TERM LENDER”) IS WILLING TO EXTEND CREDIT TO BORROWER IN THE FORM OF SUPPLEMENTAL TERM LOANS ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE RESTATED CREDIT AGREEMENT AND WILL, ON THE RESTATEMENT DATE, MAKE SUCH SUPPLEMENTAL TERM LOANS TO BORROWER IN THE MANNER CONTEMPLATED BY SECTION 1 HEREOF AND IN ACCORDANCE WITH THE RESTATED CREDIT AGREEMENT.

VIII.        THE PERSONS IDENTIFIED ON SCHEDULE I HERETO (THE “NEW REVOLVING LENDERS”) ARE WILLING TO PROVIDE THE NEW REVOLVING LOAN COMMITMENTS ON THE RESTATEMENT DATE, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE RESTATED CREDIT AGREEMENT.

IX.           THE PERSONS IDENTIFIED ON SCHEDULE II HERETO (THE “INCREASING SYNTHETIC LETTER OF CREDIT LENDERS”) ARE WILLING TO PROVIDE AN AGGREGATE OF $20,000,000 OF ADDITIONAL SYNTHETIC LETTER OF CREDIT COMMITMENTS ON THE RESTATEMENT DATE, ON THE TERMS

AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN AND IN THE RESTATED CREDIT AGREEMENT.

X.            ON OCTOBER 16, 2002, THE DATE ON WHICH THE INITIAL LOANS WERE MADE UNDER THE EXISTING CREDIT AGREEMENT, (A) BORROWER, EACH CREDIT SUPPORT PARTY (AS DEFINED BELOW) AND ADMINISTRATIVE AGENT ENTERED INTO THE SECURITY AGREEMENT, (B) PARENT AND ADMINISTRATIVE AGENT ENTERED INTO THE PARENT GUARANTY AND (C) THE SUBSIDIARY GUARANTORS AND ADMINISTRATIVE AGENT ENTERED INTO THE SUBSIDIARY GUARANTY, PURSUANT TO WHICH, AMONG OTHER THINGS, THE CREDIT SUPPORT PARTIES GUARANTEED THE OBLIGATIONS OF BORROWER UNDER THE EXISTING CREDIT AGREEMENT AND PROVIDED SECURITY THEREFOR.  EACH CREDIT SUPPORT PARTY EXPECTS TO REALIZE SUBSTANTIAL DIRECT AND INDIRECT BENEFITS AS A RESULT OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE RESTATED CREDIT AGREEMENT AND EACH CREDIT SUPPORT PARTY IS WILLING TO REAFFIRM ITS OBLIGATIONS UNDER THE SECURITY AGREEMENT, THE PARENT GUARANTY AND THE SUBSIDIARY GUARANTY, AS APPLICABLE, AND THE OTHER COLLATERAL DOCUMENTS.

ACCORDINGLY, IN CONSIDERATION OF THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

A.            Supplemental Term Loans.

1.             Subject to the terms and conditions set forth herein and in the Restated Credit Agreement, each Supplemental Term Lender agrees, severally and not jointly, to make a Supplemental Term Loan to Borrower in Dollars on the Restatement Date in a principal amount equal to such Supplemental Term Lender’s Supplemental Term Loan Commitment as set forth on Schedule 2.1 to the Restated Credit Agreement.  For purposes hereof, a person shall become a Supplemental Term Lender and a party to the Restated Credit Agreement (upon the effectiveness of the IPO Amendments and the Restated Credit Agreement) by executing and delivering to Administrative Agent, on or prior to 5:00 p.m. (New York City time) on June 1, 2006, a signature page to this Amendment.  Each Supplemental Term Lender’s Supplemental Term Loan Commitment shall expire immediately and without further action on September 30, 2006 if the Restatement Date does not occur on or before that date.

2.             Each Supplemental Term Lender shall fund its Supplemental Term Loans to Administrative Agent on the Restatement Date, in the manner contemplated by the Restated Credit Agreement.  The Supplemental Term Loan Commitments of the Supplemental Term Lenders are several and not joint, and no Supplemental Term Lender shall be responsible for any other Supplemental Term Lender’s failure to make any Supplemental Term Loan.  The obligations of each Supplemental Term Lender to make Supplemental Term Loans on the Restatement Date are subject to (a) the satisfaction or waiver in accordance with the Restated Credit Agreement of each of the conditions set forth in subsection 4.1 of the Restated Credit

Agreement and (b) the Restated Credit Agreement and the IPO Amendments having become effective in accordance with Section 8 hereof.

3.             The proceeds of the Supplemental Term Loans shall be applied by Borrower (or, to the extent any such proceeds are dividended or distributed to Parent by Borrower, by Parent), together with the IPO Proceeds (to the extent any IPO Proceeds are contributed by Parent to Borrower), solely (i) to finance (a) the Senior Subordinated Notes Repurchase, (b) the Parent Junior Subordinated Notes Repurchase, (c) the Sponsor Preferred Stock Redemption and (d) the Parent Common Stock Repurchase, (ii) to pay the Prepayment Penalties and (iii) to pay the Transaction Costs.

4.             Borrower agrees to pay each Supplemental Term Lender a ticking fee equal to 0.50% per annum of such Supplemental Term Lender’s Supplemental Term Loan Commitment (calculated on the basis of the actual number of days elapsed in a 360-day year), beginning to accrue on August 1, 2006 and payable to each Supplemental Term Lender on the earlier of (i) the expiration of the Supplemental Term Loan Commitments and (ii) the occurrence of the Restatement Date.

B.            Revolving Loan Commitments.

1.             On the Restatement Date, (i) all existing Revolving Loans and all other amounts owed under the Existing Credit Agreement with respect to Revolving Loans and Existing Revolving Loan Commitments shall be paid in full and (ii) the Existing Revolving Loan Commitments shall be terminated in whole.

2.             Each New Revolving Lender hereby agrees that, effective upon the Restatement Date, it shall have made a New Revolving Loan Commitment in the amount set forth next to such New Revolving Lender’s name on Schedule I hereto.  All such New Revolving Loan Commitments shall constitute “Revolving Loan Commitments” and all New Revolving Lenders shall constitute “Revolving Lenders”, in each case for all purposes of the Restated Credit Agreement and the other Loan Documents.  The Requisite Lenders hereby consent to the establishment of the New Revolving Loan Commitments.

3.             Each New Revolving Lender shall be deemed to, and hereby agrees to, effective upon the Restatement Date, have irrevocably purchased a participation in each Revolving Letter of Credit issued and outstanding immediately prior to the effectiveness of the Restated Credit Agreement and any drawings honored thereunder in an amount equal to such New Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

C.            Additional Synthetic Letter of Credit Commitments.

1.             Each Increasing Synthetic Letter of Credit Lender hereby agrees that, effective upon the Restatement Date, (i) in respect of each Increasing Synthetic Letter of Credit Lender that is a Synthetic Letter of Credit Lender immediately prior to the Restatement Date, such Increasing Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Commitment

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in effect immediately prior to the Restatement Date shall be increased by the amount set forth next to such Increasing Synthetic Letter of Credit Lender’s name on Schedule II hereto, and (ii) in respect of each Increasing Synthetic Letter of Credit Lender that is not a Synthetic Letter of Credit Lender immediately prior to the Restatement Date, such Increasing Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Commitment shall be the amount set forth next to such Increasing Synthetic Letter of Credit Lender’s name on Schedule II hereto.  All such additional Synthetic Letter of Credit Commitments shall constitute “Synthetic Letter of Credit Commitments” and all Increasing Synthetic Letter of Credit Lenders shall constitute “Synthetic Letter of Credit Lenders”, in each case for all purposes of the Restated Credit Agreement and the other Loan Documents.  The Requisite Lenders hereby consent to the increase in the Synthetic Letter of Credit Commitments resulting from the additional Synthetic Letter of Credit Commitments being provided by the Increasing Synthetic Letter of Credit Lenders hereunder.

2.             Each Increasing Synthetic Letter of Credit Lender shall be deemed to, and hereby agrees to, effective upon the Restatement Date, have irrevocably purchased from each Synthetic Letter of Credit Issuing Lender a participation in each Synthetic Letter of Credit issued by such Synthetic Letter of Credit Issuing Lender and outstanding immediately prior to the effectiveness of the Restated Credit Agreement and any drawings honored thereunder in an amount equal to such Increasing Synthetic Letter of Credit Lender’s Pro Rata Share (with the calculation thereof to be made after giving effect to the increase in the amount of the Synthetic Letter of Credit Commitments as contemplated hereby) of the maximum amount that is or at any time may become available to be drawn thereunder.

3.             On the Restatement Date, each Increasing Synthetic Letter of Credit Lender shall deposit with Administrative Agent such Synthetic Letter of Credit Lender’s Credit-Linked Deposit equal to the amount set forth next to such Increasing Synthetic Letter of Credit Lender’s name on Schedule II hereto.

D.            Termination of LC Facility.  On the Restatement Date, (i) all LC Facility Loans and all other amounts owed under the Existing Credit Agreement with respect to LC Facility Loans and LC Facility Commitments shall be paid in full, (ii) each existing LC Facility Letter of Credit will be deemed to be a Synthetic Letter of Credit issued under the Restated Credit Agreement and (iii) the LC Facility Commitments shall be terminated in whole.

E.             Consent and Waiver.  The Requisite Lenders hereby consent to the Transactions and hereby waive compliance by Parent and Borrower with the provisions of subsections 7.5, 7.7, 7.9 and 7.12 of the Existing Credit Agreement to the extent (but only to the extent necessary) to permit Parent and Borrower to consummate the Transactions.  The Requisite Lenders hereby further waive compliance by the Borrower with the provisions of subsection 2.4B(iii)(c) of the Existing Credit Agreement with respect to the IPO Proceeds.

F.             Amendments to the Credit Agreement to Effect Repricing Amendment.  Effective as of the Repricing Amendment Effective Date (as defined below):

1.             Subsection 1.1 of the Existing Credit Agreement is hereby amended to add the definition of the following term in appropriate alphabetical order:

“Specified Ratings Condition” means Borrower shall have received a corporate family rating of B1 or higher from Moody’s and an organization rating of B+ or higher from S&P, in each case with no negative outlook (the “Specified Ratings”); provided that the Specified Ratings Condition shall only remain satisfied for so long as (i) neither Moody’s shall have reduced its corporate family rating, nor S&P shall have reduced its organization rating, to a ratings category below the Specified Ratings (a “Ratings Event”) and (ii) neither Moody’s nor S&P shall have withdrawn or otherwise ceased to publish its rating with respect to the Borrower (a “Ratings Withdrawal”).

2.             The definition of each of the following terms in subsection 1.1 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

“Base Rate Margin” means, for any day, (i) with respect to any Revolving Loan, the margin over Base Rate used in determining the rate of interest on Base Rate Loans pursuant to subsection 2.2A, and (ii) with respect to any U.S. Dollar Term Loan or Synthetic Letter of Credit Loan, 1.25%; provided that, with respect to clause (ii) above, upon the satisfaction of the Specified Ratings Condition (as evidenced by an Officer’s Certificate of Borrower certifying such satisfaction delivered to Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, “Base Rate Margin” shall mean, for any day, 1.00%.

“LIBOR Rate Margin” means, for any day, (i) with respect to any Revolving Loan, the margin over the Adjusted LIBOR Rate used in determining the rate of interest on LIBOR Rate Loans pursuant to subsection 2.2A, and (ii) with respect to any U.S. Dollar Term Loan or Synthetic Letter of Credit Loan, 2.25%; provided that, with respect to clause (ii) above, upon the satisfaction of the Specified Ratings Condition (as evidenced by an Officer’s Certificate of Borrower certifying such satisfaction delivered to Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, “LIBOR Rate Margin” shall mean, for any day, 2.00%.

3.             Subsection 2.2A of the Existing Credit Agreement is hereby amended:

(1)  by deleting “2.00%” and substituting therefor the words “the Base Rate Margin” in clause (iii)(a) thereof;
(2)  by deleting “3.00%” and substituting therefor the words “the LIBOR Rate Margin” in clause (iii)(b) thereof;
(3)  by inserting the phrase “with respect to any Revolving Loan” immediately after the phrase “the Base Rate Margin and the LIBOR Rate Margin” appearing in the second line of clause (v) thereof; and
(4)  by adding a new clause (vii) that reads as follows:

“Notwithstanding anything in this Agreement to the contrary, the Specified Ratings Condition shall in no event be considered to be or remain satisfied (a) after an Event of Default shall have occurred and be continuing or (b) following the first Business Day after the occurrence of a Ratings Event or a Ratings Withdrawal.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of providing corporate credit ratings, Borrower and the applicable Lenders shall negotiate in good faith to amend the definition of the term “Specified Ratings Condition” to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each of the Base Rate Margin and the LIBOR Rate Margin with respect to any U.S. Dollar Term Loan or Synthetic Letter of Credit Loan shall be determined without regard to whether or not the Specified Ratings Condition shall have been satisfied.”

G.            Amendment and Restatement of Credit Agreement to Effect the IPO Amendments.  Effective as of the Restatement Date, the Existing Credit Agreement is hereby amended and restated in the form of the Restated Credit Agreement (it being understood and agreed that, except as otherwise set forth on Schedule III hereto, all schedules and exhibits to the Existing Credit Agreement shall continue to constitute schedules and exhibits to the Restated Credit Agreement, in the forms thereof immediately prior to the Restatement Date).  Upon the effectiveness of the Restated Credit Agreement, (a) each Term B Loan and Supplemental Term B Loan outstanding under the Existing Credit Agreement immediately prior to such effectiveness shall be deemed to be an Existing U.S. Dollar Term Loan under the Restated Credit Agreement, (b) each Supplemental Canadian Dollar Term B Loan outstanding under the Existing Credit Agreement immediately prior to such effectiveness shall be deemed to be a Canadian Dollar Term Loan under the Restated Credit Agreement and (c) each Letter of Credit outstanding under the Existing Credit Agreement (other than a LC Facility Letter of Credit, with respect to which the provisions of Section 4 hereof shall apply) shall be deemed to be a Letter of Credit of the same type under the Restated Credit Agreement.

H.            Effectiveness of Repricing Amendment and IPO Amendments.

1.             The Repricing Amendment shall become effective as of the first date (the “Repricing Amendment Effective Date”) on which Administrative Agent (or its counsel) shall have received (including, without limitation, delivery via facsimile or electronic mail in accordance with the Existing Credit Agreement) duly executed counterparts hereof that, when taken together, bear the signatures of (A) Borrower, (B) Administrative Agent, (C) each Credit Support Party, (D) the Requisite Lenders (as defined in the Existing Credit Agreement), (E) each Term Lender holding a U.S. Dollar Term Loan and (F) each Synthetic Letter of Credit Lender (in the case of each of clauses (E) and (F), after giving effect to any prior or concurrent assignment, whether pursuant to the mandatory assignment provisions set forth in subsection 2.9 of the Existing Credit Agreement or otherwise).

2.             The IPO Amendments and the amendment and restatement of the Existing Credit Agreement effected hereby in connection therewith shall become effective as of the first date, occurring on or prior to September 30, 2006, on which the following conditions have been satisfied (such date, the “Restatement Date”):

(1)  each of the conditions set forth in subsection 4.1 of the Restated Credit Agreement shall have been satisfied or waived in accordance with the Restated Credit Agreement;
(2)  there shall be no outstanding Revolving Loans, Swing Line Loans, Synthetic Letter of Credit Loans or unreimbursed drawings under any Revolving Letter of Credit on the Restatement Date; and
(3)  Administrative Agent (or its counsel) shall have received (including, without limitation, delivery via facsimile or electronic mail in accordance with the Existing Credit Agreement) duly executed counterparts hereof that, when taken together, bear the signatures of (A) Borrower, (B) Administrative Agent, (C) each Credit Support Party, (D) the Requisite Lenders (as defined in the Existing Credit Agreement), (E) each Supplemental Term Lender, (F) each New Revolving Lender and (G) each Increasing Synthetic Letter of Credit Lender.

I.              Representations and Warranties.  In order to induce Lenders to enter into this Amendment, each of Borrower and, as applicable, each Credit Support Party represents and warrants to Administrative Agent and each Lender that, as of the Repricing Amendment Effective Date and as of the Restatement Date, the following statements are true, correct and complete:

1.             Corporate Power and Authority.  Each of Borrower and each Credit Support Party has all requisite corporate power and authority to enter into this Amendment and, with respect to Borrower, to carry out the transactions contemplated by the Restated Credit Agreement.

2.             Authorization of Agreements.  The execution and delivery of this Amendment and, with respect to Borrower, the performance of the Restated Credit Agreement have been duly authorized by all necessary corporate action on the part of Borrower and each Credit Support Party.

3.             No Conflict.  The execution and delivery by Borrower and each Credit Support Party of this Amendment and the performance by Borrower of the Restated Credit Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, the Organizational Documents of Parent or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Parent or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Parent or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or as otherwise permitted under the Restated Credit Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Date and except, in each case, to the extent such violation, conflict, breach or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

4.             Governmental Consents.  The execution and delivery by each of Borrower and each Credit Support Party of this Amendment and the performance by Borrower of the Restated Credit Agreement do not and will not require any Governmental Authorization, except as has been duly obtained and is in full force and effect unless the failure to obtain such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect.

5.             Binding Obligation.  This Amendment has been duly executed and delivered by Borrower and each Credit Support Party and is the legally valid and binding obligation of each of Borrower and each Credit Support Party, enforceable against each of Borrower and each Credit Support Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability.

6.             Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties contained in Section 5 of the Existing Credit Agreement (with respect to the Repricing Amendment Effective Date) or the Restated Credit Agreement (with respect to the Restatement Date), as the case may be, are and will be true, correct and complete in all material respects on and as of the Repricing Amendment Effective Date or the Restatement Date, as the case may be, to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

7.             Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

J.             Acknowledgement and Consent.

1.             Parent and each Subsidiary of Borrower (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) hereby acknowledges that it has read this Amendment (including the Restated Credit Agreement) and consents to the terms hereof and further hereby affirms, confirms and agrees that (i) notwithstanding the effectiveness of this Amendment or the Restated Credit Agreement, the obligations of such Credit Support Party under each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party are, and shall continue to be, in full force and

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effect and are hereby confirmed and ratified in all respects, (ii) its guaranty of all of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Guaranties, the Security Agreement and the other Collateral Documents as originally executed, and acknowledges and agrees that each such guaranty, pledge and/or grant continues in full force and effect in respect of, and to secure, the Obligations under the Restated Credit Agreement and the other Loan Documents, and (iii) all the representations and warranties made by or relating to it contained in the Restated Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Restatement Date with the same effect as though made on and as of the Restatement Date, except to the extent such representations and warranties expressly relate to an earlier date.

2.             Parent and each Subsidiary of Borrower acknowledges and agrees that nothing in this Amendment, the Restated Credit Agreement or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

K.            Miscellaneous.

1.             Reference to and Effect on the Credit Agreement and the Other Loan Documents.  On and after the Repricing Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document, shall be deemed a reference to the Existing Credit Agreement as amended to give effect to the Repricing Amendment, and on and after the Restatement Date, each such reference shall mean and be a reference to, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement.  This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, the Restated Credit Agreement and the other Loan Documents.

2.             No Novation.  Neither this Amendment nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guaranty thereof.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of Borrower under the Existing Credit Agreement or Borrower or any other Loan Party under any other Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.  The Existing Credit Agreement and each of the other Loan Documents (as defined in the Existing Credit Agreement) shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.  This Amendment shall constitute a Loan Document for all purposes of the Existing Credit Agreement and the Restated Credit Agreement.

3.             Fees and Expenses.  Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Restated Credit Agreement incurred by Administrative Agent or its counsel (including, without limitation, the reasonable fees, expenses and disbursements of Cravath, Swaine & Moore LLP, counsel to Administrative Agent) with respect to this Amendment, the Restated Credit Agreement and the documents and transactions contemplated hereby shall be for the account of Borrower.  Borrower further agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed pursuant to the Arrangement Fee Letter dated May 31, 2006, among Borrower, Administrative Agent, the Co-Arrangers and the other party identified therein, with such fees to be distributed as provided therein.

4.             Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.             Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

BRAND SERVICES, INC.

By:
Name:
Title:

CREDIT SUPPORT PARTIES
(for purposes of Section 10 only):

BRAND INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

BRAND SCAFFOLD BUILDERS, LLC

By:
Name:
Title:

BRAND SCAFFOLD RENTAL &
ERECTION,
LLC

By:
Name:
Title:

13

HIGHTOWER STAFFING, INC.

By:
Name:
Title:

BRAND SCAFFOLD SERVICES, LLC

By:
Name:
Title:

BRAND STAFFING SERVICES, INC.

By:
Name:
Title:

BRAND SPECIAL EVENTS, INC.

By:
Name:
Title:

BRAND SCAFFOLD ERECTORS, INC.

By:
Name:
Title:

14

SCAFFOLD BUILDING SERVICES, INC.

By:
Name:
Title:

SKYVIEW STAFFING, INC.

By:
Name:
Title:

BRANDCRAFT LABOR, INC.

By:
Name:
Title:

SKYVIEW SAFETY SERVICES, INC.

By:
Name:
Title:

SCAFFOLD-JAX, INC.

By:
Name:
Title:

MIKE BROWN-GRANDSTANDS, INC.

By:
Name:
Title:

15

KWIKRIG, INC.

By:
Name:
Title:

LEVITATOR, INC.

By:
Name:
Title:

LEVITATOR OF CALIFORNIA, INC.

By:
Name:
Title:

BRAND SCAFFOLD RENTAL & ERECTION
OF CALIFORNIA, INC.

By:
Name:
Title:

ALUMA SYSTEMS CONCRETE
CONSTRUCTION, LLC

By:
Name:
Title:

16

BRAND/ALUMA REAL ESTATE HOLDING,
LLC

By:
Name:
Title:

ALUMA SYSTEMS CONCRETE
CONSTRUCTION OF CALIFORNIA, INC.

By:
Name:
Title:

BRAND SPECIAL SERVICES GROUP, INC.

By:
Name:
Title:

17

ADMINISTRATIVE AGENT:

CREDIT SUISSE, CAYMAN
ISLANDS BRANCH, individually and as
Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

18

Name of Institution:

By:
Name:
Title:

By:
Name:
Title:

19

EXHIBIT A TO
BRAND SERVICES INC.
AMENDMENT AGREEMENT
DATED AS OF JUNE 8, 2006

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 29, 2005,

as amended as of June 8, 2006,

and as further amended and restated as of [•], 2006(1)

AMONG

BRAND SERVICES, INC.,

as Borrower,

THE LENDERS LISTED HEREIN,

as Lenders,

AND

CREDIT SUISSE,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

ANTARES CAPITAL CORPORATION,

GENERAL ELECTRIC CAPITAL CORPORATION,

and

CALYON NEW YORK BRANCH,

as Co-Documentation Agents,

AND

CREDIT SUISSE SECURITIES (USA) LLC

and

J.P. MORGAN SECURITIES INC.,

as Co-Arrangers

(1)Effective date of IPO Amendments (as defined in the Amendment Agreement) to be inserted.

TABLE OF CONTENTS

Page No.

SECTION 1.	DEFINITIONS
1.1	Certain Defined Terms.
1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.
1.3	Other Definitional Provisions and Rules of Construction.
SECTION 2.	AMOUNTS AND TERMS OF COMMITMENTS AND LOANS
2.1	Commitments; Making of Loans; the Register; Notes; Bankers’ Acceptances.
2.2	Interest on the Loans.
2.3	Fees.
2.4	Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties.
2.5	Use of Proceeds.
2.6	Special Provisions Governing LIBOR Rate Loans and BA Loans.
2.7	Increased Costs; Taxes; Capital Adequacy.
2.8	Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.
2.9	Replacement of a Lender.
2.10	Incremental Term Loans.
SECTION 3.	LETTERS OF CREDIT
3.1	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.
3.2	Letter of Credit Fees.
3.3	Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
3.4	Obligations Absolute.
3.5	Nature of Issuing Lenders’ Duties.
3.6	Credit-Linked Deposits.

SECTION 4.	CONDITIONS TO LOANS AND LETTERS OF CREDIT
4.1	Conditions to Supplemental Term Loans.
4.2	Conditions to All Loans.
4.3	Conditions to Letters of Credit.
SECTION 5.	BORROWER’S REPRESENTATIONS AND WARRANTIES
5.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.
5.2	Authorization of Borrowing, etc.
5.3	Financial Condition.
5.4	No Material Adverse Change.
5.5	Title to Properties; Liens; Real Property; Intellectual Property.
5.6	Litigation; Adverse Facts.
5.7	Payment of Taxes.
5.8	Performance of Agreements; Material Contracts.
5.9	Governmental Regulation.
5.10	Securities Activities.
5.11	Employee Benefit Plans.
5.12	Certain Fees.
5.13	Environmental Protection.
5.14	Employee Matters.
5.15	Solvency.
5.16	Matters Relating to Collateral.
5.17	Disclosure.
5.18	Subordinated Indebtedness.
5.19	Leasehold Property.
SECTION 6.	BORROWER’S AFFIRMATIVE COVENANTS
6.1	Financial Statements and Other Reports.
6.2	Corporate Existence, etc.
6.3	Payment of Taxes and Claims; Tax Consolidation.
6.4	Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation Proceeds.
6.5	Inspection Rights; Lender Meeting.

ii

6.6	Compliance with Laws, etc.
6.7	Environmental Matters.
6.8	Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the Restatement Date.
6.9	Matters Relating to Additional Real Property Collateral.
SECTION 7.	BORROWER’S NEGATIVE COVENANTS
7.1	Indebtedness.
7.2	Liens and Related Matters.
7.3	Investments; Acquisitions.
7.4	Contingent Obligations.
7.5	Restricted Junior Payments.
7.6	Financial Covenants.
7.7	Restriction on Fundamental Changes; Asset Sales.
7.8	Capital Expenditures.
7.9	Transactions with Shareholders and Affiliates.
7.10	Limitations on Sales and Lease-Backs.
7.11	Conduct of Business.
7.12	Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Indebtedness.
7.13	Fiscal Year.
SECTION 8.	EVENTS OF DEFAULT
8.1	Failure to Make Payments When Due.
8.2	Default in Other Agreements.
8.3	Breach of Certain Covenants.
8.4	Breach of Warranty.
8.5	Other Defaults Under Loan Documents.
8.6	Involuntary Bankruptcy; Appointment of Receiver, etc.
8.7	Voluntary Bankruptcy; Appointment of Receiver, etc.
8.8	Judgments and Attachments.
8.9	Dissolution.
8.10	Employee Benefit Plans.
8.11	Change in Control.

iii

8.12	Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.
SECTION 9.	ADMINISTRATIVE AGENT
9.1	Appointment.
9.2	Powers and Duties; General Immunity.
9.3	Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.
9.4	Right to Indemnity.
9.5	Successor Administrative Agent and Swing Line Lender.
9.6	Collateral Documents and Guaranties.
9.7	Duties of Other Agents.
9.8	Administrative Agent May File Proofs of Claim.
SECTION 10.	MISCELLANEOUS
10.1	Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.
10.2	Expenses.
10.3	Indemnity.
10.4	Set-Off; Security Interest in Deposit Accounts.
10.5	Ratable Sharing.
10.6	Amendments and Waivers.
10.7	Independence of Covenants.
10.8	Notices; Effectiveness of Signatures.
10.9	Survival of Representations, Warranties and Agreements.
10.10	Failure or Indulgence Not Waiver; Remedies Cumulative.
10.11	Marshalling; Payments Set Aside.
10.12	Severability.
10.13	Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver.
10.14	Release of Security Interest or Guaranty.
10.15	Applicable Law.
10.16	Construction of Agreement; Nature of Relationship.
10.17	Consent to Jurisdiction and Service of Process.

iv

10.18	Waiver of Jury Trial.
10.19	Confidentiality.
10.20	Counterparts; Effectiveness.

v

EXHIBITS

I	FORM OF NOTICE OF BORROWING
II	FORM OF NOTICE OF CONVERSION/CONTINUATION
III	FORM OF REQUEST FOR ISSUANCE
IV	FORM OF TERM NOTE
V	FORM OF REVOLVING NOTE
VI	FORM OF SWING LINE NOTE
VII	FORM OF SYNTHETIC LETTER OF CREDIT NOTE
VIII	FORM OF COMPLIANCE CERTIFICATE
IX	FORM OF ASSIGNMENT AGREEMENT
X	FORM OF FINANCIAL CONDITION CERTIFICATE
XI	SUBSIDIARY GUARANTY
XII	SECURITY AGREEMENT
XIII	PARENT GUARANTY
XIV	FORM OF COLLATERAL ACCESS AGREEMENT

vi

SCHEDULES

2.1	LENDERS’ COMMITMENTS AND PRO RATA SHARES
4.1D	LOCAL COUNSEL
5.1	SUBSIDIARIES OF BORROWER
5.5B	REAL PROPERTY
5.5C	INTELLECTUAL PROPERTY
5.6	LITIGATION
5.7	TAXES
5.8	MATERIAL CONTRACTS
5.11	CERTAIN EMPLOYEE BENEFIT PLANS
5.13	ENVIRONMENTAL MATTERS
7.1	CERTAIN EXISTING INDEBTEDNESS
7.2	CERTAIN EXISTING LIENS
7.3	CERTAIN EXISTING INVESTMENTS
7.4	CERTAIN CONTINGENT OBLIGATIONS

vii

BRAND SERVICES, INC.

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of [•], 2006,(2) and entered into by and among BRAND SERVICES, INC., a Delaware corporation (“Borrower”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO (each individually referred to herein as a “Lender” and collectively as “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch) (“Credit Suisse”), as administrative agent for Lenders (in such capacity, “Administrative Agent”).

(2)  Effective date of IPO Amendments (as defined in the Amendment Agreement) to be inserted.

PRELIMINARY STATEMENTS

A.            Borrower, Administrative Agent and the lenders party thereto previously entered into the Amended and Restated Credit Agreement dated as of July 29, 2005 (the “Existing Credit Agreement”), under which the lenders party thereto extended, and agreed to extend, credit to Borrower in the form of (i) U.S. Dollar term loans in an aggregate principal amount of $258,000,000 (of which approximately $228,366,326 aggregate principal amount (the “Existing U.S. Dollar Term Loans”) is outstanding immediately prior to the Restatement Date (such term and each other capitalized term used but not defined in these preliminary statements having the meaning given it in subsection 1.1)), (ii) Canadian Dollar terms loans in an aggregate principal amount of the Canadian Dollar Equivalent of $57,000,000 (of which approximately C$69,798,600 aggregate principal amount (the “Canadian Dollar Term Loans”) is outstanding immediately prior to the Restatement Date), (iii) revolving loans at any time and from time to time prior to the Revolving Loan Commitment Termination Date (as defined in the Existing Credit Agreement), in an aggregate principal amount at any time outstanding not in excess of $50,000,000 under a revolving credit facility (the “Existing Revolving Credit Facility”), (iv) Swing Line Loans at any time and from time to time prior to the Revolving Loan Commitment Termination Date, in an aggregate principal amount at any time outstanding not in excess of $15,000,000, (v) LC Facility Letters of Credit in an aggregate face amount not in excess of $20,000,000 under a letter of credit facility (the “LC Facility”) and (vi) Synthetic Letters of Credit in an aggregate face amount not in excess of $15,000,000.

B.            Borrower has informed Administrative Agent that Parent intends to effect an initial public offering pursuant to which it will offer and sell shares of Parent’s common stock in an underwritten offering registered with the Securities and Exchange Commission (the “IPO”) and will raise approximately $250,000,000 of gross cash proceeds therefrom (the “IPO Proceeds”).

C.            In connection with the foregoing, (a) Borrower has requested that Lenders extend credit in the form of senior secured term loans (“Supplemental Term Loans”) to

Borrower on the Restatement Date in an aggregate principal amount of $100,000,000, subject to the terms and conditions set forth herein and in the Amendment Agreement, the proceeds of which will be used by Borrower (or, to the extent any such proceeds are dividended or distributed to Parent by Borrower, by Parent), together with the IPO Proceeds (to the extent any IPO Proceeds are contributed by Parent to Borrower), solely (i) to finance (1) the Senior Subordinated Notes Repurchase, (2) the Parent Junior Subordinated Notes Purchase, (3) the Sponsor Preferred Stock Redemption and (4) the Parent Common Stock Repurchase (each as defined below), (ii) to pay the Prepayment Penalties (as defined below) and (iii) to pay the Transaction Costs (as defined below), (b) Borrower will offer to purchase (the “Senior Subordinated Notes Tender Offer”) all of its issued and outstanding Senior Subordinated Notes and will concurrently solicit consents from the holders thereof (the “Senior Subordinated Notes Consent Solicitation”) to amend the Senior Subordinated Note Indenture to eliminate substantially all of the restrictive covenants and eliminate or modify certain event of default and related provisions contained therein, (c) Borrower will, with the proceeds of the Supplemental Term Loans (and/or any portion of the IPO Proceeds contributed to Borrower by Parent), purchase all of the Senior Subordinated Notes validly tendered and not withdrawn in connection with the Senior Subordinated Notes Tender Offer (the “Senior Subordinated Notes Repurchase”), (d) Parent will, with the IPO Proceeds (and/or any portion of the proceeds of the Supplemental Term Loans dividended or distributed to Parent by Borrower), (i) repurchase all issued and outstanding Parent Junior Subordinated Notes (as defined in the Existing Credit Agreement) (the “Parent Junior Subordinated Notes Repurchase”), (ii) redeem all of its outstanding shares of Sponsor Preferred Stock (as defined in the Existing Credit Agreement) and pay all accrued and unpaid dividends thereon (the “Sponsor Preferred Stock Redemption”) and (iii) repurchase up to $35,000,000 of Parent common stock issued to Holdings’ class A unit holders in connection with the liquidation of Holdings (“Parent Common Stock Repurchase”), (e) Parent and Borrower will pay prepayment penalties or tender premiums (collectively, the “Prepayment Penalties”) in connection with the Senior Subordinated Notes Repurchase, the Parent Junior Subordinated Notes Repurchase and the Sponsor Preferred Stock Redemption and (f) fees and expenses incurred in connection with the foregoing (the “Transaction Costs”) will be paid (such transactions described in clauses (a) through (f) above, together with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the borrowings hereunder, collectively, the “Transactions”).

D.            Borrower and Lenders desire to amend and restate the Existing Credit Agreement in the form hereof to (a) set forth the terms and conditions under which Lenders will make the Supplemental Term Loans, (b) reflect certain amendments effectuated pursuant to the Amendment Agreement, including (i) the termination of the commitments with respect to the Existing Revolving Credit Facility and the establishment of new commitments to make Revolving Loans in an aggregate principal amount of up to $75,000,000, (ii) the increase in Synthetic Letter of Credit Commitments from $15,000,000 to $35,000,000, (iii) the termination of the LC Facility and (iv) the reduction in interest rate margins applicable to the Existing U.S. Dollar Term Loans (which reduced margins shall also apply to the Supplemental Term Loans) and the Synthetic Letter of Credit Loans (and the interest rate margin component of the letter of credit facility fee in respect of the Synthetic Letters of Credit) and (c) make certain other amendments thereto.

E.             Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein and in the Amendment Agreement.

F.             The amendment and restatement of this Agreement shall become effective as provided in the Amendment Agreement.

Accordingly, the parties hereto agree as follows:

Section 1.              DEFINITIONS

1.1                               Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Additional Mortgaged Property” has the meaning assigned to that term in subsection 6.9.

“Additional Mortgages” has the meaning assigned to that term in subsection 6.9.

“Additional Costs” means, for any period, solely to the extent deducted in determining Net Income for such period, (i) Transaction Costs for such period (and, to the extent relevant for any period, Transaction Costs (as defined in the Existing Credit Agreement) for such period); and (ii) Severance Costs for such period.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the rate per annum determined by Administrative Agent at approximately 11:00 A.M. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (to the extent that an interest rate is not ascertainable pursuant to the foregoing clause (i) of this definition, such rate per annum shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by Administrative Agent at approximately 11:00 A.M. (London time) on the date that is two Business Days prior to the beginning of such Interest Period) by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of “Eurocurrency Liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” means Administrative Agent, Syndication Agent, Co-Arrangers, and Co-Documentation Agents.

“Agreement” means this Amended and Restated Credit Agreement dated as of [•], 2006(3), as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

(3)  Effective date of IPO Amendments (as defined in the Amendment Agreement) to be inserted.

“Aluma Acquisition” means the acquisition by Borrower of substantially all the assets and assumption of certain of the liabilities of Aluma Enterprises, Inc., which was consummated on or about July 29, 2005.

“Amendment Agreement” means the Amendment Agreement dated as of June 8, 2006, effecting, among other things, the matters referred to in paragraph D of the preliminary statements to this Agreement and the amendment and restatement of the Existing Credit Agreement.

“Applicable Leverage Ratio” means the Leverage Ratio calculated as of the date for which a Pricing Certificate has been delivered pursuant to subsection 6.1(iv) and such Applicable Leverage Ratio shall remain in effect as set forth in subsections 2.4B(iii)(c) and 2.4B(iii)(e).

“Applicable Stamping Fee” means, with respect to each accepted or advanced BA Loan by a Canadian Dollar Term Lender on any date, 3.25%.

“Approved Fund” means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means the sale by Parent or any of its Subsidiaries to any Person other than Borrower or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Parent’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) equipment sold to customers of Borrower and its Subsidiaries in the ordinary course of business consistent with past business practices, (c) obsolete or worn out equipment in an aggregate principal amount not to exceed $20,000,000 in any Fiscal Year, (d) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection and (e) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

“Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit IX annexed hereto.

“Available Excess Cash Flow Amount” means, on any date of determination, an amount equal to (i) the cumulative amount of Excess Cash Flow for each Fiscal Year (commencing with Fiscal Year 2006), and ending prior to the date of determination, minus (ii) the sum at the time of determination of (a) the aggregate amount of prepayments of Loans required to be made pursuant to subsection 2.4B(iii)(e) through the date of determination (it being understood that, for purposes of this definition, Excess Cash Flow for any Fiscal Year shall not be included until after any such prepayment shall have been made) and (b) the aggregate amount of Investments made since the Restatement Date through the date of determination pursuant to clause (b) of subsection 7.3(vii).

“BA Discount Proceeds” means, with respect to any BA Loan, an amount calculated on the date of acceptance and purchase or advance of such BA Loan by multiplying (a) the face or principal amount of such BA Loan by (b) the quotient of one divided by the sum of one plus the product of (i) the BA Discount Rate applicable to such BA Loan multiplied by (ii) a fraction, the numerator of which is the term of such BA Loan measured in days (commencing on the date of acceptance and purchase or advance and ending on, but excluding, the maturity date thereof) and the denominator of which is 365; with such quotient being rounded up or down to the nearest fifth decimal place, with ..000005 being rounded up.

“BA Discount Rate” means (i) with respect to an issue of Bankers’ Acceptances to be accepted by a Schedule I Lender, the CDOR Rate at or about 10:00 a.m. (Toronto time) on the date of issuance and acceptance of such Bankers’ Acceptances for bankers’ acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such Bankers’ Acceptances, and (ii) with respect to an issue of Bankers’ Acceptances or a BA Equivalent Loan to be accepted or advanced by any other Canadian Dollar Term Lender, the rate established pursuant to clause (i) above plus 0.10% per annum.

“BA Equivalent Loans” means, in relation to a Loan by way of BA Loans, an advance in Canadian Dollars made by a Non-Acceptance Lender pursuant to Section 2.1F(ix).

“BA Loans” means the acceptance and purchase of Bankers’ Acceptances and BA Equivalent Loans; provided that reference to the amount or principal amount of a BA Loan shall mean the full face amount of the applicable Bankers’ Acceptances or Discount Notes issued in connection therewith.

“Bankers’ Acceptance” means a Draft denominated in Canadian Dollars drawn by Borrower and accepted and purchased by a Canadian Dollar Term Lender as provided in Section 2.1F and includes a depository bill issued in accordance with the Depository Bills and Notes Act (Canada).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is ½ of 1% in excess of the Federal Funds Effective Rate.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

“Base Rate Margin” means, for any day, 1.25%; provided that upon the satisfaction of the Specified Ratings Condition (as evidenced by an Officer’s Certificate of Borrower certifying such satisfaction delivered to Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, “Base Rate Margin” shall mean, for any day, 1.00%.

“Borrower” has the meaning assigned to that term in the preamble to this Agreement.

“Borrower Certificate of Incorporation” means the Certificate of Incorporation of Borrower, in the form delivered to Administrative Agent and Lenders prior to the execution of the Amendment Agreement and as such Certificate of Incorporation may be further amended from time to time thereafter to the extent permitted under subsection 7.12.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Toronto, Canada, or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Canadian Dollar Equivalent” means, on any date of determination, with respect to any amount in Dollars, the equivalent in Canadian Dollars of such amount as determined by Administrative Agent using the Exchange Rate then in effect.

“Canadian Dollar Term Lender” means any Lender with an outstanding Canadian Dollar Term Loan.

“Canadian Dollar Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, the outstanding principal amount of the Canadian Dollar Term Loan of that Lender.

“Canadian Dollar Term Loans” has the meaning assigned to that term in the preliminary statements to this Agreement.

“Canadian Dollars” and “C$” shall mean the lawful money of Canada.

“Canadian Prime Rate” means the higher of (a) the rate of interest per annum determined from time to time by Administrative Agent (in consultation with its Toronto branch) as being its Toronto branch’s reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada, and (b) the one-month CDOR Rate plus 0.75% per annum.

“Canadian Prime Rate Loan” shall mean any Canadian Dollar Term Loan bearing interest at a rate determined by reference to the Canadian Prime Rate.

“CapEx Pull-Forward Amount” has the meaning assigned to that term in subsection 7.8(i).

“Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be; provided, that Capital Expenditures shall not include Investments made under subsection 7.3(xi).

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means the capital stock or other equity interests of a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than nine months from the date of creation thereof, which is issued by (A) a corporation (other than any Loan Party) organized under the laws of the United States of America or any state thereof or the District of Columbia and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s or (B) any Lender (or its holding company); (iv) time deposits, certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iii) above, (b) has net assets of not less than $1,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; (vi) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody’s or S&P with provisions for liquidity or maturity accommodations of 183 days or less, (vii) investments in so-called “auction rate securities” rated AAA or higher by S&P or Aaa or higher by Moody’s and which have a reset date not more than 90 days from the acquisition thereof and (viii) any interest bearing account in Canadian dollars maintained with a Schedule A Bank in Canada.

“Cash Interest Expense” means, for any period, Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

“CDOR Rate” means, as of any day with respect to a BA Loan and the Interest Period selected by Borrower for such BA Loan, or otherwise as applicable, the per annum interest rate equal to (i) the average of the annual rates for Canadian Dollar bankers acceptances for a term equal to such Interest Period (or a term as closely possible comparable to such Interest Period) or such other specified period quoted (at approximately 10:00 a.m. (Toronto time) on such day) on the Reuters Monitor Money Rates Service, CDOR page “Canadian Interbank Bid BA Rates”, and (ii) if such rate is not available on such day, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. (Toronto time) on such day at which Administrative Agent’s Toronto branch is then offering to purchase Canadian Dollar bankers acceptances for a term approximately equal to such Interest Period (or a term as closely possible comparable to such Interest Period), or such other specified period, accepted by it.

“Change in Control” means any of the following:  (i) any Person acting in concert with one or more other Persons (other than the Sponsor and its Affiliates) shall have acquired beneficial ownership, directly or indirectly, of Securities of Parent (or other Securities convertible into such Securities) representing more than 35% of the combined voting power of all Securities of Parent entitled to vote in the election of members of the Governing Body of

Parent (other than Securities having such power only by reason of the happening of a contingency), and the percentage of the combined voting power of all such Securities of Parent owned and controlled by such Person or Persons exceeds the percentage of the combined voting power of all such Securities of Parent owned and controlled by the Sponsor and its Affiliates; (ii)  the occurrence of a change in the composition of the Governing Body of Parent or Borrower such that a majority of the members of any such Governing Body are not Continuing Directors; (iii) the failure at any time of Parent to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Borrower or the failure at any time of Parent to have the ability to elect all of the Governing Body of Borrower; and (iv) the occurrence of any “Change of Control” as defined in any indenture governing any Permitted Additional Subordinated Financing.  As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

“Class” means, as applied to Lenders, each of the following three classes of Lenders:  (i) Lenders having Term Loan Exposure, (ii)  Lenders having Revolving Loan Exposure, and (iii) Lenders having Synthetic Letter of Credit Exposure.

“Co-Arrangers” means Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc.

“Co-Documentation Agents” means Antares Capital Corporation, General Electric Capital Corporation and Calyon New York Branch.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory or equipment of any Loan Party, substantially in the form of Exhibit XIV annexed hereto, with such changes as may be agreed by Borrower and Administrative Agent in the reasonable exercise of its discretion.

“Collateral Account” has the meaning assigned to that term in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or such Subsidiary.

“Commitments” means the commitments of Lenders to make Loans as set forth in subsection 2.1A and subsection 3.3.

“Compliance Certificate” means a certificate substantially in the form of Exhibit VIII annexed hereto.

“Concrete Construction Asset Sale” means the sale of all of the assets of Aluma Systems Concrete Construction, LLC, a Delaware limited liability company, to one or more Persons in one transaction or a series of transactions.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Continuing Directors” means as of any date of determination, any member of the Board of Directors of Parent or Borrower who (i) was a member of such Board of Directors on the Restatement Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Credit-Linked Deposit” means, as to each Synthetic Letter of Credit Lender, the cash deposit made by such Synthetic Letter of Credit Lender as contemplated by subsection 3.6A (or made by its (direct or indirect) predecessor in interest and acquired by such Synthetic Letter of Credit Lender upon assignment to it of all or any portion of another Synthetic Letter of Credit Lender’s rights and obligations under such other Lender’s Synthetic Letter of Credit Commitment pursuant to subsection 2.9 or 10.1B, as the case may be), as such deposit may be (i) reduced from time to time pursuant to the terms of this Agreement and (ii) reduced or increased from time to time pursuant to assignments to or by such Synthetic Letter of Credit Lender pursuant to subsection 2.9 or 10.1B.  The initial amount of each Synthetic Letter of Credit Lender’s Credit Linked Deposit shall be equal to the amount of its initial Synthetic Letter of Credit Commitment.

“Credit Suisse” has the meaning assigned to that term in the preamble to this Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

“Current Assets” means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

“Declined Proceeds” has the meaning assigned to that term in subsection 2.4B(iv)(c).

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Discount Note” means a non-interest-bearing promissory note or depository note (within the meaning of the Depository Bills and Notes Act (Canada)) denominated in Canadian Dollars issued by Borrower to a Non-Acceptance Lender to evidence a BA Equivalent Loan.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent in Dollars of such amount as determined by Administrative Agent using the Exchange Rate.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“Draft” has the meaning assigned to that term in subsection 2.1F(vi).

“EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on the income of Borrower and its Subsidiaries, (iv) total depreciation expense, (v) total amortization expense, (vi) any Additional Costs during such period, and (vii) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(vii), to the extent deducted in the calculation of Net Income, less other non-cash items added in the calculation of Net Income (other than any such non-cash item to the extent it results in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Borrower nor any Affiliate of Borrower shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is maintained or contributed to by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which there is any potential outstanding liability of Borrower.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate”, as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in either case which results in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential withdrawal liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the events set forth in Section 8.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) EBITDA and (b) the Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Total Debt made in cash (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Capital Expenditures made in cash (net of any proceeds of any related financings with respect to such expenditures), (c) Cash Interest Expense, (d) the provision for current taxes based on the income of Borrower and its Subsidiaries and payable in cash with respect to such period, and (e) to the extent not included in the Working Capital Adjustment, (A) any Additional Costs actually paid in cash during such period, (B) any cash consideration paid by Borrower or any of its Subsidiaries in connection with any Permitted Acquisitions (net of any amount of Indebtedness incurred or assumed in connection therewith and except to the extent financed with the proceed of any issuance of equity Securities) actually made during such period and as and to the extent permitted under subsection 7.3(xi), and (C) Restricted Junior Payments actually made in cash during such period and as and to the extent permitted under subsection 7.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means, on any date of determination, (a) for purposes of determining the Dollar Equivalent, the spot rate at which Canadian Dollars may be exchanged into Dollars one Business Day prior to the Prior Restatement Date as set forth on the relevant Bloomberg Key Cross Currency Rate Page at approximately 11:00 a.m. (New York City time) on such date or, if such spot rate is not available on the relevant Bloomberg Key Cross Currency Rate Page, such spot rate as quoted by Credit Suisse at approximately 11:00 a.m. (New York City time) on such date and (b) for purposes of determining the Canadian Dollar Equivalent, the spot rate at which Dollars may be exchanged into Canadian Dollars one Business Day prior to the Prior Restatement Date as set forth on the relevant Bloomberg Key Cross Currency Rate Page at approximately 11:00 a.m. (New York City time) on such date or, if such spot rate is not available on the relevant Bloomberg Key Cross Currency Rate Page, such spot rate as quoted by Credit Suisse at approximately 11:00 a.m. (New York City time) on such date.

“Existing Credit Agreement” has the meaning assigned to that term in the preliminary statements to this Agreement.

“Existing U.S. Dollar Term Loans” has the meaning assigned to that term in the preliminary statements to this Agreement.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any of the Loan Parties or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

“Financial Plan” has the meaning assigned to that term in subsection 6.1(xii).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Loan Parties ending on December 31 of each calendar year.  For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

“Flood Hazard Property” means any Real Property Asset subject to a Mortgage located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funding and Payment Office” means (i) the office of Administrative Agent and Swing Line Lender located at Eleven Madison Avenue, New York, New York 10010-3629 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Borrower and each Lender.

“Funding Date” means the date of the funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Government Authority” means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

“Granting Lender” has the meaning assigned to that term in subsection 10.1B(iii).

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

“Holdings” means Brand Holdings, LLC, a Delaware limited liability company.

“Incremental Term Lender” means a Lender that has an Incremental Term Loan Commitment and/or that has an outstanding Incremental Term Loan.

“Incremental Term Loan Amount” means, at any time, the excess, if any, of (a) $100,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to subsection 2.10.

“Incremental Term Loan Assumption Agreement” means an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, Borrower, Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” means the commitment of an Incremental Term Lender to make Incremental Term Loans to Borrower pursuant to subsection 2.10.

“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” means the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” means Term Loans made by Incremental Term Lenders to Borrower pursuant to subsection 2.1A(v).  Incremental Term Loans may be made in the form of additional U.S. Dollar Term Loans or, to the extent permitted by subsection 2.10 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.  Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.  Notwithstanding the foregoing, “Indebtedness” shall not include obligations arising under agreements of Parent, Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price or other post-closing payment adjustments, wholly contingent earn-outs or other similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of Parent, Borrower or such Subsidiary pursuant to such agreement (except to the extent of unreimbursed drawings thereunder), in each case, incurred in connection with the disposition or acquisition of any business, assets or Subsidiary.

“Indemnified Liabilities” has the meaning assigned to that term in subsection 10.3.

“Indemnitee” has the meaning assigned to that term in subsection 10.3.

“Intellectual Property” means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

“Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that is considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 on or before the Original Closing Date.

“Interest Payment Date” means (i) with respect to any Base Rate Loan or Canadian Prime Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Original Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Parent or any of its Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period for LIBOR Rate Loans, means the second Business Day prior to the first day of such Interest Period.

“Interest Rate Differential” means an amount (expressed as a percentage per annum) determined from time to time by Administrative Agent in consultation with Borrower that represents the excess of the Adjusted LIBOR Rate at the time of determination over the rate of return per annum payable to the Synthetic Letter of Credit Lenders by Administrative Agent on the Credit-Linked Deposits at such time.  On the Restatement Date, the Interest Rate Differential is 0.10% per annum.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Parent or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person other than Borrower or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Parent or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

“IP Collateral” means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

“IPO” has the meaning assigned to that term in the preliminary statements to this Agreement.

“IPO Proceeds” has the meaning assigned to that term in the preliminary statements to this Agreement.

“Issuing Lender” means any Revolving Issuing Lender or Synthetic Letter of Credit Issuing Lender.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of the Amendment Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term “Lenders” shall include Swing Line Lender unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Letter of Credit” and “Letters of Credit” means (i) Revolving Letters of Credit and (ii) Synthetic Letters of Credit.

“Leverage Ratio” means, as at any date, the ratio of (a) Total Debt as at such date (net of the aggregate amount of unrestricted Cash and Cash Equivalents on hand as at such date of Borrower and its Domestic Subsidiaries) to (b) EBITDA for the consecutive four Fiscal Quarters ending on such date.

“LIBOR Rate Loans” means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

“LIBOR Rate Margin” means, for any day, (i) with respect to any Revolving Loan, 2.50%, and (ii) with respect to any U.S. Dollar Term Loan or Synthetic Letter of Credit Loan, 2.25%; provided that upon the satisfaction of the Specified Ratings Condition (as evidenced by an Officer’s Certificate of Borrower certifying such satisfaction delivered to Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, “LIBOR Rate Margin” shall mean (i) with respect to any Revolving Loan, 2.25%, and (ii) with respect to any U.S. Dollar Term Loan or Synthetic Letter of Credit Loan, 2.00%.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” or “Loans” means one or more of the Term Loans, Revolving Loans, Swing Line Loans or Synthetic Letter of Credit Loans or any combination thereof.

“Loan Documents” means the Amendment Agreement, this Agreement, each Incremental Term Loan Assumption Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

“Loan Party” means each of Parent, Borrower and any of Borrower’s Subsidiaries from time to time executing a Loan Document, and the “Loan Parties” means all such Persons, collectively.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

“Material Contract” means any contract or other arrangement to which Parent or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means, as of any date of determination, (i) any fee interest in real property of any Loan Party having a fair market value of $4,000,000 or more and (ii) a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Borrower and where Borrower or any Subsidiary Guarantor holds on a regular basis at such Leasehold Property personal property with a fair market value in excess of (or such Borrower or Subsidiary Guarantor anticipates that the fair market value of such personal property held on a regular basis will, at any time during the term of such lease, exceed) $10,000,000.

“Material Subsidiary” means any Domestic Subsidiary which, on a consolidated basis for such Domestic Subsidiary and its Subsidiaries, holds, owns or contributes, as the case may be, 5% or more of the gross revenues, assets or EBITDA of Borrower and its Subsidiaries, on a consolidated basis.

“Maturing Amount” has the meaning assigned to that term in subsection 2.1F(iv).

“Maximum Consolidated Net Capital Expenditures Amount” has the meaning assigned to that term in subsection 7.8.

“Mortgage” means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form agreed upon by Borrower and Administrative Agent as of the Original Closing Date or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent’s local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing

Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.  “Mortgages” means all such instruments.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs, fees and expenses incurred in connection with such Asset Sale, including, without limitation, (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) all reasonable and customary legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Asset Sale.

“Net Debt Securities Proceeds” has the meaning assigned to that term in subsection 2.4B(iii)(d).

“Net Equity Securities Proceeds” has the meaning assigned to that term in subsection 2.4B(iii)(c).

“Net Income” means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received by Parent or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Parent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Parent or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Parent or such Subsidiary in respect thereof and any proceeds or awards required to be paid to a creditor (other than Lenders) which holds a first-priority Lien permitted under the Loan Documents on the property which is the subject of such casualty or condemnation event described above.

“Non-Acceptance Lender” means a Canadian Dollar Term Lender that does not accept Bankers’ Acceptances.

“Non-US Lender” means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

“Notes” means one or more of the Term Notes, Revolving Notes, Swing Line Note or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, any other Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

“Officer” means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

“Original Closing Date” means October 16, 2002.

“Other Term Loans” has the meaning assigned to that term in subsection 2.10.

“Parent” means Brand Energy & Infrastructure Services, Inc., a Delaware corporation (f/k/a Brand Intermediate Holdings, Inc.).

“Parent Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Parent, in the form delivered to Administrative Agent and Lenders prior to the execution of the Amendment Agreement and as such Second Amended and Restated Certificate of Incorporation may be further amended from time to time thereafter to the extent permitted under subsection 7.12.

“Parent Guaranty” means the Parent Guaranty dated as of the Original Closing Date, entered into by Parent in favor of Administrative Agent for the benefit of Lenders, a copy of which is attached as Exhibit XIII hereto, as such Parent Guaranty may be amended, restated, supplemented or otherwise modified from time to time.

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” has the meaning assigned to that term in subsection 7.3(xi).

“Permitted Additional Subordinated Financing” means the issuance by Borrower of unsecured Indebtedness that (i) is expressly subordinated to the prior payment in full in cash of the Secured Obligations (as defined in the Security Agreement) on terms and conditions no less favorable to Lenders than the terms and conditions set forth in the Senior Subordinated Notes, (ii) will not mature prior to the date that is one year after the Term Loan Maturity Date, (iii) has no scheduled amortization or payments of principal prior to the Term Loan Maturity Date, and (iv) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the Senior Subordinated Notes (prior to giving effect to the amendments to the Senior Subordinated Note Indenture in connection with the Senior Subordinated Notes Consent Solicitation).

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim but including any of the foregoing to the extent such Liens are not delinquent or are being contested in good faith by appropriate proceedings and excluding any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

(i)            Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(ii)           statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(iii)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of governmental insurance benefits or social security, or to secure the performance of tenders, statutory obligations, insurance obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(iv)          any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(v)           (a) licenses (with respect to Intellectual Property and other property), leases (other than leases of scaffolding equipment) or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations and (b) leases of scaffolding equipment granted to customers of Borrower or any of its Subsidiaries in the ordinary conduct of the business of Borrower or any such Subsidiary;

(vi)          (a) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations; and (b) in the case of any property covered by a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, Administrative Agent;

(vii)         any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(viii)        Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(ix)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)            any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xi)           Liens granted pursuant to the Collateral Documents; and

(xii)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Pledged Collateral” means, collectively, the “Pledged Shares” and the “Pledged Debt”, each as defined in the Security Agreement.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Pricing Certificate” means an Officer’s Certificate of Borrower certifying the Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such

Leverage Ratio in reasonable detail, which Officer’s Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Borrower of the Compliance Certificate with respect to the period ending on the last day of such Fiscal Quarter.

“Prime Rate” means the rate of interest per annum determined from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City and notified to Borrower.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Prior Restatement Date” means July 29, 2005.

“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Property Sale-Leaseback” means any sale or transfer of real property acquired after the Restatement (other than any such real property acquired in a Permitted Acquisition) by Borrower or any of its Subsidiaries to any other Person and with respect to which Borrower or any such Subsidiary becomes and remain liable as lessee, guarantor or other surety with respect to any such lease.

“Pro Forma Basis” means, as of any date of determination, the compliance of Borrower with the financial covenants set forth in subsection 7.6A and 7.6B as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the “Compliance Period”), after giving effect on a pro forma basis to any Permitted Acquisitions made during such Compliance Period and any dispositions made during such Compliance Period (other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment) on the following basis:

(i)            any Indebtedness incurred or assumed by Borrower or any of its Subsidiaries in connection with such Permitted Acquisitions and any Indebtedness repaid in connection with such Permitted Acquisitions or dispositions shall be deemed to have been incurred or repaid, respectively, as of the first day of the Compliance Period;

(ii)           if such Indebtedness incurred or assumed by Borrower or any of its Subsidiaries in connection with such Permitted Acquisitions has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

(iii)          income statement items (whether positive or negative) attributable to the property or business acquired or disposed of in such Permitted Acquisitions or dispositions shall be included as if such acquisitions or dispositions took place on the first day of such Compliance Period on a pro forma basis; and

(iv)          any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition or disposition date may be eliminated and other expenses and cost reductions may be reflected so long as such pro forma adjustments are (a) directly attributable to such Permitted Acquisition or disposition, (b) expected to have a continuing impact on Borrower and its Subsidiaries and (c) factually supportable.

All pro forma adjustments shall be approved for use in such calculations by Administrative Agent.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Canadian Dollar Term Loan of any Lender, the percentage obtained by dividing (x) the Canadian Dollar Term Loan Exposure of that Lender by (y) the aggregate Canadian Dollar Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Revolving Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Synthetic Letter of Credit Commitment or the Synthetic Letter of Credit Loans of any Synthetic Letter of Credit Lender or any Synthetic Letters of Credit issued or participations therein deemed purchased by any Synthetic Letter of Credit Lender, the percentage obtained by dividing (x) the Synthetic Letter of Credit Exposure of that Synthetic Letter of Credit Lender by (y) the aggregate Synthetic Letter of Credit Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender plus the Synthetic Letter of Credit Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Synthetic Letter of Credit Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.  The initial Pro Rata Share of each Lender as of the Restatement Date for purposes of each of clauses (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender on Schedule 2.1 annexed to this Agreement.

“PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

“Purchase Money Indebtedness” means Indebtedness of Borrower or any other Subsidiary of Borrower incurred in connection with the purchase of assets or other property for the business of such Borrower or such Subsidiary for the purposes of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Borrower or such Subsidiary; provided that (x) the recourse of the Lenders with respect to such Indebtedness is limited solely to such Borrower or such Subsidiary, as the case may be, (y) the only Lien granted by such Borrower or such Subsidiary, as the case may be, securing such Indebtedness (which amount shall not exceed 125% of the purchase price of the asset or property (net of taxes and soft costs)) is on the assets or other property so purchased (and the proceeds of such assets or other property) and (z) such Indebtedness is without recourse to any other Loan Party.

“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party in any real property.

“Reference Lender” means Credit Suisse.

“Refunded Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(ii).

“Register” has the meaning assigned to that term in subsection 2.1D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Agreements” means, collectively, the Parent Certificate of Incorporation, the Borrower Certificate of Incorporation, the Senior Subordinated Note Indenture and any indenture governing any Permitted Additional Subordinated Financing.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Repayable Net Asset Sale Proceeds” has the meaning assigned to that term in subsection 2.4B(iii)(a).

“Request for Issuance” means a request substantially in the form of Exhibit III annexed hereto.

“Requisite Class Lenders” means, at any time of determination, (i) for Lenders holding Term Loans, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders, (ii) for Lenders holding Revolving Loan Commitments, Lenders holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, and (iii) for Lenders holding Synthetic Letter of Credit Commitments, Lenders holding more than 50% of the aggregate Synthetic Letter of Credit Exposure of all Lenders.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders plus the aggregate Synthetic Letter of Credit Exposure of all Lenders.

“Restatement Date” means [•], 2006.(4)

(4)  Effective date of IPO Amendments (as defined in the Amendment Agreement) to be inserted.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or Parent now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or Parent now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or Parent now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolving Issuing Lender” means the Revolving Lender that agrees or is otherwise obligated to issue such Revolving Letter of Credit, determined as provided in subsection 3.1B(ii).

“Revolving LC Reimbursement Date” has the meaning assigned to that term in subsection 3.3B(i).

“Revolving Lender” means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

“Revolving Letter of Credit” or “Revolving Letters of Credit” means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Revolving Issuing Lenders for the account of Borrower pursuant to subsection 3.1.

“Revolving Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Revolving Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by Revolving Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrower.

“Revolving Loan Commitment” means the commitment of a Revolving Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(i), and “Revolving Loan Commitments” means such commitments of all Revolving Lenders in the aggregate.

“Revolving Loan Commitment Termination Date” means [•], 2011.(5)

(5)  Date that is five years after the Restatement Date to be inserted.

“Revolving Loan Exposure”, with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender’s Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan

Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is a Revolving Issuing Lender, the aggregate Revolving Letter of Credit Usage in respect of all Revolving Letters of Credit issued by that Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Revolving Letters of Credit or any unreimbursed drawings under any Revolving Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Lender in any outstanding Swing Line Loans.

“Revolving Loans” means the Loans made by Revolving Lenders to Borrower pursuant to subsection 2.1A(i).

“Revolving Notes” means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E and/or (ii) any promissory notes issued by Borrower pursuant to the second to last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Schedule I Lender” means any Canadian Dollar Term Lender named in Schedule I to the Bank Act (Canada).

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement dated as of the Original Closing Date, entered into by Borrower, Parent and the Subsidiary Guarantors in favor of Administrative Agent for the benefit of Lenders, a copy of which is attached as Exhibit XII hereto, as such Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

“Senior Subordinated Note Indenture” means that certain Indenture dated as of October 16, 2002, between Borrower, as issuer, and The Bank of New York Trust Company of Florida, N.A., as trustee, as such Indenture may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

“Senior Subordinated Notes” means the 12% Senior Subordinated Notes due 2012 of Borrower, issued pursuant to the Senior Subordinated Note Indenture.

“Severance Costs” means, for any period, recruitment costs, relocation expenses and other severance costs (including related legal expenses) of Borrower and its Subsidiaries incurred in connection with (i) a restructuring of the operations of Borrower and its Subsidiaries, (ii) the Aluma Acquisition or (iii) a Permitted Acquisition; provided that the calculation of any such Severance Costs shall be set forth in an Officer’s Certificate in form and substance reasonably satisfactory to Administrative Agent which shall be delivered to Administrative Agent, together with its delivery of any financial statements required to be delivered pursuant to subsection 6.1; and provided, further that the aggregate amount of such Severance Costs shall not exceed $5,000,000 in any Fiscal Year.

“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning assigned to that term in subsection 10.1B(iii).

“Specified Equity Proceeds” means, with respect to any Net Equity Securities Proceeds, the amount thereof minus the amount of the prepayment of Loans required to be made pursuant to subsection 2.4B(iii)(c) in respect thereof; provided that, with respect to any Net Equity Securities Proceeds received by Parent, such Net Equity Securities Proceeds shall only constitute Specified Equity Proceeds to the extent they shall have been contributed to Borrower by Parent.

“Specified Ratings Condition” means Borrower shall have received a corporate family rating of B1 or higher from Moody’s and an organization rating of B+ or higher from S&P, in each case with no negative outlook (the “Specified Ratings”); provided that the Specified Ratings Condition shall only remain satisfied for so long as (i) neither Moody’s shall have reduced its corporate family rating, nor S&P shall have reduced its organization rating, to a ratings category below the Specified Ratings (a “Ratings Event”) and (ii) neither Moody’s nor S&P shall have withdrawn or otherwise ceased to publish its rating with respect to the Borrower (a “Ratings Withdrawal”).

“Sponsor” means JPMorgan Partners, LLC.

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers’ compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

“Subordinated Indebtedness” means the (i) Senior Subordinated Notes, (ii) any Permitted Additional Subordinated Financing and (iii) any other Indebtedness of Parent and its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” means any Domestic Subsidiary of Borrower that is a party to the Subsidiary Guaranty on the Restatement Date and each Subsidiary that becomes a party thereto after the Restatement Date pursuant to subsection 6.8.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the Original Closing Date, entered into by the Subsidiary Guarantors party thereto in favor of Administrative Agent for the benefit of Lenders (to be executed and delivered by additional Subsidiaries of Borrower from time to time thereafter in accordance with subsection 6.8), a copy of which is attached as Exhibit XI hereto, as such Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time.

“Supplemental Collateral Agent” has the meaning assigned to that term in subsection 9.1B.

“Supplemental Term Loan Commitment” means the commitment of a Lender to make a Supplemental Term Loan to Borrower on the Restatement Date pursuant to subsection 2.1A(iii), and “Supplemental Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Supplemental Term Loans” means the Loans made by Lenders to Borrower on the Restatement Date pursuant to subsection 2.1A(iii).

“Swing Line Lender” means Credit Suisse, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

“Swing Line Loan Commitment” means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to subsection 2.1A(ii).

“Swing Line Loans” means the Loans made by Swing Line Lender to Borrower pursuant to subsection 2.1A(ii).

“Swing Line Note” means (i) the promissory note of Borrower issued pursuant to subsection 2.1E and/or (ii) any promissory note issued by Borrower to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Syndication Agent” means JPMorgan Chase Bank, N.A.

“Synthetic Letter of Credit” or “Synthetic Letters of Credit” means Standby Letters of Credit issued or to be issued by Synthetic Letter of Credit Issuing Lenders pursuant to subsection 3.1.

“Synthetic Letter of Credit Commitment” means the commitment of a Synthetic Letter of Credit Lender to acquire participations in Synthetic Letters of Credit and make Synthetic Letter of Credit Loans pursuant to subsection 2.1A(iv), and “Synthetic Letter of Credit Commitments” means such commitments of all Synthetic Letter of Credit Lenders in the aggregate.

“Synthetic Letter of Credit Exposure”, with respect to any Synthetic Letter of Credit Lender, means, as of any date of determination (i) prior to the termination of the Synthetic Letter of Credit Commitments, that Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Commitment, and (ii) after the termination of the Synthetic Letter of Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Synthetic Letter of Credit Loans of that Synthetic Letter of Credit Lender plus (b) in the event that Synthetic Letter of Credit Lender is a Synthetic Letter of Credit Issuing Lender, the aggregate Synthetic Letter of Credit Usage in respect of all Synthetic Letters of Credit issued by that Synthetic Letter of Credit Lender (in each case net of any participations purchased by other Synthetic Letter of Credit Lenders in such Synthetic Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Synthetic Letter of Credit Lender in any outstanding Synthetic Letters of Credit or any unreimbursed drawings under any Synthetic Letters of Credit.

“Synthetic Letter of Credit Facility Maturity Date” means January 15, 2012.

“Synthetic Letter of Credit Issuing Lender” means the Synthetic Letter of Credit Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B.

“Synthetic Letter of Credit Lender” means a Lender that has a Synthetic Letter of Credit Commitment and/or that has an outstanding Synthetic Letter of Credit Loan.

“Synthetic Letter of Credit Loans” means the loans deemed made by Synthetic Letter of Credit Lenders to Borrower pursuant to subsection 3.3B and subsection 3.3C.

“Synthetic Letter of Credit Notes” means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E and/or (ii) any promissory notes issued by Borrower pursuant to the second to last sentence of subsection 10.1B(i) in connection with assignments of the Synthetic Letter of Credit Commitments and Synthetic Letter of Credit Loans of any Synthetic Letter of Credit Lenders, in each case substantially in the form of Exhibit VII annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Synthetic Letter of Credit Reimbursement Date” has the meaning assigned to that term in subsection 3.3B(ii).

“Synthetic Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Synthetic Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Synthetic Letters of Credit honored by Synthetic Letter of Credit Issuing Lenders and not theretofore reimbursed by Borrower.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

“Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, the outstanding principal amount of the Term Loans of that Lender, with the aggregate principal amount of any Canadian Dollar Term Loan being the Dollar Equivalent of such Loan.

“Term Loan Maturity Date” means January 15, 2012.

“Term Lender” means any Lender with an outstanding Term Loan.

“Term Loans” means, collectively, the Existing U.S. Dollar Term Loans and, unless the context shall otherwise require, the Supplemental Term Loans, the Canadian Dollar Term Loans and any Incremental Term Loan.

“Term Notes” means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E and/or (ii) any promissory notes issued by Borrower pursuant to the second to last sentence of subsection 10.1B(i) in connection with assignments of the Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Title Company” means one or more title insurance companies reasonably satisfactory to Administrative Agent.

“Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Revolving Letter of Credit Usage.

“Total Utilization of Synthetic Letter of Credit Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Synthetic Letter of Credit Loans plus (ii) the Synthetic Letter of Credit Usage.

“Transaction Costs” has the meaning assigned to that term in the preliminary statements to this Agreement.

“Transactions” has the meaning assigned to that term in the preliminary statements to this Agreement.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unfunded Advances/Participations” means (i) with respect to Administrative Agent, the aggregate amount, if any (a) made available to Borrower on the assumption that each applicable Lender has made its portion of the applicable Loan available to Administrative Agent as contemplated by subsection 2.1C and (b) with respect to which a corresponding amount shall not in fact have been made available to Administrative Agent by any such Lender (other than the Administrative Agent in its capacity as a Lender), (ii) with respect to the Swing Line Lender, the aggregate amount, if any, of participations in respect of any outstanding Swing Line Loan that shall not have been funded by the Revolving Lenders (other than the Administrative Agent in its capacity as a Revolving Lender) in accordance with subsection 2.1A(i), and (iii) with respect to any Issuing Lender, the aggregate amount, if any, of participations in respect of any outstanding

Letter of Credit disbursement that shall not have been funded by the applicable Lenders (other than the Administrative Agent in its capacity as a Lender) in accordance with subsection 3.3.

“U.S. Dollar Term Loans” means the Existing U.S. Dollar Term Loans and the Supplemental Term Loans.

“Working Capital” means, as at any date of determination, the excess (or deficit) of Current Assets over Current Liabilities.

“Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

1.2                               Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)).  Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

1.3                               Other Definitional Provisions and Rules of Construction.

A.    Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.    References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C.    The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.              AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1                               Commitments; Making of Loans; the Register; Notes; Bankers’ Acceptances.

A.            Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i), 2.1A(iii), 2.1A(iv) and 2.1A(v) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(ii).

(i)            Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Restatement Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The amount of each Revolving Lender’s Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments is $75,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4.  Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

(ii)           Swing Line Loans.

(a)           General Provisions.  Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Borrower from time to time during the period from the Restatement Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Borrower in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender’s outstanding Revolving Loans and Swing Line Lender’s Pro Rata Share of the Revolving Letter of Credit Usage then in effect, may exceed Swing Line Lender’s Revolving Loan Commitment.  The amount of the Swing Line Loan Commitment is $15,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Borrower, Administrative Agent or Swing Line Lender.  The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

(b)           Swing Line Loan Prepayment with Proceeds of Revolving Loans.  With respect to any Swing Line Loans that have not been voluntarily prepaid by Borrower pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given.  Borrower hereby acknowledges and agrees to the giving of such notice and approves the borrowing of the Revolving Loans effected thereby.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender.  Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge any accounts Administrative Agent and/or Swing Line Lender may have in Borrower’s name (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

(c)           Swing Line Loan Assignments.  If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon.  Upon one Business Day’s notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender’s assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

(d)           Revolving Lenders’ Obligations.  Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(ii)(b) and each Revolving Lender’s obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

(iii)          Supplemental Term Loans.  Each Lender that has a Supplemental Term Loan Commitment severally agrees to lend to Borrower on the Restatement Date an amount in Dollars not exceeding the amount of its Supplemental Term Loan Commitment to be used for the purposes identified in subsection 2.5A.  The amount of each Lender’s Supplemental Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Supplemental Term Loan Commitments is $100,000,000.  Each Lender’s Supplemental Term Loan Commitment shall expire immediately and without further action on September 30, 2006 if the Supplemental Term Loans are not made on or before that date.  Borrower may make only one borrowing under the Supplemental Term Loan Commitments.  Supplemental Term Loans which are subsequently repaid or prepaid may not be reborrowed.

(iv)          Synthetic Letter of Credit Commitment.  Each Synthetic Letter of Credit Lender severally agrees, subject to the limitations set forth in subsection 3.1A with respect to the Total Utilization of Synthetic Letter of Credit Commitments, (i) to acquire participations in Synthetic Letters of Credit pursuant to subsection 3.1C and (ii) to make Synthetic Letter of Credit Loans to Borrower pursuant to subsection 3.3B(ii) from time to time during the period from the Restatement Date to (with respect to Synthetic Letter of Credit Loans) but excluding the Synthetic Letter of Credit Facility Maturity Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Synthetic Letter of Credit Commitments to be used for the purposes identified in subsection 2.5B.  The aggregate amount of the Synthetic Letter of Credit Commitments is

$35,000,000; provided that the Synthetic Letter of Credit Commitments of Synthetic Letter of Credit Lenders shall be adjusted to give effect to any assignments of the Synthetic Letter of Credit Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4.  Each Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Commitment shall expire on the Synthetic Letter of Credit Facility Maturity Date and all Synthetic Letter of Credit Loans and all other amounts owed hereunder with respect to the Synthetic Letter of Credit Loans and the Synthetic Letter of Credit Commitments shall be paid in full no later than that date.  Synthetic Letter of Credit Loans may be prepaid from time to time pursuant to subsection 2.4B(i) without reducing the Synthetic Letter of Credit Commitments; provided, however, that the amount of each such prepayment shall be applied to replenish the Credit-Linked Deposits in accordance with subsection 2.4 except to the extent that a voluntary reduction of the Synthetic Letter of Credit Commitments is made simultaneously with such prepayment; and provided further that Synthetic Letter of Credit Loans may not be reborrowed except pursuant to subsection 3.3B(ii).

(v)           Incremental Term Loan Commitment.  Each Lender having an Incremental Term Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to Borrower, in Dollars in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.  Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

B.            Borrowing Mechanics.  Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(i) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of (a) for Term Loans, $2,500,000 and multiples of $500,000 in excess of that amount (except with respect to any borrowing of Incremental Term Loans, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) and (b) for Revolving Loans, $2,000,000 and multiples of $500,000 in excess of that amount.  Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount.  Whenever Borrower desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan).  Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Swing Line Lender, with a copy to Administrative Agent, a duly executed Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding Date.  Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans, Canadian Prime Rate Loans, LIBOR Rate Loans and/or BA Loans in the manner provided in subsection 2.2D.  In lieu of delivering a Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrower shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan or a BA Loan (or telephonic notice in lieu thereof) shall be irrevocable, and Borrower shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

C.    Disbursement of Funds.  All Loans (other than Swing Line Loans) shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan of the proposed borrowing.  Each such Lender shall make the amount of its Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office.  Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Revolving Issuing Lender or Synthetic Letter of Credit Lender, as the case may be, for the amount of a drawing under a Revolving Letter of Credit or Synthetic Letter of Credit, as the case may be, issued by it and with respect to any Swing Line Loans, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Restatement Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date, in same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders.  In the case of

Swing Line Loans, upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, Swing Line Lender shall make the amount of its Swing Line Loan available to Borrower not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in same day funds in Dollars and pursuant to the instructions in the Notice of Borrowing for such Swing Line Loan.

Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans.  Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

D.    The Register. Administrative Agent, acting solely for these purposes as an agent of Borrower (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrower and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the name and address of each Lender, and the Commitments and Loans of each Lender from time to time (the “Register”).  Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Each Lender shall record on its internal records (and make available for inspection by Administrative Agent upon reasonable prior notice) the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrower, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records.  Failure to make any recordation in the Register or in any Lender’s records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

E.     Notes.  At the request of any Lender, Borrower shall execute and deliver  on the Restatement Date and from time to time thereafter (or as required by subsection 10.1B(i)), (i) to such Lender (1) if such Lender holds a Term Loan, a Term Note substantially in the form of Exhibit IV annexed hereto to evidence such Lender’s Term Loan and with other appropriate insertions, (2) if such Lender holds a Revolving Loan Commitment, a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence such Lender’s Revolving Loans, in the principal amount of such Lender’s Revolving Loan Commitment and with other appropriate insertions, and (3) if such Lender holds a Synthetic Letter of Credit Commitment, a Synthetic Letter of Credit Note substantially in the form of Exhibit VII annexed hereto to evidence such Lender’s Synthetic Letter of Credit Loans, in the principal amount of such Lender’s Synthetic Letter of Credit Commitment, and (ii) to the Swing Line Lender, if the requesting Lender is the Swing Line Lender, a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence the Swing Line Lender’s Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

F.     Bankers’ Acceptances.

(i)            Administrative Agent, promptly following receipt of a Notice of Conversion/Continuation requesting BA Loans, shall advise each Canadian Dollar Term Lender of the face or principal amount and term of each BA Loan to be accepted (and purchased) or advanced by it.  The aggregate face or principal amount of BA Loans to be accepted or advanced by a Canadian Dollar Term Lender shall be determined by Administrative Agent by reference to such Canadian Dollar Term Lender’s Pro Rata Share of the issue or advance of BA Loans, except that the aggregate face amount of Bankers’ Acceptances to be accepted by the Canadian Dollar Term Lenders shall be increased or reduced by Administrative Agent in its sole discretion as may be necessary to ensure that the face amount of the Bankers’ Acceptance to be accepted by each applicable Canadian Dollar Term Lender would be C$100,000 or a whole multiple thereof.  For greater certainty, the foregoing requirement for a minimum face amount and a whole multiple of C$100,000 shall not apply to BA Equivalent Loans.

(ii)           On the date specified in a Notice of Conversion/Continuation on which a BA Loan is to be made, Administrative Agent shall advise Borrower as to Administrative Agent’s determination of the BA Discount Rate for the BA Loans to be purchased or advanced, as the case may be.

(iii)          Borrower shall issue and each Canadian Dollar Term Lender shall accept and subsequently purchase the Bankers’ Acceptance accepted by it at the applicable BA Discount Rate.  Subject to clause (iv) below, each Canadian Dollar Term Lender shall provide Administrative Agent, for the account of Borrower, the BA Discount Proceeds less the Applicable Stamping Fee payable by Borrower with respect to the Bankers’ Acceptance.

(iv)          In the event Borrower requests a continuation of BA Loans for a further Interest Period, or requests conversion from Canadian Prime Rate Loans into BA Loans in accordance with Section 2.2D, Administrative Agent shall make arrangements satisfactory to it to ensure the BA Discount Proceeds from the replacement BA Loans are applied to repay the face amount of the maturing BA Loans or the principal amount of such loans to be converted (the “Maturing Amount”) and Borrower shall concurrently pay to Administrative Agent any positive difference between the Maturing Amount and such BA Discount Proceeds.

(v)           Each Canadian Dollar Term Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

(vi)          In order to facilitate the issuance of Bankers’ Acceptances pursuant to this Agreement, Borrower hereby authorizes each of the Canadian Dollar Term Lenders, and appoints each of the Canadian Dollar Term Lenders as Borrower’s attorney, to complete, sign and endorse drafts or depository bills (as defined in the Depository Bills and Notes Act (Canada) (each such executed draft or bill being herein referred to as a “Draft”) on its behalf in handwritten form or by facsimile or mechanical signature or otherwise in accordance with the applicable Notice of Conversion/Continuation and, once so completed, signed and endorsed to accept them as Bankers’ Acceptances under this Agreement and then if applicable, purchase, discount or negotiate such Bankers’ Acceptances in accordance with the provisions of this Agreement.  Drafts so completed, signed, endorsed and negotiated on behalf of Borrower by a Canadian Dollar Term Lender shall bind Borrower as fully and effectively as if so performed by an authorized Officer of Borrower.  Each draft of a Bankers’ Acceptance completed, signed or endorsed by a Canadian Dollar Term Lender shall mature on the last day of the term thereof.  All Bankers’ Acceptances to be accepted by a particular Canadian Dollar Term Lender shall, at the option of such Canadian Dollar Term Lender, be issued in the form of depository bills made payable originally to and deposited with The Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

(vii)         Any Drafts to be used for Bankers’ Acceptances which are held by a Canadian Dollar Term Lender shall be held in safekeeping with the same degree of care as if they were such Canadian Dollar Term Lender’s own property being kept at the place at which they are to be held.  Borrower may, by written notice to Administrative Agent, designate persons other than authorized Officers authorized to give Administrative Agent instructions regarding the manner in which Drafts are to be completed and the times at which they are to be issued; provided, however, that receipt by Administrative Agent of a Notice of Conversion/Continuation requesting an advance or continuation into, Bankers’ Acceptances shall be deemed to be sufficient authority from authorized Officers or such designated persons for each of the Canadian Dollar Term Lenders to complete, and issue drafts in accordance with such notice.  None of Administrative Agent or the Canadian Dollar Term Lenders nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Section 2.1F(vii) except for their own respective gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(viii)        Borrower waives presentment for payment and any other defense to the payment of any amounts due to a Canadian Dollar Term Lender in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by the Canadian Dollar Term Lender in its own right and Borrower agrees not to claim any days of grace if the Canadian Dollar Term Lender as holder sues Borrower on the Bankers’ Acceptance for payment of the amount payable by Borrower thereunder.  Each Bankers’ Acceptance shall mature and the face amount thereof shall be due and payable on the last day of the Interest Period applicable thereto.

(ix)           Whenever Borrower requests a Canadian Dollar Term Loan under this Agreement by way of Bankers’ Acceptances, each Non-Acceptance Lender shall, in lieu of accepting a Bankers’ Acceptance, make a BA Equivalent Loan by way of Discount Note in an amount equal to the Non-Acceptance Lender’s Pro Rata Share of the BA Loan.  All terms of this Agreement applicable to Bankers’ Acceptances and Drafts shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary.  For greater certainty:

(a)           the term of a Discount Note shall be the same as the Interest Period for Bankers’ Acceptances accepted on the same date of the Borrowing in respect of the same BA Loan;

(b)           an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Applicable Stamping Fee in respect of a Bankers’ Acceptance; and

(c)           the proceeds from a BA Equivalent Loan shall be equal to the BA Discount Proceeds of the Discount Note.

2.2                               Interest on the Loans.

A.            Rate of Interest.  Subject to the provisions of subsections 2.6 and 2.7, each Loan (other than a Swing Line Loan or a BA Loan) shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate, the Canadian Prime Rate or the Adjusted LIBOR Rate.  Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  Subject to the provisions of subsections 2.6 and 2.7, the interest component in respect of each BA Loan shall be as provided in subsection 2.2A(iii).  The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D.  If on any day a Term Loan or a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate or the Canadian Prime Rate, as applicable.

(i)            Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

(a)           if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin; or

(b)           if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the LIBOR Rate Margin.

(ii)           Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the U.S. Dollar Term Loans and the Synthetic Letter of Credit Loans shall bear interest through maturity (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin or (b) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the LIBOR Rate Margin.

(iii)          Subject to the provisions of subsections 2.2E, 2.2G and 2.7, (a) Canadian Dollar Term Loans that are Canadian Prime Rate Loans shall bear interest through maturity at the sum of the Canadian Prime Rate plus 2.25%, and (b) in respect of Canadian Dollar Term Loans that are BA Loans Borrower shall pay to each Canadian Dollar Term Lender that accepts or advances a BA Loan, as a condition of and at the time of such acceptance or advance, a fee at the rate of the then Applicable Stamping Fee calculated on the basis of a year of 365 days on the face amount at maturity (or the principal amount in the case of a BA Equivalent Loan) of such Bankers’ Acceptance for the period from and including the date of acceptance (or advance in the case of a BA Equivalent Loan) of such Bankers’ Acceptance for the period from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance.

(iv)          Notwithstanding anything in this Agreement to the contrary, the Specified Ratings Condition shall in no event be considered to be or remain satisfied (a) after an Event of Default shall have occurred and be continuing or (b) following the first Business Day after the occurrence of a Ratings Event or a Ratings Withdrawal.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of providing corporate credit ratings, Borrower and the applicable Lenders shall negotiate in good faith to amend the definition of the term “Specified Ratings Condition” to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each of the Base Rate Margin and the LIBOR Rate Margin shall be determined without regard to whether or not the Specified Ratings Condition shall have been satisfied.

(v)           Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans.

B.    Interest Periods.  In connection with each LIBOR Rate Loan and BA Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Borrower’s option, (a) in respect of LIBOR Rate Loans, either a one, two, three or six month period (or a nine or twelve month period if, at the time of the relevant LIBOR Rate Loan, all Lenders participating therein agree to make an interest period of such duration available) and (b) in respect of BA Loans, either a one, two, three or six month period (in each case subject to availability); provided that:

(i)            the initial Interest Period for any LIBOR Rate Loan or BA Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan or BA Loan, as applicable, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan or BA Loan, as applicable;

(ii)           in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan or BA Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)          if an Interest Period for a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)          no BA Loan shall mature on a day which is not a Business Day and if any Interest Period for a BA Loan would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

(v)           if Borrower fails to provide a Notice of Conversion/Continuation in respect of BA Loans within the time period required in subsection 2.2D, such BA Loans shall automatically be converted into Canadian Prime Rate Loans on the last day of the Interest Period applicable thereto;

(vi)          any Interest Period for a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(vii)         no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

(viii)        no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

(ix)           no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

(x)            there shall be no more than 12 Interest Periods outstanding at any time; and

(xi)           in the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan or BA Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month or 30 days, as applicable.

C.    Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

D.    Conversion or Continuation.  Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans, Synthetic Letter of Credit Loans or Revolving Loans equal to the Dollar Equivalent of $2,500,000 and multiples of the Dollar Equivalent of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan or a BA Loan, to continue all or any portion of such

Loan equal to the Dollar Equivalent of $2,500,000 and multiples of the Dollar Equivalent of $500,000 in excess of that amount as a LIBOR Rate Loan or a BA Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan and a BA Loan may only be converted into a Canadian Prime Rate Loan on the expiration date of an Interest Period applicable thereto.

Borrower shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or a Canadian Prime Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan or a BA Loan).  In lieu of delivering a Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.  Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each applicable Lender of the Loan subject to the Notice of Conversion/Continuation.

E.     Default Rate.  If any principal of or interest on any Loan or any fees or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans and BA Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans or BA Loans, as applicable, shall thereupon become Base Rate Loans or Canadian Prime Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans or Canadian Prime Rate Loans, as applicable.  Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

F.     Computation of Interest.  Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or a Canadian Prime Rate Loan being converted from a LIBOR Rate Loan or a BA Loan, as applicable, the date of conversion of such LIBOR Rate Loan or BA Loan to such Base Rate Loan or Canadian Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or a Canadian Prime Rate Loan being converted to a LIBOR Rate Loan or a BA Loan, as applicable, the date of conversion of such Base Rate Loan or Canadian Prime Rate Loan to such LIBOR Rate Loan or BA Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

G.    Maximum Rate.  Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

2.3                               Fees.

A.    Commitment Fees.  Borrower agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Original Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Revolving Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

Leverage Ratio	Commitment Fee Percentage
2.50:1.00 or greater	0.50%
Less than 2.50:1.00	0.375%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Original Closing Date, and on the Revolving Loan Commitment Termination Date.  Upon delivery of the Pricing Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate; provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.

B.    Other Fees.  Borrower agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Borrower and Administrative Agent or Co-Arrangers, as the case may be.

2.4                               Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties.

A.    Scheduled Payments of Term Loans.

(i)            U.S. Dollar Term Loans.  Borrower shall make principal payments in Dollars on the U.S. Dollar Term Loans (other than Other Term Loans) in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment of U.S. Dollar Term Loans
September 30, 2005	$575,000.00
December 31, 2005	$575,000.00
March 31, 2006	$575,000.00
June 30, 2006	$575,000.00
September 30, 2006	$825,000.00
December 31, 2006	$825,000.00
March 31, 2007	$825,000.00
June 30, 2007	$825,000.00
September 30, 2007	$825,000.00
December 31, 2007	$825,000.00
March 31, 2008	$825,000.00
June 30, 2008	$825,000.00
September 30, 2008	$825,000.00
December 31, 2008	$825,000.00
March 31, 2009	$825,000.00
June 30, 2009	$825,000.00
September 30, 2009	$825,000.00
December 31, 2009	$825,000.00
March 31, 2010	$825,000.00
June 30, 2010	$825,000.00
September 30, 2010	$825,000.00
December 31, 2010	$825,000.00
March 31, 2011	$825,000.00
June 30, 2011	$825,000.00
September 30, 2011	$825,000.00
December 31, 2011	$825,000.00
Term Loan Maturity Date	$309,641,325.77
TOTAL:	$330,091,325.77

; provided that the scheduled installments of principal of the U.S. Dollar Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the U.S. Dollar Term Loans in accordance with subsection 2.4B(iv); and provided, further, that the U.S. Dollar Term Loans and all other amounts owed hereunder with respect to the U.S. Dollar Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Borrower in respect of the U.S. Dollar Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the U.S. Dollar Term Loans.

(ii)           Canadian Dollar Term Loans.  Borrower shall make principal payments in Canadian Dollars on the Canadian Dollar Term Loans in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment of Canadian Dollar Term Loans
September 30, 2005	C$	176,000.00
December 31, 2005	C$	176,000.00
March 31, 2006	C$	176,000.00
June 30, 2006	C$	176,000.00
September 30, 2006	C$	176,000.00
December 31, 2006	C$	176,000.00
March 31, 2007	C$	176,000.00
June 30, 2007	C$	176,000.00
September 30, 2007	C$	176,000.00
December 31, 2007	C$	176,000.00
March 31, 2008	C$	176,000.00
June 30, 2008	C$	176,000.00
September 30, 2008	C$	176,000.00
December 31, 2008	C$	176,000.00
March 31, 2009	C$	176,000.00
June 30, 2009	C$	176,000.00
September 30, 2009	C$	176,000.00
December 31, 2009	C$	176,000.00
March 31, 2010	C$	176,000.00
June 30, 2010	C$	176,000.00
September 30, 2010	C$	176,000.00
December 31, 2010	C$	176,000.00
March 31, 2011	C$	176,000.00
June 30, 2011	C$	176,000.00

Date	Scheduled Repayment of Canadian Dollar Term Loans
September 30, 2011	C$	176,000.00
December 31, 2011	C$	176,000.00
Term Loan Maturity Date	C$	65,750,600.00
TOTAL:	C$	70,326,600.00

; provided that the scheduled installments of principal of the Canadian Dollar Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Canadian Dollar Term Loans in accordance with subsection 2.4B(iv); and provided, further, that the Canadian Dollar Term Loans and all other amounts owed hereunder with respect to the Canadian Dollar Term Loans shall be paid in full no later than the Term Loan Maturity Date, and the final installment payable by Borrower in respect of the Canadian Dollar Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Canadian Dollar Term Loans.

(iii)          Other Term Loans.  Borrower shall make principal payments in Dollars on the Other Term Loans in installments on each Incremental Term Loan Repayment Date and in the amounts set forth for such date in the applicable Incremental Term Loan Assumption Agreement; provided that the scheduled installments of principal of the Other Term Loans shall be reduced in connection with voluntary or mandatory prepayments of the Other Term Loans in accordance with subsection 2.4B(iv); and provided further, that the Other Term Loans and all other amounts owed hereunder with respect to the Other Term Loans shall be paid in full no later than the Incremental Term Loan Maturity Date, and the final amount payable by Borrower in respect of the Other Term Loans shall be in an amount sufficient to repay all amounts owing by Borrower under the applicable Incremental Term Loan Assumption Agreement with respect to the Other Term Loans.

B.            Prepayments and Unscheduled Reductions in Commitments.

(i)            Voluntary Prepayments.  Borrower may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount.  Borrower may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Base Rate Loans or Canadian Prime Rate Loans, and three Business Days’ prior written or telephonic notice, in the case of LIBOR Rate Loans or BA Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (who shall promptly notify each Lender for the Loans to be prepaid), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of (a) for Term

Loans, the Dollar Equivalent of $2,500,000 and multiples of the Dollar Equivalent of $500,000 in excess of that amount and (b) for Revolving Loans, $1,000,000 and multiples of $500,000 in excess of that amount; provided, however, that (x) a LIBOR Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Borrower pays on such date of prepayment all amounts owing to Lenders under subsection 2.6D and (y) BA Loans may not be repaid on any day other than the last day of an Interest Period applicable thereto; provided further that Borrower shall be permitted to defease any BA Loan by depositing with Administrative Agent an amount (as specified by Administrative Agent) sufficient to pay all amounts that will be due in respect of such BA Loan at the end of the Interest Period applicable thereto.  Notice of prepayment having been given as aforesaid shall be irrevocable and the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

(ii)           Voluntary Reductions of Commitments.  Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (who shall promptly notify each Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, of such notice), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount, and (b) the Synthetic Letter of Credit Commitments in an amount up to the amount by which the Synthetic Letter of Credit Commitments exceed the Total Utilization of Synthetic Letter of Credit Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Synthetic Letter of Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount.  Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments or Synthetic Letter of Credit Commitments, as the case may be, shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Loan Commitment or Synthetic Letter of Credit Commitment, as the case may be, of each Revolving Lender or Synthetic Letter of Credit Lender, respectively, proportionately to its Pro Rata Share.  Any such voluntary reduction of the Revolving Loan Commitments or Synthetic Letter of Credit Commitments, as the case may be, shall be applied as specified in subsection 2.4B(iv).

(iii)          Mandatory Prepayments.  The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

(a)           Prepayments From Net Asset Sale Proceeds.  Within 3 Business Days of receipt by Parent or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of Asset Sales in an aggregate amount in excess of $5,000,000 in any Fiscal Year (any such Net Asset Sale Proceeds being the “Repayable Net Asset Sale Proceeds”), Borrower shall either (1) prepay the Loans in an aggregate amount equal to 100% of such Repayable Net Asset Sale Proceeds or (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer’s Certificate setting forth (x) that portion of such Repayable Net Asset Sale Proceeds that Parent or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Parent and its Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Parent shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that pending such reinvestment, such portion of the Repayable Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof.  In addition, Borrower shall, no later than 365 days after receipt of such Repayable Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such Repayable Net Asset Sale Proceeds.

(b)           Prepayments from Net Insurance/Condemnation Proceeds.  No later than the third Business Day following the date of receipt by Administrative Agent or by Parent or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds.

(c)           Prepayments Due to Issuance of Equity Securities.  On the first Business Day following receipt by Parent or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being “Net Equity Securities Proceeds”) from the issuance of any equity Securities of Parent or any of its Subsidiaries (other than the IPO Proceeds), Borrower shall apply an aggregate amount equal to 50% of such Net Equity Securities Proceeds to prepay the Loans; provided that (i) if the Applicable Leverage Ratio is less than 3.00:1.00, but greater than or equal to 2.50:1.00, at the time of such issuance (after giving pro forma effect to the intended application of such proceeds), the amount of such prepayment shall be reduced to 25% of such Net Equity Securities Proceeds and (ii) if the Applicable Leverage Ratio is less than 2.50:1.00 at the time of such issuance (after giving pro forma effect to the intended application of such proceeds), no portion of such Net Equity Securities Proceeds shall be required to be prepaid (except as shall be prepaid in such intended application).

(d)           Prepayments Due to Issuance of Debt Securities.  On the first Business Day following receipt by Parent or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being “Net Debt Securities Proceeds”) from the issuance of any debt Securities of Parent or any of its Subsidiaries (other than Indebtedness permitted pursuant to subsection 7.1, other than as set forth in subsection 7.1(x)), Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Debt Securities Proceeds.

(e)           Prepayments from Excess Cash Flow.  In the event that there shall be Excess Cash Flow for any Fiscal Year, Borrower shall, no later than 90 days (the “Excess Cash Flow Payment Date”) (or no later than 5 Business Days after any earlier date on which Borrower may be required to deliver year-end financial statements pursuant to subsection 6.1(iii); provided that such date is no later than the Excess Cash Flow Payment Date) after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 50% of such Excess Cash Flow; provided that (i) for any Fiscal Year in which the Applicable Leverage Ratio as at the last day thereof is less than 3.00:1.00, but greater than or equal to 2.50:1.00, the amount of such prepayment shall be reduced to 25% of such Excess Cash Flow and (ii) for any Fiscal Year in which the Applicable Leverage Ratio as at the last day thereof is less than 2.50:1.00, no portion of the Excess Cash Flow shall be required to be prepaid; and provided, further, that such mandatory prepayment shall be required only in an amount equal to the amount necessary to reduce the Applicable Leverage Ratio, as at the last day of the immediately preceding Fiscal Year, to 2.50:1.00.

(f)            Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), Borrower shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Equity Securities Proceeds, Net Debt Securities Proceeds or Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction.  In the event that Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess.

(g)           Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments.  Borrower shall from time to time prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

(h)           Prepayments Due to Reductions or Restrictions of Synthetic Letter of Credit Commitments.  Borrower shall from time to time prepay the Synthetic Letter of Credit Loans to the extent necessary so that the Total Utilization of Synthetic Letter of Credit Commitments shall not at any time exceed the Synthetic Letter of Credit Commitments then in effect.

(iv)          Application of Prepayments.

(a)           Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrower in the applicable notice of prepayment; provided that in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding Revolving Loans and/or Synthetic Letter of Credit Loans, as the case may be, to the full extent thereof, and third to repay outstanding Term Loans to the full extent thereof.  Any voluntary prepayments of the Revolving Loans and the Synthetic Letter of Credit Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Revolving Loans and the Synthetic Letter of Credit Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).  Any voluntary prepayments of Synthetic Letter of Credit Loans shall, to the extent of the excess of the Synthetic Letter of Credit Commitments (determined after giving effect to any reductions of the Synthetic Letter of Credit Commitments occurring simultaneously with such prepayments) over the Total Utilization of Synthetic Letter of Credit Commitments, be retained by Administrative Agent and applied to increase the amount of each Synthetic Letter of Credit Lender’s Credit-Linked Deposit in an amount equal to such Synthetic Letter of Credit Lender’s Pro Rata Share of such excess.  Any voluntary prepayments of Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay U.S. Dollar Term Loans, Canadian Dollar Term Loans or Other Term Loans as directed by Borrower and to reduce the scheduled installments of principal of all Term Loans so selected on a pro rata basis with respect to each remaining scheduled installment of principal of such Term Loans set forth in subsection 2.4A or in the applicable Incremental Term Loan Assumption Agreement, as the case may be.

(b)           Application of Mandatory Prepayments by Type of Loans.  Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(f) shall be applied, subject to subsection 2.4B(iv)(c), to prepay all Term Loans to the full extent thereof; provided that, at all times after the payment in full of all Term Loans under this Agreement, any such amount shall be applied first to prepay the Swing Line Loans to the full extent thereof, and second, to the extent of any remaining portion of such amount, to prepay the Revolving Loans and/or the Synthetic Letter of Credit Loans, as the case may be, to the full extent thereof.

(c)           Notice of Mandatory Prepayments; Right of Term Lenders to Decline Mandatory Prepayments.  Borrower shall deliver written notice of the proposed date and amount of any mandatory prepayment required to be made pursuant to subsection 2.4B(iii) by no later than 12:00 noon (New York City time) at least five Business Days prior to the date of such proposed mandatory prepayment.  Administrative Agent shall promptly notify the Term Lenders of the proposed date and amount of such mandatory prepayment.  Notwithstanding anything to the contrary set forth herein, any Term Lender may elect, by notice to Administrative Agent in writing or by fax in the manner specified in such notice at least three Business Days prior to the proposed date of such mandatory prepayment, to decline all (but not a portion) of its pro rata share of such mandatory prepayment (such declined amounts, the “Declined Proceeds”).  By prompt notice from Administrative Agent, any Declined Proceeds shall be offered to the Term Lenders not so declining such mandatory prepayment (with such Term Lenders having the right to decline any mandatory prepayment with Declined Proceeds by notice to Administrative Agent in writing or by fax in the manner specified in such notice at least two Business Days prior to the proposed date of such mandatory prepayment).  To the extent Term Lenders elect to decline their pro rata share of such Declined Proceeds, any remaining Declined Proceeds may be retained by Borrower.

(d)           Application of Mandatory Prepayments of Term Loans to Term Loans and the Scheduled Installments of Principal Thereof.  Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be allocated pro rata between the Term Loans and Other Term Loans and applied to prepay all Term Loans and Other Term Loans on a pro rata basis (in accordance with the Dollar Equivalent of the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal of all Term Loans and Other Term Loans as set forth in subsection 2.4A or in the applicable Incremental Term Loan Assumption Agreement, as the case may be, on a pro rata basis (in accordance with the Dollar Equivalent of the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of such Term Loans and Other Term Loans set forth in subsection 2.4A or in the applicable Incremental Term Loan Assumption Agreement, as the case may be, that is unpaid at the time of such prepayment.  The Canadian Dollar Equivalent of the portion of any mandatory prepayments allocable to the Canadian Dollar Term Loans in accordance with the immediately preceding sentence shall be paid to Administrative Agent in Canadian Dollars.

(e)           Application of Mandatory Prepayments of Revolving Loans and Synthetic Letter of Credit Loans.  Any mandatory prepayments of the Revolving Loans or the Synthetic Letter of Credit Loans, as the case may be, pursuant to subsection 2.4B(iii) shall be applied to prepay the Revolving Loans and the Synthetic Letter of Credit Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).  Any mandatory prepayments of Synthetic Letter of Credit Loans shall, to the extent of the excess of the Synthetic Letter of Credit Commitments (determined after giving effect to any reductions of the Synthetic Letter of Credit Commitments occurring simultaneously with such prepayments) over the Total Utilization of Synthetic Letter of Credit Commitments, be retained by Administrative Agent and applied to increase the amount of each Synthetic Letter of Credit Lender’s Credit-Linked Deposit in an amount equal to such Synthetic Letter of Credit Lender’s Pro Rata Share of such excess.

(f)            Application of Prepayments to Base Rate Loans, Canadian Prime Rate Loans, LIBOR Rate Loans and BA Loans.  Considering Term Loans, Revolving Loans and Synthetic Letter of Credit Loans being prepaid separately, any voluntary prepayment thereof, and any mandatory prepayment thereof whereby all Term Lenders shall have accepted such mandatory prepayment, shall be applied first pro rata to Base Rate Loans and Canadian Prime Rate Loans to the full extent thereof before pro rata application to LIBOR Rate Loans and BA Loans, in each case in a manner that minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.  If some but not all Term Lenders shall have accepted any mandatory prepayment made pursuant to subsection 2.4B(iii), then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Term Loan of the accepting Term Lenders, regardless of whether such Term Loans are Base Rate Loans, Canadian Prime Rate Loans, LIBOR Rate Loans or BA Loans (and in the case of all such LIBOR Rate Loans and BA Loans, such mandatory prepayment shall be allocated ratably among all such Term Loans as to which a single Interest Period is in effect).

C.    General Provisions Regarding Payments.

(i)            Manner and Time of Payment.  All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars (or, in the case of the Canadian Dollar Term Loans, in Canadian Dollars) in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.  Borrower hereby authorizes Administrative Agent to charge any accounts Administrative Agent may have in Borrower’s name in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(ii)           Application of Payments to Principal and Interest.  Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(iii)          Apportionment of Payments.  Aggregate principal and interest payments in respect of Term Loans, Synthetic Letter of Credit Loans, Swing Line Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares.  Administrative Agent shall promptly distribute to each Lender its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or Canadian Prime Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans or BA Loans, as applicable, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(iv)          Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the preceding Business Day.

(v)           Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.    Application of Proceeds of Collateral and Payments after Event of Default.

Upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Revolving Loan Commitments (a) all payments received on account of the Obligations, whether from Borrower, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

(i)            to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3B), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

(ii)           thereafter, to the payment of accrued fees described in subsection 2.3A or B or subsection 3.2 and accrued interest, in each case for the ratable benefit of the Lenders to whom such fees and interest are owed;

(iii)          thereafter, to the payment of Unfunded Advances/Participations (the amounts so applied to be distributed between or among Administrative Agent, the Swing Line Lender and any Issuing Lender pro rata in accordance with the amount of Unfunded Advances/Participations owed to them);

(iv)          thereafter, to the payment of the principal amount of all Loans (including, without limitation, the principal amount of Swing Line Loans and assignments of Swing Line Loans that have been purchased under subsection 2.1A(ii)(c)) for the ratable benefit of the Lenders (including, without limitation, the Swing Line Lender in its capacity as such and as a Revolving Lender);

(v)           thereafter, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

(vi)          thereafter, to the payment to or upon the order of such Loan Party or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5                               Use of Proceeds.

A.    Supplemental Term Loans.  The proceeds of the Supplemental Term Loans shall be applied by Borrower solely for the purposes specified in the preliminary statements to this Agreement.

B.    Revolving Loans; Swing Line Loans.  The proceeds of any Revolving Loans, Synthetic Letter of Credit Loans and any Swing Line Loans shall be applied by Borrower for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Borrower’s Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes and to finance Permitted Acquisitions.

C.    Margin Regulations.  No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

D.    Incremental Term Loans.  The proceeds of the Incremental Term Loans shall be applied by Borrower only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

2.6                               Special Provisions Governing LIBOR Rate Loans and BA Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans and BA Loans as to the matters covered:

A.    Determination of Applicable Interest Rate.  As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

B.    Inability to Determine Applicable Interest Rate.

(i)            In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

(ii)           In the event that Administrative Agent (in consultation with its Toronto branch) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that there does not exist a normal market in Canada for the purchase and sale of bankers’

acceptances, then, and in any such event, Administrative Agent shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to Borrower and each of the Canadian Dollar Term Lenders of such determination.  Thereafter, BA Loans shall no longer be available until such time as Administrative Agent notifies Borrower and the Canadian Dollar Term Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist (which notice Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to BA Loans that have not yet been incurred shall be deemed rescinded by Borrower.  Any maturing BA Loans shall thereafter, and until contrary notice is provided by Administrative Agent, be continued as a Canadian Prime Rate Loan.

C.    Illegality or Impracticability of LIBOR Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

D.    Compensation For Breakage or Non-Commencement of Interest Periods.  Borrower shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans or BA Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan or any BA Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any LIBOR Rate Loan or any BA Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans or BA Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans or BA Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Rate Loans or BA Loans when required by the terms of this Agreement.

E.     Booking of LIBOR Rate Loans.  Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F.     Assumptions Concerning Funding of LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Rate Loans had been funded in such manner.

G.    LIBOR Rate Loans and BA Loans After Default.  After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan or a BA Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or a Canadian Prime Rate Loan, as applicable, or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrower.

2.7                               Increased Costs; Taxes; Capital Adequacy.

A.            Compensation for Increased Costs.  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the Restatement Date, or compliance by such Lender with any guideline, request or directive issued or made after the Restatement Date by any central bank or other Government Authority (whether or not having the force of law):

(i)            subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

(ii)           imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of LIBOR Rate); or

(iii)          imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London or Canadian interbank markets;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

B.    Taxes.

(i)            Payments to Be Free and Clear.  All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the

United States of America or any such jurisdiction is a member at the time of payment, except to the extent such Taxes are imposed by law.

(ii)           Grossing-up of Payments.  If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

(a)           Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

(b)           Borrower shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

(c)           the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d)           within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

(iii)          Evidence of Exemption from U.S. Withholding Tax.

(a)           Each Non-US Lender shall, to the extent not previously delivered under the Existing Credit Agreement, deliver to Administrative Agent and to Borrower, on or prior to the Restatement Date or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of

Internal Revenue Service Form W-8BEN (claiming eligibility of the Non-US Lender for benefits of an income tax treaty to which the United States is a party) or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest”, a form W-8BEN, and a certificate of such Lender certifying that such Lender is not (i) a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of Borrower or Parent or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

(b)           Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall, to the extent not previously delivered under the Existing Credit Agreement, deliver to Administrative Agent and to Borrower, on or prior to the Restatement Date or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish that the portion of any such sums paid or payable with respect to which such Lender acts for its own account is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(c)           Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(d)           Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

(iv)          Refunds.  If Administrative Agent or a Lender receives a refund of any Tax as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.7B, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.7B with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender (including any Tax imposed with respect to such refund) as is determined by Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant taxing or other authority with respect to such refund); provided that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant taxing or other authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such taxing or other authority. This Section 2.7B(iv) shall not be construed to require Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to Borrower or any other person.

C.    Capital Adequacy Adjustment.  If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Restatement Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in subsection 2.8A, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

2.8                               Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.

A.            Statements.  Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

B.    Mitigation.  Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

2.9                               Replacement of a Lender.

If Borrower receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders (and such amendment, modification or waiver shall have been approved by Requisite Lenders) or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a “Subject Lender”), so long as (i) no Event of Default shall have occurred and be continuing and Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrower pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Borrower may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including an amount equal to the amount of its Credit-Linked Deposit (if any) and all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i), if applicable, shall have been paid to Administrative Agent by Borrower, and (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement executed by the assignee (Administrative Agent being granted hereby an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Subject Lender as assignor, any Assignment Agreement necessary to effectuate any assignment of such Subject Lender’s interests hereunder in the circumstances contemplated by this subsection 2.9) and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Borrower also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments. Alternatively, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this subsection 2.9 may, at the option of Borrower, include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent. Without the consent of Administrative Agent, the Credit-Linked Deposit funded by any Synthetic Letter of Credit Lender shall not be released in connection with any assignment of its Synthetic Letter of Credit Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to subsections 3.3B(ii) and 3.3C(i)(b) in respect of such assignee’s obligations under the Synthetic Letter of Credit Commitment assigned to it.

2.10                        Incremental Term Loans.

(i)            Borrower may, by written notice to Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (a) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (b) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (c) whether such Incremental Term Loan Commitments are commitments to make additional U.S. Dollar Term Loans or commitments to make term loans with terms different from the U.S. Dollar Term Loans (“Other Term Loans”).

(ii)           Borrower and each Incremental Term Lender shall execute and deliver to Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Requisite Lenders, (a) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (b) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the U.S. Dollar Term Loans and (c) if the initial yield on such Other Term Loans (as determined by Administrative Agent to be equal to the sum of (1) the margin above the Adjusted LIBOR Rate on such Other Term Loans and (2) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Parent, Borrower or any Subsidiary of Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the LIBOR Rate Margin then in effect for U.S. Dollar Term Loans, then the LIBOR Rate Margin then in effect for U.S. Dollar Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby.

(iii)          Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this subsection 2.10 unless (a) on the date of such effectiveness, the conditions set forth in subsections 4.2B(i), (ii), (iii) and (iv) shall be satisfied, (b) after giving effect to the making of any Incremental Term Loans and the use of the proceeds thereof, Borrower would be in pro forma compliance with the financial covenants set forth in subsections 7.6A and 7.6B as of and for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to subsection 6.1 (assuming for the purposes of subsection 7.6B that such transactions occurred at the end of such period and for the purposes of subsection 7.6A that such transactions occurred at the beginning of such period), (c) Administrative Agent shall have received an Officer’s Certificate of Borrower as to clauses (a) and (b) (with reasonably detailed calculations in the case of clause (b)) dated such date, and (d) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by Administrative Agent and consistent with those delivered on the Restatement Date under subsection 4.1.

(iv)          Each of the parties hereto hereby agrees that Administrative Agent may, in consultation with Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each borrowing of outstanding U.S. Dollar Term Loans on a pro rata basis. This may be accomplished by requiring each outstanding applicable LIBOR Rate Loan to be converted into a Base Rate Loan on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding applicable LIBOR Rate Loan on a pro rata basis. Any conversion of LIBOR Rate Loans to Base Rate Loans required by the preceding sentence shall be subject to subsection 2.6.  If any Incremental Term Loan is to be allocated to an existing Interest Period for a LIBOR Rate Loan, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under subsection 2.4A(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

Section 3.              LETTERS OF CREDIT

3.1                               Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein.

A.            Letters of Credit.

(i)            Revolving Letters of Credit.  In addition to Borrower requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(i) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(ii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Restatement Date to but excluding the 30th day prior to the Revolving

Loan Commitment Termination Date, that one or more Revolving Lenders issue Revolving Letters of Credit payable on a sight basis for the account of Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(iii)) shall not be obligated to, issue such Revolving Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

(a)           any Revolving Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

(b)           any Revolving Letter of Credit if, after giving effect to such issuance, the Revolving Letter of Credit Usage would exceed $35,000,000;

(c)           any Standby Letter of Credit having an expiration date later than the earlier of (1) ten days prior to the Revolving Loan Commitment Termination Date and (2) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (2) shall not prevent any Revolving Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Revolving Issuing Lender elects not to extend for any such additional period; and provided, further, that such Revolving Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Revolving Issuing Lender must elect whether or not to allow such extension;

(d)           any Standby Letter of Credit issued for the purpose of supporting (1) trade payables or (2) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code);

(e)           any Commercial Letter of Credit having an expiration date (1) later than the earlier of (x) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (2) that is otherwise unacceptable to the applicable Revolving Issuing Lender in its reasonable discretion; or

(f)            any Revolving Letter of Credit denominated in a currency other than Dollars.

(ii)           Synthetic Letters of Credit.  In addition, Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Restatement Date to but excluding the 30th day prior to the Synthetic Letter of Credit Facility Maturity Date, that one or more Synthetic Letter of Credit Lenders issue Synthetic Letters of Credit payable on a sight basis for the account of Borrower for the purposes specified in the definition of Standby Letters of Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Synthetic Letter of Credit Lenders may, but (except as provided in subsection 3.1B(iii)) shall not be obligated to, issue such Letter of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that any Synthetic Letter of Credit Lender issue (and no Synthetic Letter of Credit Lender shall issue):

(a)  any Synthetic Letter of Credit if, after giving effect to such issuance, the Total Utilization of Synthetic Letter of Credit Commitments would exceed the lesser of (1) the Synthetic Letter of Credit Commitments then in effect and (2) the aggregate amount of the Credit-Linked Deposits outstanding at such time;

(b)  any Synthetic Letter of Credit having an expiration date later than the earlier of (1) ten days prior to the Synthetic Letter of Credit Facility Maturity Date and (2) the date which is one year from the date of issuance of such Synthetic Letter of Credit; provided that the immediately preceding clause (2) shall not prevent any Issuing Lender from agreeing that a Synthetic Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Synthetic Letter of Credit Issuing Lender elects not to extend for any such additional period; and provided, further, that such Synthetic Letter of Credit Issuing Lender shall elect not to extend such Synthetic Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Synthetic Letter of Credit Issuing Lender must elect whether or not to allow such extension;

(c)  any Synthetic Letter of Credit issued for the purpose of supporting (1) trade payables or (2) any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code); or

(d)  any Synthetic Letter of Credit denominated in a currency other than Dollars.

B.    Mechanics of Issuance.

(i)            Request for Issuance.  Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Administrative Agent if Administrative Agent is not the proposed Issuing Lender) a Request for Issuance of Letter of Credit, substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance.  The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance.  In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Borrower may submit Requests for Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance without receiving an original signed copy thereof.  No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

(ii)           Borrower shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Request for Issuance.

(iii)          Determination of Issuing Lender.  (a) Upon receipt by a proposed Revolving Issuing Lender of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Revolving Letter of Credit, (1) in the event Administrative Agent is the proposed Revolving Issuing Lender, Administrative Agent shall be the Revolving Issuing Lender with respect to such Revolving Letter of Credit, notwithstanding the fact that the Revolving Letter of Credit Usage with respect to such Revolving Letter of Credit and with respect to all other Revolving Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent’s outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent’s Revolving Loan Commitment then in effect, and (2) in the event any other Revolving Lender is the proposed Revolving Issuing Lender, such Revolving Lender shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Revolving Letter of Credit, and (x) if such Revolving Lender so elects to issue such Revolving Letter of Credit it shall be the Revolving Issuing Lender with respect thereto and (y) if such Revolving Lender fails to so promptly notify Borrower and Administrative Agent or declines to issue such Revolving Letter of Credit, Borrower may request Administrative Agent or another Revolving Lender to be the Revolving Issuing Lender with respect to such Revolving Letter of Credit in accordance with the provisions of this subsection 3.1B; and (b) upon receipt by a proposed Synthetic Letter of Credit Issuing Lender of a Request for Issuance pursuant to subsection 3.1B(i) requesting the issuance of a Synthetic Letter of Credit, (1) in the event Administrative Agent is the proposed Synthetic Letter of Credit Issuing Lender, Administrative Agent

shall be the Synthetic Letter of Credit Issuing Lender with respect to such Synthetic Letter of Credit, notwithstanding the fact that the Synthetic Letter of Credit Usage with respect to such Synthetic Letter of Credit and with respect to all other Synthetic Letters of Credit issued by Administrative Agent, may exceed Administrative Agent’s Synthetic Letter of Credit Commitment then in effect, and (2) in the event any other Synthetic Letter of Credit Lender is the proposed Issuing Lender, such Synthetic Letter of Credit Lender shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Synthetic Letter of Credit, and (x) if such Synthetic Letter of Credit Lender so elects to issue such Synthetic Letter of Credit it shall be the Synthetic Letter of Credit Issuing Lender with respect thereto and (y) if such Synthetic Letter of Credit Lender fails to so promptly notify Borrower and Administrative Agent or declines to issue such Synthetic Letter of Credit, Borrower may request Administrative Agent or another Synthetic Letter of Credit Lender to be the Synthetic Letter of Credit Issuing Lender with respect to such Synthetic Letter of Credit in accordance with the provisions of this subsection 3.1B.

(iv)          Issuance of Letter of Credit.  Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender’s standard operating procedures.

(v)           Notification to Revolving Lenders and Synthetic Letter of Credit Lenders.  Upon the issuance of or amendment to any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Borrower of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment.  Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, in writing of such issuance or amendment and the amount of such Revolving Lender’s or Synthetic Letter of Credit Lender’s, as the case may be, respective participation in such Letter of Credit or amendment.

C.    Purchase of Participations in Letters of Credit.  Immediately upon the issuance of (i) each Revolving Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Revolving Issuing Lender a participation in such Revolving Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder and (ii) each Synthetic Letter of Credit, each Synthetic Letter of Credit Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Synthetic Letter of Credit Issuing Lender a participation in such Synthetic Letter of Credit and any drawings honored thereunder in an amount equal to such Synthetic Letter of Credit Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

3.2                               Letter of Credit Fees.

Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

(i)            with respect to any Revolving Letter of Credit, (a) a fronting fee, payable directly to the applicable Revolving Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Revolving Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable LIBOR Rate Margin for the Revolving Loans multiplied by the daily amount available to be drawn under such Revolving Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

(ii)           with respect to any Synthetic Letter of Credit, (a) a fronting fee, payable directly to the applicable Synthetic Letter of Credit Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Synthetic Letter of Credit and (b) a letter of credit facility fee, payable to Administrative Agent for the account of Synthetic Letter of Credit Lenders, equal to (1) the sum of (x) the applicable LIBOR Rate Margin for the Synthetic Letter of Credit Loans and (y) the Interest Rate Differential multiplied by (2) the daily amount of the difference between (x) the Synthetic Letter of Credit Commitments less (y) any outstanding Synthetic Letter of Credit Loans, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

(iii)          with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under any of clauses (i) - (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(iv)          For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination.  Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or clause (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, its Pro Rata Share of such amount.

3.3                               Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

A.            Responsibility of Issuing Lender With Respect to Drawings.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof,

the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

B.    Reimbursement by Borrower of Amounts Paid Under Letters of Credit.

(i)                            Reimbursement by Borrower of Amounts Paid Under Revolving Letters of Credit.  In the event a Revolving Issuing Lender has determined to honor a drawing under a Revolving Letter of Credit issued by it, such Revolving Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Revolving Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Revolving LC Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (a) unless Borrower shall have notified Administrative Agent and such Revolving Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Revolving Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Revolving LC Reimbursement Date in an amount in Dollars equal to the amount of such payment and (b) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Revolving LC Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Revolving Issuing Lender for the amount of such payment; and provided, further, that if for any reason proceeds of Revolving Loans are not received by such Revolving Issuing Lender on the Revolving LC Reimbursement Date in an amount equal to the amount of such payment, Borrower shall reimburse such Revolving Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this subsection 3.3B(i) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

(ii)           Reimbursement by Borrower of Amounts Paid Under Synthetic Letters of Credit.  In the event a Synthetic Letter of Credit Issuing Lender has determined to honor a drawing under a Synthetic Letter of Credit issued by it, such Synthetic Letter of Credit Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Synthetic Letter of Credit Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Synthetic Letter of Credit Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (a) unless Borrower shall have notified Administrative Agent and such Synthetic Letter of Credit Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Synthetic Letter of Credit Issuing Lender for the amount of such payment with funds other than the proceeds of Synthetic Letter of Credit Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Synthetic Letter of Credit Lenders to make Synthetic Letter of Credit Loans that are Base Rate Loans on the Synthetic Letter of Credit Reimbursement Date in an amount in Dollars equal to the amount of such payment and (b) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Synthetic Letter of Credit Lenders shall, on the Synthetic Letter of Credit Reimbursement Date, make Synthetic Letter of Credit Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Synthetic Letter of Credit Issuing Lender for the amount of such payment; provided further, that each Synthetic Letter of Credit Lender hereby irrevocably authorizes Administrative Agent to fund such Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Loans by withdrawing an amount equal to the amount of each of such Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Loans from such Synthetic Letter of Credit Lender’s Credit-Linked Deposit; and provided further, that if for any reason proceeds of Synthetic Letter of Credit Loans are not received by such Synthetic Letter of Credit Issuing Lender on the Synthetic Letter of Credit Reimbursement Date in an amount equal to the amount of such payment, Borrower shall reimburse such Synthetic Letter of Credit Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Synthetic Letter of Credit Loans, if any, which are so received.  Nothing in this subsection 3.3B(ii) shall be deemed to relieve any Synthetic Letter of Credit Lender from its obligation to make Synthetic Letter of Credit Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Synthetic Letter of Credit Lender resulting from the failure of such Synthetic Letter of Credit Lender to make such Synthetic Letter of Credit Loans under this subsection 3.3B.

C.    Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

(i)            (a)  Payment by Revolving Lenders.  In the event that Borrower shall fail for any reason to reimburse any Revolving Issuing Lender as provided in subsection 3.3B(i) in an amount equal to the amount of any payment by such Revolving Issuing Lender under a Revolving Letter of Credit issued by it, such Revolving Issuing Lender shall promptly notify Administrative Agent who will notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share.  Each Revolving Lender shall make available to Administrative Agent for the benefit of such Revolving Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative

Agent.  In the event that any Revolving Lender fails to make available to Administrative Agent for the benefit of such Revolving Issuing Lender on such Business Day the amount of such Revolving Lender’s participation in such Revolving Letter of Credit as provided in this subsection 3.3C(i)(a), such Revolving Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Revolving Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  Nothing in this subsection 3.3C(i)(a) shall be deemed to prejudice the right of any Revolving Lender to recover from any Revolving Issuing Lender any amounts made available by such Revolving Lender to such Revolving Issuing Lender pursuant to this subsection 3.3C(i)(a) in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Revolving Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Revolving Issuing Lender.

(b)           Payment by Synthetic Letter of Credit Lenders.  In the event that Borrower shall fail for any reason to reimburse any Synthetic Letter of Credit Issuing Lender as provided in subsection 3.3B(ii) in an amount equal to the amount of any payment by such Synthetic Letter of Credit Issuing Lender under a Synthetic Letter of Credit issued by it, such Synthetic Letter of Credit Issuing Lender shall promptly notify Administrative Agent, who will, upon request by any Synthetic Letter of Credit Lender, notify each Synthetic Letter of Credit Lender of the unreimbursed amount of such honored drawing and of such Synthetic Letter of Credit Lender’s respective participation therein based on such Synthetic Letter of Credit Lender’s Pro Rata Share.  Each Synthetic Letter of Credit Lender hereby irrevocably authorizes Administrative Agent to make such payment available to such Synthetic Letter of Credit Issuing Lender on the first Business Day after the date notified by Administrative Agent in an amount equal to such Synthetic Letter of Credit Lender’s respective participation from such Synthetic Letter of Credit Lender’s Credit-Linked Deposit.  In the event that Administrative Agent reasonably determines that applicable law or the order of any court or other Government Authority stays or prohibits Administrative Agent from making available to such Synthetic Letter of Credit Issuing Lender on such Business Day the full amount of each Synthetic Letter of Credit Lender’s participation in such Synthetic Letter of Credit as provided in this subsection 3.3C(i)(b), such Synthetic Letter of Credit Issuing Lender shall, without further act, become the owner of, and succeed to the rights of such Synthetic Letter of Credit Lender with respect to, a portion of such Synthetic Letter of Credit Lender’s Credit-Linked Deposit in an amount equal to the amount of the portion of such participation not so made available, together with all interest, fees, amounts payable pursuant to subsection 3.6D and all other amounts payable thereon.  Nothing in this subsection 3.3C(i)(b) shall be deemed to prejudice the right of any Lender to recover from any Synthetic Letter of Credit

Issuing Lender any amounts made available by such Synthetic Letter of Credit Lender to such Synthetic Letter of Credit Issuing Lender pursuant to this subsection 3.3C(i)(b) in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Synthetic Letter of Credit by such Synthetic Letter of Credit Issuing Lender in respect of which payment was made by such Synthetic Letter of Credit Lender constituted gross negligence or willful misconduct on the part of such Synthetic Letter of Credit Issuing Lender.

(ii)           Distribution to Lenders of Reimbursements Received From Borrower.  (a)  In the event that any Revolving Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Revolving Letter of Credit issued by it, such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender’s Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrower in reimbursement of such payment under such Letter of Credit when such payments are received.  Any such distribution shall be made to such other Revolving Lender.

(b)(1)  In the event that any Synthetic Letter of Credit Issuing Lender shall have been reimbursed by Synthetic Letter of Credit Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Synthetic Letter of Credit issued by it, such Issuing Lender shall distribute to Administrative Agent on behalf of each Synthetic Letter of Credit Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Synthetic Letter of Credit Lender’s Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrower in reimbursement of such payment under such Letter of Credit when such payments are received.  Any such distribution shall, subject to the last sentence of this subsection 3.3C(ii)(b)(1), be made to such Synthetic Letter of Credit Lender.  Any distribution to be made to the Synthetic Letter of Credit Lenders pursuant to this subsection 3.3C(ii)(b)(1) shall, to the extent of the excess of the Synthetic Letter of Credit Commitments over the Total Utilization of Synthetic Letter of Credit Commitments, be retained by Administrative Agent and applied to increase the amount of each Synthetic Letter of Credit Lender’s Credit-Linked Deposit in an amount equal to such Synthetic Letter of Credit Lender’s Pro Rata Share of such excess.

                (2)  Without limiting the obligations of Borrower under subsection 2.6D or subsection 3.6D, in the event that a drawing under a Synthetic Letter of Credit (A) that has been reimbursed with the proceeds of Synthetic Letter of Credit Loans that were funded by withdrawals from the Credit-Linked Deposits as provided in subsection 3.3B(ii) or (B) for which payment to the Synthetic Letter of Credit Issuing Lender by the Synthetic Letter of Credit Lenders has been funded by withdrawals from the Credit-Linked Deposits as provided in subsection 3.3C(i)(b), in either case shall be reimbursed by Borrower on a day other than the last day of an interest period or period of investment applicable to the Credit-Linked Deposits, Administrative Agent may elect to invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the interest period or scheduled investment termination date at the time in effect and Borrower shall pay to Administrative Agent on the last day of such interest period or such scheduled investment termination date, the amount, if any, by which the interest accrued on a like amount of the Credit-Linked Deposits at the Adjusted LIBOR Rate for the interest period or period of investment in effect therefor shall exceed the interest actually earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable interest period or period of investment, as determined by Administrative Agent in good faith (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to Borrower.  No delay in, or failure to deliver, any such request for payment by Administrative Agent shall in any way relieve or diminish the obligations of Borrower to pay to Administrative Agent the amount of interest required to be paid as provided above in the preceding sentence.  In the event that Borrower shall fail to pay any amount due under this paragraph, the return payable by Administrative Agent to the Synthetic Letter of Credit Lenders on their Credit-Linked Deposits under subsection 3.6B(iii) shall be reduced by a corresponding amount, and the Synthetic Letter of Credit Lenders shall, without further act, succeed to the rights of Administrative Agent with respect to such amount due from Borrower, ratably according to the amounts of their respective Credit-Linked Deposits.

D.    Interest on Amounts Paid Under Letters of Credit.

(i)            Payment of Interest by Borrower.  Borrower agrees to pay to each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans or Synthetic Letter of Credit Loans pursuant to subsection 3.3B) at a rate equal to (a) with respect to Revolving Letters of Credit, (1) for the period from the date such drawing is honored to but excluding the Revolving LC Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (2) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans, and (b) with respect to Synthetic Letters of Credit, (1) for the period from the date such drawing is honored to but excluding the Synthetic Letter of Credit Reimbursement Date, the rate then in effect under this Agreement with respect to Term Loans that are Base Rate Loans and (2) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Term Loans that are Base Rate Loans.  Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii)           Distribution of Interest Payments by Issuing Lender.  Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i)

with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans or Synthetic Letter of Credit Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders or Synthetic Letter of Credit Lenders, as the case may be, pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to Administrative Agent on behalf of each other Revolving Lender or Synthetic Letter of Credit Lender, as the case may be, that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender’s Pro Rata Share or Synthetic Letter of Credit Lender’s Pro Rata Share, as the case may be, of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders or Synthetic Letter of Credit Lenders, as the case may be, for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders or Synthetic Letter of Credit Lenders, as the case may be, to but excluding the date on which such portion of such payment is reimbursed by Borrower.  Administrative Agent shall distribute any such amounts to a Revolving Lender or Synthetic Letter of Credit Lender, as the case may be.

3.4                               Obligations Absolute.

The obligation of Borrower to reimburse each Revolving Issuing Lender and each Synthetic Letter of Credit Lender, as the case may be, for payments under the Letters of Credit issued by it, and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B(i), and any Synthetic Letter of Credit Loans made by Synthetic Letter of Credit Lenders pursuant to subsection 3.3B(ii), as the case may be, and the obligations of Revolving Lenders and Synthetic Letter of Credit Lenders, as the case may be, under subsection 3.3C(i)(a) and 3.3C(i)(b), respectively, shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i)            any lack of validity or enforceability of any Letter of Credit;

(ii)           the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or Synthetic Letter of Credit Lender or any other Person or, in the case of a Revolving Lender or Synthetic Letter of Credit Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii)          any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries;

(vi)          any breach of this Agreement or any other Loan Document by any party thereto;

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii)        the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5                               Nature of Issuing Lenders’ Duties.

As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6                               Credit-Linked Deposits.

A.            Credit-Linked Deposits.  On the Restatement Date, each Synthetic Letter of Credit Lender shall have deposited with Administrative Agent such Synthetic Letter of Credit Lender’s Credit-Linked Deposit.  The Credit-Linked Deposits have been and shall continue to be held by Administrative Agent in (or credited to) one or more operating and/or investment accounts of, and established by, Administrative Agent under its sole and exclusive control and maintained at the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 (or such other office as Administrative Agent shall from time to time designate to the Synthetic Letter of Credit Lenders).  Administrative Agent shall use the Credit-Linked Deposits (i) to fund the Synthetic Letter of Credit Loans on behalf of the Synthetic Letter of Credit Lenders pursuant to subsection 3.3B(ii) and (ii) to fund the payments on behalf of the Synthetic Letter of Credit Lenders to be made to the Synthetic Letter of Credit Issuing Lenders as (and to the extent) required by subsection 3.3C(i)(b).  Administrative Agent shall not be required to return any portion of a Credit-Linked Deposit to the holder of such Credit-Linked Deposit unless either (I) the Synthetic Letter of Credit Commitments have been terminated and either (A) all Synthetic Letters of Credit have been cancelled and returned to the respective Issuing Lender or (B) pursuant to Section 8 Borrower has provided cash collateral in accordance with the Security Agreement for the maximum amount that may at any time be drawn under all Synthetic Letters of Credit then outstanding or (II) the Synthetic Letter of Credit Commitments have been reduced and, as a result of such reduction, the amount of such Synthetic Letter of Credit Lender’s Credit-Linked Deposit exceeds the greater of (A) the amount of such Synthetic Letter of Credit Lender’s Synthetic Letter of Credit Commitment and (B) the sum of such Synthetic Letter of Credit Lender’s Pro Rata Share of the undrawn portion of all outstanding Synthetic Letters of Credit (to the extent of so much of such undrawn portion as has not been adequately secured by the posting of cash collateral by Borrower in accordance with the Security Agreement) and such Synthetic Letter of Credit Lender’s Pro Rata Share of all unreimbursed drawings under Synthetic Letters of Credit.  No Person other than Administrative Agent shall have a right of withdrawal from any Credit-Linked Deposit or any other right or power with respect to the Credit-Linked Deposits.  Notwithstanding anything herein to the contrary, the obligation of each Synthetic Letter of Credit Lender to fund its participation in Synthetic Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit (except that such obligation shall be restored in the event that Administrative Agent reasonably determines that applicable law or the order of any Government Authority prohibits Administrative Agent from using a Synthetic Letter of Credit Lender’s Credit-Linked Deposit as described above due to the bankruptcy or insolvency of such Synthetic Letter of Credit Lender or due to any Lien in favor of creditors of such Synthetic Letter of Credit Lender).

B.            Use and Investment of Credit-Linked Deposits.  Each of Administrative Agent, each Issuing Lender and each Synthetic Letter of Credit Lender hereby acknowledges and agrees (i) that each Synthetic Letter of Credit Lender has funded its Credit-Linked Deposit to Administrative Agent for application to fund such Lender’s obligation to make Synthetic Letter of Credit Loans in the manner contemplated by subsection 3.3B or to make available an amount equal to its respective participation in Synthetic Letters of Credit in the manner contemplated by subsection 3.3C, (ii) that Administrative Agent may invest the funds on deposit in the Credit-Linked Deposits in such investments as may be determined from time to time by Administrative Agent in its discretion and (iii) that Administrative Agent shall pay to each holder of a Credit-Linked Deposit a return on such Credit-Linked Deposit (except as otherwise provided in subsection 3.3C(ii)(b)(2) or subsection 3.6E) equal to the excess of the Adjusted LIBOR Rate for a 3-month interest period (or a shorter period, as necessary to avoid any interest period extending beyond the stated expiration date of the Synthetic Letter of Credit relating to such Credit-Linked Deposit) over the Interest Rate Differential, in arrears on the last day of the interest period applicable to such Credit-Linked Deposit (or, if earlier, the date on which an amount on deposit in such Credit-Linked Deposit is either (x) used to fund a payment under subsection 3.3B(ii) or 3.3C(i)(b), or (y) returned to the holder of such Credit-Linked Deposit).

C.            Ownership of Credit-Linked Deposits.  Borrower shall have no right, title or interest in or to the Credit-Linked Deposits, it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the Synthetic Letter of Credit Lenders and the application of the Credit-Linked Deposits in the manner contemplated by subsections 3.3B and 3.3C constitute agreements among Administrative Agent, each Issuing Lender and each Synthetic Letter of Credit Lender with respect to the participations in the Synthetic Letters of Credit and do not constitute any loan or extension of credit to Borrower directly by the Synthetic Letter of Credit Lenders.

D.            Compensation for Breakage and Other Costs.  In the event that a drawing is made under a Synthetic Letter of Credit on a date other than the last day of an interest period or period of investment with respect to the Credit-Linked Deposits relating to such Letter of Credit, Borrower shall compensate Administrative Agent, upon written request by Administrative Agent pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by Administrative Agent to lenders of funds borrowed by it to make or carry any payments to an Issuing Lender while any investments with respect to a Credit-Linked Deposit were being liquidated) that Administrative Agent may sustain as a result of such event.  Without limiting the foregoing, if any Credit-Linked Deposits previously withdrawn as provided herein shall be subsequently reimbursed by  Borrower or any other Loan

Party other than on the last day of a period of investment with respect to the Credit-Linked Deposits, Administrative Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of such period of investment and Borrower shall pay to Administrative Agent, upon Administrative Agent’s request therefor, the amount, if any, by which the interest accrued on a like amount of the Credit-Linked Deposits at the Adjusted LIBOR Rate for such period of investment shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of such period of investment, as determined by Administrative Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to Borrower.  If Borrower shall fail to pay an amount due under the preceding sentence, the interest payable by Administrative Agent to the applicable Lenders on their Credit-Linked Deposits under subsection 3.6B shall be correspondingly reduced and each such Lender shall without further act succeed, ratably in accordance with its Pro Rata Share, to the rights of Administrative Agent with respect to such amount.  In addition, Borrower shall pay to Administrative Agent from time to time upon demand Administrative Agent’s actual and reasonable administrative costs for investing the Credit-Linked Deposits.  Without limiting the obligations of the Lenders under subsection 9.4 of this Agreement, and without limiting the obligations of Borrower under this paragraph, all amounts payable by Borrower under this paragraph shall be indemnified by the holders of the affected Credit-Linked Deposits in proportion to the amount of their respective affected Credit-Linked Deposits to the extent not paid by Borrower.

E.             Change in Circumstances.  If Administrative Agent is not offering Dollar deposits (in the applicable amounts) in the London interbank market, or if Administrative Agent determines that adequate and fair means do not exist for ascertaining the Adjusted LIBOR Rate for the Credit-Linked Deposits (or any part of any thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.              CONDITIONS TO LOANS AND LETTERS OF CREDIT

The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1                               Conditions to Supplemental Term Loans.

The obligations of Lenders to make the Supplemental Term Loans on the Restatement Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

A.            Loan Party Documents.  On or before the Restatement Date, Borrower shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Date:

(i)            A certificate, dated the Restatement Date and signed by the Secretary or an Assistant Secretary of Parent and Borrower, certifying that (A) except as set forth on any schedule attached thereto, the Organizational Documents of Parent, Borrower and each other Loan Party previously delivered on the Original Closing Date (or such later date on which such Person became a Loan Party) have not been amended since the date of such delivery, (B) attached thereto are resolutions duly adopted by the Governing Body of Parent, Borrower and each other Loan Party approving and authorizing the execution, delivery and performance of the Amendment Agreement (including Exhibit A thereto in the form of this Agreement) and the other Loan Documents to which such Person is a party, as applicable, and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) attached thereto is a certificate as to the good standing of Parent, Borrower and each other Loan Party, each dated as of a recent date prior to the Restatement Date from the Secretary of State (or equivalent Government Authority) of the state of its organization, and (D) as to the incumbency and specimen signature of each officer executing the Amendment Agreement and any other Loan Document or any other document delivered in connection therewith on behalf of such Loan Party;

(ii)           A certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above;

(iii)          Executed originals of the Loan Documents being entered into on the Restatement Date to which such Person is a party; and

(iv)          Such other documents as Administrative Agent or Co-Arrangers may reasonably request.

B.    Fees.  Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, all fees and other amounts due and payable on or prior to the Restatement Date, including (i) all accrued and unpaid fees pursuant to subsection 3.2 in respect of the LC Facility and the Existing Revolving Credit Facility, (ii) all accrued and unpaid commitment fees pursuant to subsection 2.3 in respect of the Existing Revolving Credit Facility and (iii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to reimbursed or paid by Borrower hereunder or under any other Loan Document.

C.    Representations and Warranties; No Default; Performance of Agreements.  Borrower shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance satisfactory to Administrative Agent, confirming compliance with the conditions precedent set forth in subsections 4.2B(i), (ii), (iii) and (iv).

D.    Opinions of Counsel to Loan Parties.  Administrative Agent shall have received, on behalf of itself and Lenders, originally executed copies of a written opinion of (i) Mayer, Brown, Rowe & Maw LLP, counsel for the Loan Parties and (ii) each local counsel set forth on Schedule 4.1D annexed hereto, in each case (a) in form and substance reasonably satisfactory to Administrative Agent and its counsel, (b) addressed to Administrative Agent, Lenders and Issuing Lenders, (c) dated as of the Restatement Date and (d) covering such matters as Administrative Agent acting on behalf of Lenders and Issuing Lenders may reasonably request (this Agreement constituting a written request by Borrower to such counsel to deliver such opinions to Administrative Agent).

E.     Amendment Agreement.  The IPO Amendments (as defined in the Amendment Agreement) and the amendment and restatement of the Existing Credit Agreement effected thereby in connection therewith pursuant to the Amendment Agreement shall have become effective in accordance with its terms.

F.     Solvency Assurances.  On the Restatement Date, Administrative Agent and Lenders shall have received a Financial Condition Certificate dated the Restatement Date and signed by the chief financial officer of Borrower, substantially in the form of Exhibit X annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, each of Parent, Borrower and each Subsidiary Guarantor will be Solvent.

G.    Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc.  Borrower shall have obtained all material Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Parent and its Subsidiaries in substantially the same manner as conducted prior to the Restatement Date.  Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof.  No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

H.    Security Interests; Collateral Documents.  The Collateral Documents shall be in full force and effect on the Restatement Date, and each document (including Uniform Commercial Code financing statements and modifications to the Mortgages referred to in subsection 5.16B (and, to the extent reasonably requested by Administrative Agent, opinions of local counsel relating to such Mortgage modifications in form and substance reasonably satisfactory to Administrative Agent and title insurance policies or, to the extent available, bring down endorsements to the existing title insurance policies previously issued to Administrative Agent, in each case dated as of the Restatement Date, insuring the Lien of each Mortgage as a First Priority Lien, together with such endorsements as Administrative Agent shall reasonably request)) required by law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create or continue in favor of Administrative Agent, for the benefit of Lenders, a valid, legal and, if applicable, upon such filing and recording perfected First Priority security interest in the entire personal and mixed property Collateral shall have been delivered to Administrative Agent.  The Pledged Collateral shall be duly and validly pledged under the Collateral Documents to Administrative Agent, for the benefit of Lenders, and certificates representing such Pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to Administrative Agent.

I.      Consummation of IPO and Refinancing Transactions.  Parent and Borrower shall have consummated (or, substantially contemporaneously with the making of the Supplemental Term Loans on the Restatement Date, shall consummate) (i) the IPO in accordance with applicable law and the rules and regulations of the Securities and Exchange Commission (and shall have received the IPO Proceeds), (ii) the Senior Subordinated Notes Repurchase (and, if fewer than all the Senior Subordinated Notes shall have been so purchased, the Senior Subordinated Note Indenture shall have been amended pursuant to the Senior Subordinated Notes Consent Solicitation), all in accordance with applicable law and the Senior Subordinated Note Indenture, (iii) the Parent Junior Subordinated Notes Repurchase, (iv) the Sponsor Preferred Stock Redemption and (v) the Parent Common Stock Repurchase.

J.     Existing Indebtedness to Remain Outstanding.  Administrative Agent shall have received an Officer’s Certificate of Borrower stating that, after giving effect to the transactions contemplated by this Agreement, the Loan Parties shall not have outstanding any Indebtedness or preferred equity interests other than Indebtedness under the Loan Documents and other Indebtedness permitted pursuant to subsection 7.1.

K.    PATRIOT ACT.  The Lenders shall have received to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

4.2                               Conditions to All Loans.

The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

A.    Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

B.    As of that Funding Date:

(i)            The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided that where a representation and warranty is already qualified as to materiality, the materiality qualifier in this clause shall be disregarded for purposes of this condition;

(ii)           No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

(iii)          Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

(iv)          No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.

4.3                               Conditions to Letters of Credit.

The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

A.            On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

B.            On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.              BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders or Synthetic Letter of Credit Lenders, as the case may be, to purchase participations therein, Borrower represents and warrants to each Lender:

5.1                               Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

A.            Organization and Powers.  Each Loan Party is a corporation, partnership, trust or limited liability company duly organized and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto.  Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except, in each case, where a lack of such corporate power and authority could not be expected to have, individually or in the aggregate, a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

B.            Qualification and Good Standing.  Each Loan Party is qualified to do business and is in good standing to the extent required under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation to the extent required under the laws of each jurisdiction where the nature of its business and operations requires such qualification, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

C.            Conduct of Business.  Parent and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

D.            Subsidiaries.  All of the Subsidiaries of Parent and their jurisdictions of organization as of the Restatement Date are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv).  The Capital Stock of each of the Subsidiaries of Parent identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.  Each of the Subsidiaries of Parent identified in Schedule 5.1 annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where it is necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.  Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth as of the Restatement Date the identity of all Material Subsidiaries and the ownership interest of Parent and each of its Subsidiaries in each of the Subsidiaries of Parent identified therein.

5.2                               Authorization of Borrowing, etc.

A.            Authorization.  The Transactions have been duly authorized by all necessary action on the part of each Loan Party that is a party to any Loan Document or other agreement or instrument relating to the Transactions.

B.            No Conflict.  The consummation of the Transactions will not (i) violate any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, the Organizational Documents of Parent or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Parent or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Parent or any of its Subsidiaries,

(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or as otherwise permitted under this Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Date and except, in each case, to the extent such violation, conflict, breach or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

C.    Governmental Consents.  The Transactions do not and will not require any Governmental Authorization, except as has been duly obtained and is in full force and effect unless the failure to obtain such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect.

D.    Binding Obligation.  The Amendment Agreement and each of the other Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability.

5.3                               Financial Condition.

Borrower has heretofore delivered to Lenders, (i) the audited consolidated balance sheet of Parent and its Subsidiaries as at December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of Borrower and its Subsidiaries as at March 31, 2006 and the related unaudited consolidated statements of operations and cash flows of Parent and its Subsidiaries for the period then ended.  All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.  Neither Parent nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto or that is otherwise contemplated or permitted under this Agreement and, as of any Funding Date subsequent to the Restatement Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries taken as a whole.

5.4                               No Material Adverse Change.

Since December 31, 2005, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5                               Title to Properties; Liens; Real Property; Intellectual Property.

A.            Title to Properties; Liens.  Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, Parent and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7.  Except as permitted by this Agreement or any other Loan Document, all such properties and assets are free and clear of Liens.

B.    Real Property.  As of the Restatement Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

C.    Intellectual Property.  As of the Restatement Date, Parent and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each of Parent and its Subsidiaries has taken all reasonable steps to protect its Intellectual Property and maintain all registrations and pending applications thereto.  Other than as set forth on Schedule 5.6, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  The use of such Intellectual Property by Parent and its Subsidiaries and the anticipated use does not violate any license or infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All federal and state and all foreign registrations of and applications for Intellectual Property, and material unregistered Intellectual Property, that are owned or licensed by Borrower or any of its Subsidiaries on the Restatement Date are described on Schedule 5.5C annexed hereto.

5.6                               Litigation; Adverse Facts.

Other than as set forth on Schedule 5.6, there are no Proceedings (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither Parent nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7                               Payment of Taxes.

Except to the extent permitted by subsection 6.3, all Tax returns and reports of the Loan Parties required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all Taxes, assessments, fees and other governmental charges upon the Loan Parties and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due except for any such Tax, assessment, fee or charge that is being actively contested by such Loan Party in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in accordance with GAAP shall have been made or provided therefor.  Except as set forth on Schedule 5.7, none of Parent or any of its Subsidiaries has received written notice from any taxing authority of any assessment (or proposed assessment) against any of the Loan Parties that is not being actively contested by such Loan Party in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in accordance with GAAP shall have been made or provided therefor.

5.8                               Performance of Agreements; Material Contracts.

A.            No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where (i) such default or defaults are being contested in good faith by appropriate proceedings or (ii) the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

B.    Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Date.  Except as described on Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9                               Governmental Regulation.

No Loan Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10                        Securities Activities.

A.            No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

B.            Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of the Loan Parties on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11                        Employee Benefit Plans.

A.            Each of the Loan Parties and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and since the date of each most recent letter, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status.

B.    No ERISA Event has occurred or is reasonably expected to occur.

C.    Except to the extent required under Section 4980B of the Internal Revenue Code or other applicable law or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of their respective ERISA Affiliates.

D.    As of the most recent valuation date for any Pension Plan, and excluding for purposes of such computation all Pension Plans which have no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), the sum of:

(i)            the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) individually or in the aggregate for all Pension Plans to which any Loan Party has ever contributed; and

(ii)           the potential liability that the Loan Party could reasonably be expected to incur as the result of the unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate, for all Pension Plans to which no Loan Party has ever contributed (assuming amortization of such unfunded benefit liabilities over ten years);

does not exceed $2,000,000.

E.     As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Loan Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $2,000,000.

5.12                        Certain Fees.

No broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby and Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13                        Environmental Protection.

Except as set forth in Schedule 5.13 annexed hereto:

(i)            none of the Loan Parties nor any of their respective current Facilities or operations nor, to Borrower’s knowledge, any of the Loan Parties’ respective former Facilities or operations, are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)           none of the Loan Parties has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(iii)          there are and, to Borrower’s knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iv)          none of the Loan Parties nor, to Borrower’s knowledge, any predecessor of any of the Loan Parties has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Loan Parties’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

(v)           compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

5.14                        Employee Matters.

There is no strike or work stoppage in existence or threatened involving any of the Loan Parties that could reasonably be expected to result in a Material Adverse Effect.

5.15                        Solvency.

Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16                        Matters Relating to Collateral.

A.            Collateral Documents; Liens.

(i)            The Collateral Documents are effective to create in favor of Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (a) with respect to all Pledged Collateral previously delivered to and in possession of Administrative Agent, the Liens created under the Collateral Documents constitute, or in the case of Pledged Collateral to be delivered to Administrative Agent on or after the Restatement Date, the Liens created under the Collateral Documents will constitute, fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Pledged Collateral, and (b) together with the financing statements previously filed, the Liens created under the Collateral Documents constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in all such Collateral as to which a security interest may be perfected by such a filing (other than Intellectual Property).

(ii)           The short-form intellectual property security agreements currently on file with the PTO, together with the financing statements previously filed, constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the IP Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions (it being understood that subsequent recordings with the PTO may be necessary to perfect a Lien on IP Collateral acquired by the Loan Parties on or after the Restatement Date).

(iii)          The Mortgages create in favor of Administrative Agent for the benefit of the Lenders, legal, valid and enforceable Liens on all of the Loan Parties’ right, title and interest in and to the Real Property Assets thereunder and the proceeds thereof, and when the modifications referred to in subsection 5.16B are recorded, the Mortgages will constitute fully perfected First Priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Real Property Assets thereunder and the proceeds thereof to secure the Obligations.

B.    Governmental Authorizations.  No action, consent or approval of, registration or filing with or any other action by any Government Authority is or will be required in connection with the transactions contemplated hereby, except for (a) the filing of UCC financing statements and filings with the PTO, (b) the recordation of modifications to the Mortgages reflecting, among other things, the making of the Supplemental Term Loans, and (c) such as have been made or obtained and are in full force and effect.

C.    Absence of Third-Party Filings.  Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

D.    Margin Regulations.  The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

E.     Information Regarding Collateral.  All written information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17                        Disclosure.

No material representation or warranty of the Loan Parties contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of any of the Loan Parties for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections, including forecasts, budgets, forward-looking statements and pro forma financial information (the “Projections”) contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18                        Subordinated Indebtedness.

The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions of all Subordinated Indebtedness of Parent and its Subsidiaries (including without limitation, the Senior Subordinated Notes and any Permitted Additional Subordinated Financing).

5.19                        Leasehold Property.

As of the Restatement Date, neither Borrower nor any of the Subsidiary Guarantors has any Leasehold Property that is a Material Real Property.

Section 6.              BORROWER’S AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each other Loan Party to perform, all covenants in this Section 6.

6.1                               Financial Statements and Other Reports.

Borrower will maintain, and cause Parent and the Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  Borrower will deliver to Administrative Agent for distribution to Lenders:

(i)            Events of Default, etc.:  Within 3 Business Days of any Officer of Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any of the Loan Parties or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that is required to be disclosed in a current report filed by any Loan Party with the Securities and Exchange Commission on Form 8-K or would be required if such Loan Party was required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default,

Potential Event of Default, default, event or condition, and what action such Loan Party has taken, is taking and proposes to take with respect thereto;

(ii)           Quarterly Financials:  as soon as available and in any event within the earlier of (a) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and (b) if Borrower is a public reporting company at such time, such earlier date as the Securities and Exchange Commission requires the filing of such information (or, if Borrower is required to file such information on a Form 10-Q with the Securities and  Exchange Commission, promptly following such filing), (a) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (it being understood that the foregoing requirements may be satisfied by delivery of Borrower’s report to the Securities and Exchange Commission on Form 10-Q);

(iii)          Year-End Financials:  as soon as available and in any event within the earlier of (a) 90 days after the end of each Fiscal Year or (b) if Borrower is a public reporting company at such time, such earlier date as the Securities and Exchange Commission requires the filing of such information (or, if Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), (a) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year (it being understood that the foregoing requirements may be satisfied by delivery of Borrower’s report to the Securities and Exchange Commission on Form 10-K), and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by

Parent and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Parent and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iv)          Pricing and Compliance Certificates:  together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, a Compliance Certificate signed by a financial Officer (a) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto, and (b) demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 45th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

(v)           Reconciliation Statements:  if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Parent and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(vi)          Accountants’ Certification:  together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

(vii)         Accountants’ Reports:  promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all material reports submitted to Parent or Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Parent and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(viii)        SEC Filings and Press Releases:  promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Parent and/or Borrower to its security holders or by any of their respective Subsidiaries to its security holders other than Parent and/or Borrower or another Subsidiary of Parent and/or Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Parent and/or Borrower or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Parent and/or Borrower or any of their respective Subsidiaries to the public concerning material developments in the business of Parent and/or Borrower or any of their respective Subsidiaries that are required to be disclosed in a current report filed by Parent and/or Borrower or any of their respective Subsidiaries with the Securities and Exchange Commission on Form 8-K or would be required to be so disclosed if Parent and/or Borrower or such Subsidiary were required to file such reports under the Exchange Act;

(ix)           Litigation or Other Proceedings:  (a) promptly upon any Officer of any Loan Party obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting any Loan Party or any property of any Loan Party not previously disclosed in writing by any Loan Party to Lenders or (2) any material development in any Proceeding that, in any case:

(x)            if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

(y)           seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (b) promptly upon request by Administrative Agent, a schedule of all Proceedings delivered by Borrower to its independent certified public accountants in connection with the report prepared by them on the consolidated financial statements of Parent and its Subsidiaries for each Fiscal Year, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

(x)            ERISA Events:  promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(xi)           ERISA Notices:  with reasonable promptness, copies of (a) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(xii)          Financial Plans:  as soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the “Financial Plan” for such Fiscal Year) prepared in reasonable detail by an Officer of Borrower and in form and substance substantially consistent with the financial projections previously provided to Lenders pursuant to subsection 4.1, including (a) a forecasted consolidated balance sheets and forecasted consolidated statements of operations and cash flows of Parent and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based and (b) such other information and projections as Administrative Agent may reasonably request;

(xiii)         Insurance:  as soon as practicable after any material change in insurance coverage maintained by the Loan Parties notice thereof to Administrative Agent specifying the changes and reasons therefor;

(xiv)        Governing Body:  with reasonable promptness, written notice of any change in the Governing Body of Parent or Borrower;

(xv)         New Subsidiaries:  promptly upon any Person becoming a Subsidiary of Parent or Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became such Subsidiary and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of the Loan Parties (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

(xvi)        Subordinated Debt Notices:  promptly upon receipt by Parent or any of its Subsidiaries of any notice with respect to any Subordinated Indebtedness, and promptly upon the giving of notice by Parent or any of its Subsidiaries with respect to any Subordinated Indebtedness, in each case relating to any default or payment or prepayment of principal or premium, if any, redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to such Subordinated Indebtedness, a copy of such notice; and

(xvii)       Other Information:  with reasonable promptness, such other information and data with respect to any Loan Party as from time to time may be reasonably requested by any Lender.

6.2                               Corporate Existence, etc.

Except as permitted under subsection 7.7, Borrower will, and will cause each of the other Loan Parties to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1 and all rights and franchises material to its business; provided, however, that no Loan Party shall be required to preserve any such right or franchise if the Governing Body of such Loan Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

6.3                               Payment of Taxes and Claims; Tax Consolidation.

A.            Borrower will, and will cause each of the other Loan Parties to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge, tax, assessment or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

B.                                    Borrower will not, nor will it permit any of the other Loan Parties to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent or any of its Subsidiaries).

6.4                               Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.

A.                                    Maintenance of Properties.  Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, Borrower will, and will cause each of the other Loan Parties to, (i) with respect to all material properties used or useful in the business of the Loan Parties, maintain or cause to be maintained such material properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof and (ii) with respect to Intellectual Property, maintain such Intellectual Property as valid and enforceable and from time to time make or cause to be made all appropriate filings thereof.

B.                            Insurance.  Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.  Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, (x) contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $5,000,000 and (y) provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

C.                            Application of Net Insurance/Condemnation Proceeds.

(i)                                     Business Interruption Insurance.  Upon receipt by any Loan Party of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, such Loan Party may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B;

(ii)                                  Net Insurance/Condemnation Proceeds Received by Borrower.  Upon receipt by any Loan Party of any Net Insurance/Condemnation Proceeds (other than from business interruption insurance) in excess of $2,500,000, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall, or shall cause any other Loan Party to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to 100% of such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B.

(iii)                               Net Insurance/Condemnation Proceeds Received by Administrative Agent.  Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $10,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and Borrower shall, or shall cause any other Loan Party to, as soon as reasonably practicable, apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $10,000,000, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement and, so long as Borrower or any other Loan Party proceeds diligently to repair, restore or replace the assets of such Loan Party in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to such Loan Party from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects’ certificates); provided, however, that if at any time Administrative Agent reasonably determines that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 365 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B.

6.5                               Inspection Rights; Lender Meeting.

A.            Inspection Rights.  Borrower shall, and shall cause each of the other Loan Parties to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Parent or its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and, except during the continuance of an Event of Default, no more than once per year.

B.            Lender Meeting.  During the continuance of an Event of Default, Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders to be held at Borrower’s principal offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

6.6                               Compliance with Laws, etc.

Borrower shall comply, and shall cause each of the other Loan Parties to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.7                               Environmental Matters.

A.            Environmental Disclosure.  Borrower will deliver to Administrative Agent and Lenders:

(i)            Environmental Audits and Reports.  As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Parent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii)           Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by any Loan Party or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iii)          Written Communications Regarding Environmental Claims, Releases, Etc.  As soon as practicable following the sending or receipt thereof by any Loan Party, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether such Loan Party may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(iv)          Notice of Certain Proposed Actions Having Environmental Impact.  Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by any Loan Party that could reasonably be expected to (1) expose any Loan Party to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any Loan Party to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for its operations and (b) any proposed action to be taken by any Loan Party to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject the Loan Parties to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

B.    Borrower’s Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

(i)            Remedial Actions Relating to Hazardous Materials Activities.  Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each other Loan Party promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials

Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(ii)           Actions with Respect to Environmental Claims and Violations of Environmental Laws.  Borrower shall promptly take, and shall cause each other Loan Party promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Borrower or such Loan Party that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against any Loan Party and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.8                               Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the Restatement Date.

A.            Execution of Subsidiary Guaranty and Personal Property Collateral Documents.  In the event that any Person becomes a Material Subsidiary of Borrower after the Restatement Date, Borrower will promptly notify Administrative Agent of that fact and cause such Material Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Material Subsidiary described in the applicable forms of Collateral Documents.  In addition, as provided in the Security Agreement, Borrower shall, or shall cause the Material Subsidiary that owns the Capital Stock of such Person, to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

B.            Foreign Subsidiaries.  In the event that any Person becomes a Foreign Subsidiary of Borrower after the Restatement Date, Borrower will promptly notify Administrative Agent of that fact and, if such Subsidiary is directly owned by Borrower or a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 65% of the capital stock of such Foreign Subsidiary.

C.            Subsidiary Organizational Documents, Legal Opinions, Etc.  In the event that any Person becomes a Material Subsidiary after the Restatement Date, Borrower shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Material Subsidiary’s Organizational Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization, (ii) a certificate executed by the secretary or similar officer of such Material Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Material Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Material Subsidiary executing such Loan Documents, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Material Subsidiary by Borrower or a Subsidiary of Borrower that owns such Capital Stock, accompanied by certificates evidencing such Capital Stock, together with irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and (iv) a favorable opinion of counsel to such Material Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Material Subsidiary, (b) the due authorization, execution and delivery by such Material Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Material Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

6.9                               Matters Relating to Additional Real Property Collateral.

A.            Additional Mortgages, Etc.  From and after the Restatement Date, in the event that (i) Parent, Borrower or any Subsidiary Guarantor acquires any Material Real Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Material Real Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Parent and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor’s or senior lienholder’s consent (any such non-excluded Material Real Property described in the foregoing clause (i) or (ii) being an “Additional Mortgaged Property”), Parent, Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property and such opinions, appraisal, documents, title insurance, environmental reports that may be reasonably required by Administrative Agent.

B.            Real Estate Appraisals.  Borrower shall, and shall cause each of the other Loan Parties to, permit an independent real estate appraiser reasonably satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

C.            Collateral Access Agreement. From and after the Restatement Date, in the event that (i) Parent, Borrower or any Subsidiary Guarantor acquires any Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any Leasehold Property, in either case, (x) that is not a Material Real Property and (y) where Parent, Borrower or any such Subsidiary Guarantor holds on a regular basis at such Leasehold Property, personal property with a fair market value in excess of (or Parent, Borrower or such Subsidiary Guarantor anticipates that the fair market value of such personal property held on a regular basis will, at any time during the term of such lease, equal to or exceed) $7,500,000, Parent, Borrower or such Subsidiary Guarantor, as the case may be, shall use its respective commercially reasonable efforts to deliver to Administrative Agent, as soon as practicable after such Person acquires such Leasehold Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed Collateral Access Agreement.

D.            Optional Guaranty.  In the event that any Subsidiary of Parent executes a guaranty of the Senior Subordinated Notes, any Permitted Additional Subordinated Financing or any other Subordinated Indebtedness in a principal amount of $10,000,000 or more, Borrower will cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement, and cause each such Subsidiary to take, all such further action and execute all such further documents and instruments as may be necessary in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on substantially all personal property and all Material Real Property of each such Subsidiary described in the applicable forms of Collateral Documents.

Section 7.              BORROWER’S NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of the other Loan Parties to perform, all covenants in this Section 7.

7.1                               Indebtedness.

Parent and Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i)            Loan Parties may become and remain liable with respect to the Obligations;

(ii)           Parent, Borrower and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(iii)          Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of (a) Capital Leases and (b) Purchase Money Indebtedness aggregating (with respect to clauses (a) and (b)) not in excess of $25,000,000 outstanding at any one time;

(iv)          Borrower may become and remain liable with respect to Indebtedness to any Subsidiary Guarantor, and any Subsidiary of Borrower may become and remain liable with respect to Indebtedness to Borrower or any other Subsidiary Guarantor of Borrower; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes pledged to Administrative Agent, for benefit of Lenders, pursuant to the Security Agreement, (b) all such intercompany Indebtedness owed by Borrower to any Subsidiary Guarantor shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of all Subsidiaries of Borrower that are not Subsidiary Guarantors to Borrower and the Subsidiary Guarantors (other than any such Indebtedness incurred in connection with the consummation of the Aluma Acquisition) shall not exceed $30,000,000 at any time outstanding;

(v)           Borrower may remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed the principal amount of Senior Subordinated Notes not tendered pursuant to the Senior Subordinated Notes Tender Offer as of the Restatement Date;

(vi)          Borrower or a Subsidiary of Borrower may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection 7.3 and a Person that becomes a direct or indirect wholly-owned Subsidiary of Borrower as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness was not created in anticipation of such acquisition; and provided, further that such Indebtedness does not in the aggregate exceed at any time outstanding $20,000,000;

(vii)         Foreign Subsidiaries of Borrower may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(viii)        Borrower and its Subsidiaries, as applicable, may remain liable with respect to, Indebtedness existing on the Restatement Date and described in Schedule 7.1 annexed hereto;

(ix)           Borrower and its Subsidiaries, as applicable, may become and remain liable with respect to Indebtedness which refinances, refunds or replaces the Indebtedness described in Schedule 7.1, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent; provided that (w) such refinancing Indebtedness shall be incurred by Borrower or such applicable Subsidiary, as the case may be, that incurred the Indebtedness being refinanced that is described in Schedule 7.1, (x) the maturity date of such refinancing Indebtedness shall be no earlier than the maturity date of the Indebtedness described in Schedule 7.1 that is being refinanced, (y) the weighted average life to maturity of such refinancing Indebtedness at the time of such refinancing is no less than the weighted average life to maturity of the Indebtedness being refinanced, and (z) the aggregate principal amount of such refinancing Indebtedness shall be less than the lesser of (1) the sum of the aggregate principal amount of the Indebtedness being refinanced as of the date of such refinancing plus all related costs, fees and expenses related to the refinancing and (2) the aggregate principal amount of such Indebtedness as of the Restatement Date;

(x)            Borrower may become and remain liable with respect to Indebtedness constituting Permitted Additional Subordinated Financing in an aggregate principal amount not to exceed $100,000,000 to the extent the full amount of the Net Debt Securities Proceeds of such Permitted Additional Subordinated Financing is used solely (a) to finance the Cash consideration payable in a Permitted Acquisition (including the refinancing of Indebtedness of the Acquired Entity and the payment of related fees and expenses) or (b) to prepay outstanding Term Loans pursuant to subsection 2.4B(i); provided that (1) Borrower shall be in compliance on a pro forma basis after giving effect to any incurrence of Permitted Additional Subordinated Financing (after giving pro forma effect to the application of the proceeds thereof) with each of the financial covenants set forth in subsection 7.6, (2) no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from such incurrence, and (3) Borrower shall have delivered to Administrative Agent an Officer’s Certificate to the effect set forth in the foregoing clauses (1) and (2) and a Compliance Certificate to evidence clause (1); and

(xi)           Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding.

7.2                               Liens and Related Matters.

A.            Prohibition on Liens.  Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent, Borrower or such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)            Permitted Encumbrances;

(ii)           Liens on any asset existing at the time of acquisition of such asset by Borrower or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Borrower or a Subsidiary or to secure any Indebtedness permitted hereby incurred by Borrower or a Subsidiary at the time of or within ninety days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that the Lien shall apply only to the asset so acquired and proceeds thereof; and provided, further, that all such Liens do not in the aggregate secure Indebtedness in excess of $25,000,000 at any time;

(iii)          Liens existing on the Restatement Date and described in Schedule 7.2 annexed hereto;

(iv)          Other Liens securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding; and

(v)           Liens on assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to subsection 7.1(vii).

B.            Equitable Lien in Favor of Lenders.  If Parent or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

C.            No Further Negative Pledges.  Neither Parent nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

D.            No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries.  Parent will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Borrower or any other Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower, except (a) as provided in this Agreement and (b) as may be provided in an agreement with respect to an Asset Sale (but solely with respect to the assets subject to such Asset Sale).

7.3                               Investments; Acquisitions.

Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

(i)            Parent and its Subsidiaries may make and own Investments in Cash Equivalents (and may continue to hold such Investments notwithstanding that such Investments may no longer qualify as a Cash Equivalent);

(ii)           Parent and its Subsidiaries may continue to own the Investments owned by them as of the Restatement Date in any Subsidiaries of Parent, Parent may make and own additional equity Investments in Borrower and Borrower and Subsidiary Guarantors may make and own additional equity Investments in their respective Subsidiary Guarantors;

(iii)          Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

(iv)          Borrower and its Subsidiaries may make Capital Expenditures permitted by subsection 7.8;

(v)           Borrower and its Subsidiaries may continue to own the Investments owned by them on the Restatement Date and described in Schedule 7.3 annexed hereto;

(vi)          Borrower and its Subsidiaries may make additional Investments in their respective wholly-owned Foreign Subsidiaries; provided that (a) the amount of all such Investments constituting equity Investments (other than any such equity Investments made in connection with the consummation of the Aluma Acquisition) does not exceed $30,000,000 in the aggregate for all such Investments since the Original Closing Date and (b) the amount of all such Investments constituting loans or advances permitted under subsection 7.1(iv) (other than any such loans or advances made in connection with the consummation of the Aluma Acquisition) does not exceed $30,000,000 in aggregate principal amount at any time outstanding;

(vii)         Borrower and its Subsidiaries may make and own other Investments (a) in an aggregate amount not to exceed at any time $25,000,000, (b) in an amount not to exceed the Available Excess Cash Flow Amount immediately prior to the making of such Investment or (c) to the extent such Investment is financed with Specified Equity Proceeds within six months after Borrower’s receipt thereof (to the extent such Specified Equity Proceeds shall not have been utilized to make Capital Expenditures pursuant to subsection 7.8(ii)); provided that the amount of Investments permitted under this clause (vii) shall be reduced on a dollar-for-dollar basis by the amount of any Contingent Obligations incurred pursuant to clause (b) of subsection 7.4(vii).

(viii)        Borrower may acquire and hold obligations of one or more officers or other employees of Borrower or its Subsidiaries in connection with such officers’ or employees’ acquisition of shares of Parent’s common stock in an aggregate amount at any time outstanding not to exceed $7,500,000 (to the extent that such acquisition and holding do not violate any applicable law or regulation);

(ix)           Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 7.7;

(x)            Borrower and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrower or any of its Subsidiaries or as security for any such Indebtedness or claim;

(xi)           Borrower and its Subsidiaries may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the equity interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (a) such acquisition was not preceded by an unsolicited tender offer for such equity interests by, or proxy contest initiated by, Borrower or any of its Subsidiaries; (b) the Acquired Entity shall be in a similar line of business as that of Borrower and its Subsidiaries as conducted during the current and most recent calendar year (or in a line of business that is reasonably ancillary or otherwise reasonably related or complementary thereto); and (c) at the time of such transaction (i) both before and after giving effect thereto, no Event of Default or Potential Event of Default shall have occurred and be continuing; (ii) Borrower would be in compliance with each of the financial covenants set forth in subsection 7.6 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by subsections 6.1(ii) or 6.1(iii), as the case may be, and 6.1(iv) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this subsection 7.3(xi) occurring after such period) as if such transaction had occurred as of the first day of such period (with respect to any such transaction occurring during any period for which the maximum Leverage Ratio permitted by subsection 7.6B is greater than 3.50:1.00, assuming, for purposes of pro forma compliance with subsection 7.6B, that the maximum Leverage Ratio permitted at the time by such subsection was in fact 0.25 to 1.00 less than the ratio actually provided for in such subsection at such time); (iii) after giving effect to such acquisition, the sum of (x) the amount of unused and available Revolving Loan Commitments and (y) the aggregate amount of unrestricted Cash and Cash Equivalents on hand of the Borrower and its Subsidiaries shall not be less than $10,000,000; (iv) Borrower shall have complied with, and shall have caused the Acquired Entity to comply with, the requirements of subsections 6.8 and 6.9, to the extent applicable, on or promptly following the closing date of such acquisition; and (v) Borrower shall have delivered a certificate of a financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to Administrative Agent (any acquisition of an Acquired Entity meeting all the criteria of this subsection 7.3(xi) being referred to herein as a “Permitted Acquisition”); and

(xii)          wholly-owned Foreign Subsidiaries may make Investments in other wholly-owned Foreign Subsidiaries.

7.4                               Contingent Obligations.

Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)            (a) Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty, (b) Parent may become and remain liable with respect to Contingent Obligations in respect of the Parent Guaranty, (c) Loan Parties may become and remain liable with respect to Contingent Obligations in respect of obligations of any other Loan Party and (d) Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of obligations of any other Foreign Subsidiary;

(ii)           Parent and Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Indebtedness under the Senior Subordinated Note Indenture and any indenture governing any Permitted Additional Subordinated Financing; provided that (a) no guaranty by Parent or any Subsidiary of Borrower of such Indebtedness shall be permitted unless Parent or such Subsidiary shall have also provided a guaranty of, and provided security for, the Obligations (substantially on the terms set forth in the Parent Guaranty, the Subsidiary Guaranty and the Security Agreement (as set forth in subsection 6.8)) and (b) such guaranty shall be subordinated to the guaranty of the Obligations on terms at least as favorable to Lenders as those contained in the subordination provisions of such Indebtedness;

(iii)          Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

(iv)          Borrower may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into for non-speculative purposes;

(v)           Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets consistent with past business practices;

(vi)          Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations existing on the Restatement Date and described in Schedule 7.4 annexed hereto; and

(vii)         Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed the sum of (a) $20,000,000 and (b) an amount equal to the unused portion of the amount of Investments permitted to be made pursuant to subsection 7.3(vii).

7.5                               Restricted Junior Payments.

Parent and Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Borrower may make regularly scheduled payments of interest in respect of any Senior Subordinated Notes that remain outstanding as of the Restatement Date pursuant to subsection 7.1(v) and any Permitted Additional Subordinated Financing in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in the Senior Subordinated Note Indenture or the indenture governing any such Permitted Additional Subordinated Financing, as the case may be, as any such indenture may be amended from time to time to the extent permitted under subsection 7.12B, (ii) Borrower may make Restricted Junior Payments to Parent (a) in an aggregate amount not to exceed $2,000,000 in any Fiscal Year, to the extent necessary to permit Parent to pay its overhead expenses and (b) in an amount necessary to permit Parent to discharge the consolidated tax liabilities of Parent and its Subsidiaries paid in cash, in each case so long as Parent applies the amount of any such Restricted Junior Payment for such purpose, (iii) Borrower may make Restricted Junior Payments to pay Additional Costs in accordance with the definition of Additional Costs, and (iv) so long as (A) no Event of Default or Potential Event of Default shall have occurred and be continuing on the date such Restricted Junior Payment is declared or to be made, nor would an Event of Default or Potential Event of Default result from the making of such Restricted Junior Payment, (B) after giving effect to the making of such Restricted Junior Payment Borrower shall be in pro forma compliance with each of the covenants contained in subsection 7.6 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Junior Payment for which the relevant financial information has been delivered pursuant to clauses (ii) and (iii) of subsection 6.1, and (C) Borrower shall have delivered to Administrative Agent an Officer’s Certificate in form and substance satisfactory to Administrative Agent (including a calculation of the compliance with the covenants contained in subsection 7.6) certifying as to the accuracy of the foregoing clauses (A) and (B) above, (1) Borrower may make Restricted Junior Payments to Parent to the extent necessary to permit Parent to purchase, redeem, acquire or otherwise retire for value shares of Capital Stock of Parent held by directors, officers or employees of Parent or Borrower or any of their respective Subsidiaries, or options on any such shares or related stock appreciation rights or similar securities owned by such directors, officers or employees (or their estates of beneficiaries under their estates), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued, in an aggregate amount not to exceed $5,000,000 in any Fiscal Year; provided that Borrower may carry forward to each succeeding Fiscal Year the aggregate amount of Restricted Payments permitted (but not made)

pursuant to this clause (iv)(1) in prior Fiscal Years, with up to a maximum amount of $10,000,000 over the term of this Agreement and (2) Borrower may make Restricted Junior Payments in an aggregate amount not to exceed $3,000,000 in any Fiscal Year; provided that Borrower may carry forward to each succeeding Fiscal Year the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (iv)(2) in prior Fiscal Years, with up to a maximum amount of $10,000,000 during the term of this Agreement.

7.6                               Financial Covenants.

A.            Minimum Interest Coverage Ratio.  Each Loan Party shall not permit the ratio of (i) EBITDA to (ii) Cash Interest Expense, in each case calculated on a Pro Forma Basis, for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Period	Minimum Interest Coverage Ratio
Restatement Date through September 30, 2007	2.75 to 1.00
October 1, 2007 and thereafter	3.00 to 1.00

B.            Maximum Leverage Ratio.  Each Loan Party shall not permit the Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Leverage Ratio
Restatement Date through September 30, 2006	4.75 to 1.00
October 1, 2006, through December 31, 2006	4.50 to 1.00
January 1, 2007, through September 30, 2007	4.25 to 1.00
October 1, 2007, through December 31, 2007	4.00 to 1.00
January 1, 2008, through December 31, 2008	3.75 to 1.00
January 1, 2009, through December 31, 2009	3.50 to 1.00
January 1, 2010 and thereafter	3.00 to 1.00

7.7                               Restriction on Fundamental Changes; Asset Sales.

Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Parent or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(i)            (x) any Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person, (y) any Foreign Subsidiary of Borrower may be merged with or into any other Foreign Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Foreign Subsidiary of Borrower and (z)(1) Borrower and any Subsidiary of Borrower may convert from a corporation to a limited liability company (or, in respect of any Canadian Subsidiary, an unlimited liability company), or vice versa, and (2) any Subsidiary of Borrower may change its jurisdiction of incorporation or formation, in either case so long as (a) if any such Subsidiary was a Domestic Subsidiary before giving effect to such conversion or change, it will continue to be a Domestic Subsidiary after giving effect to such conversion or change, (b) if any such Subsidiary was a Subsidiary Guarantor before giving effect to such conversion or change, it will continue to be a Subsidiary Guarantor after giving effect to such conversion or change, (c) in the case of the conversion of Borrower from a corporation to a limited liability company, Borrower shall provide in its limited liability company constituent documents that its membership interests shall constitute “Securities” within the meaning of Article 8 of the Delaware UCC and one or more certificates representing all such membership interests shall be pledged by Parent to Administrative Agent, for the benefit of Lenders, promptly following such conversion of Borrower, (d) if the Capital Stock of such Subsidiary was pledged to Administrative Agent (or to any Supplemental Collateral Agent), for the benefit of Lenders, before giving effect to such conversion or change, it will continue to be (or will immediately become) pledged to Administrative Agent (or to a Supplemental Collateral Agent), for the benefit of Lenders, after giving effect to such conversion or change, (e) Borrower shall deliver a written notice under subsection 6.1(xv) with respect to such Subsidiary as though such Subsidiary had become a Subsidiary of Parent or Borrower as a result of such conversion or change (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement), and (f) Borrower shall, and shall cause the other Loan Parties to, give notice of such conversion or change in accordance with the Security Agreement, deliver updated schedules to the Security Agreement, take such other actions as may be required under the Security Agreement, this Agreement, and the other Loan Documents, and take such further actions (including, without limitation, actions similar to those contemplated by subsections 6.8 and 6.9 of this Agreement) as may be necessary or, in the opinion of Administrative Agent, desirable in order to continue and maintain the existence, attachment, perfection, and priority of all Liens in favor of Administrative Agent (or any Supplemental Collateral Agent), for the benefit of Lenders, on the Capital Stock or assets of such Subsidiary as in effect before giving effect to such conversion or change;

(ii)           Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

(iii)          Notwithstanding clause (ii) above, Borrower and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

(iv)          Borrower and its Subsidiaries may make (A) the Concrete Construction Asset Sale and (B) Asset Sales (other than the Concrete Construction Asset Sale) of assets having a fair market value not in excess of $20,000,000 in any Fiscal Year and $40,000,000 in the aggregate for all such Asset Sales since the Original Closing Date; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received shall consist of not less than 80% in Cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D;

(v)           in order to resolve disputes that occur in the ordinary course of business, Borrower and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(vi)          Borrower or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law; and

(vii)         Any Person may substantially simultaneously be merged or consolidated with or into Borrower or any Subsidiary if the acquisition of the Capital Stock of such Person by Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) in the case of Borrower, Borrower shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.8 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto.

7.8                               Capital Expenditures.

(i)            Each of Parent and Borrower shall not, and shall not permit its Subsidiaries to, make or incur Capital Expenditures net of any proceeds received by Borrower from the sale of scaffolding (other than new scaffolding), in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the “Maximum Consolidated Net Capital Expenditures Amount”) set forth below opposite such Fiscal Year; provided that (a) the Maximum Consolidated Net Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Net Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Capital Expenditures (net of any proceeds received by Borrower or any Subsidiary from the sale of scaffolding equipment (other than scaffolding inventory held for sale in the ordinary course of business)) for such previous Fiscal Year and (b) the Maximum Consolidated Net Capital Expenditures Amount that would otherwise be permitted in any such Fiscal Year pursuant to this subsection 7.8 (including as a result of the application of clause (a) above) may be increased by an amount not to exceed $10,000,000 (the “CapEx Pull-Forward Amount”).  The actual CapEx Pull-Forward Amount in respect of any such Fiscal Year shall reduce, on a dollar-for-dollar basis, the Maximum Consolidated Net Capital Expenditures Amount applicable to the immediately succeeding Fiscal Year (provided that, other than in respect of the 2012 Fiscal Year, the Company may apply the CapEx Pull-Forward Amount in such immediately succeeding Fiscal Year):

Fiscal Year	Maximum Consolidated Net Capital Expenditures
2006	$55,000,000
2007	$55,000,000
2008	$55,000,000
2009 and each Fiscal Year thereafter	$45,000,000

(ii)           Notwithstanding anything contained herein to the contrary, Borrower and its Subsidiaries may make or incur Capital Expenditures actually made or incurred with Specified Equity Proceeds within six months after Borrower’s receipt thereof (to the extent such Specified Equity Proceeds shall not have been utilized to make Investments pursuant to clause (c) of subsection 7.3(vii); provided that the aggregate amount of all such Capital Expenditures made or incurred after the Restatement Date shall not exceed $40,000,000.

7.9                               Transactions with Shareholders and Affiliates.

Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Parent or Borrower or with any Affiliate of Parent or Borrower or of any such holder, on terms that are less favorable to Borrower or such other Loan Party, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Parent or Borrower and any of the wholly-owned Subsidiaries of Parent or between any of the wholly-owned Subsidiaries of Parent or (ii) reasonable and customary fees paid to members of the Governing Bodies of Parent and its Subsidiaries.

7.10                        Limitations on Sales and Lease-Backs.

Each of Parent and Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Parent or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Parent or any of its Subsidiaries) or (ii) that Parent or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Parent or any of its Subsidiaries to any Person (other than Parent or any of its Subsidiaries) in connection with such lease; provided, however, that Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease, to the extent that the aggregate proceeds resulting from the sale of any such property in connection with any such transaction, together with the Net Asset Sales Proceeds that are not Repayable Net Asset Sale Proceeds pursuant to subsection 2.4B(iii), shall not exceed $3,000,000 in any Fiscal Year; and provided, further, that Borrower and its Subsidiaries may make Property Sale-Leasebacks.

7.11                        Conduct of Business.

From and after the Restatement Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrower and its Subsidiaries on the Restatement Date and similar lines of business (including businesses that are reasonably ancillary or otherwise reasonably related or complementary thereto) and (ii) such other lines of business as may be consented to by Requisite Lenders.  Parent shall not (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party and activities incidental to its being a public reporting company or (ii) own any assets other than (a) the Capital Stock of Borrower and (b) Cash and Cash Equivalents in an amount not to exceed $500,000 at any one time for the purpose of paying general operating expenses of Parent or otherwise holding such Cash or Cash Equivalent pending application.

7.12                        Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Indebtedness.

A.            Amendments or Waivers of Certain Agreements; Indebtedness.  Neither Parent nor Borrower nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Restatement Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

B.            Amendments of Documents Relating to Subordinated Indebtedness.  Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders.

7.13                        Fiscal Year.

Neither Parent nor Borrower shall change its Fiscal Year-end from December 31.

Section 8.              EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

8.1                               Failure to Make Payments When Due.

Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within 3 Business Days after the date due; or

8.2                               Default in Other Agreements.

(i)            Failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $10,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or

(ii)           breach or default by any Loan Party with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3                               Breach of Certain Covenants.

Failure of Borrower to perform or comply with any term or condition contained in subsection 2.5, 6.1(i), or 6.2 or Section 7 of this Agreement; or

8.4                               Breach of Warranty.

Any representation, warranty, certification or other statement made by Borrower or any of the other Loan Parties in any Loan Document or in any statement or certificate at any time given by any of the Loan Parties in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5                               Other Defaults Under Loan Documents.

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Borrower or such Loan Party becoming aware of such default or (ii) receipt by Borrower and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6                               Involuntary Bankruptcy; Appointment of Receiver, etc.

(i)            A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Parent, Borrower or any Material Subsidiary of Parent in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)           an involuntary case shall be commenced against Parent, Borrower or any other Material Subsidiary of Parent under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, Borrower or any Material Subsidiary of Parent, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Borrower or any Material Subsidiary of Parent for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent, Borrower or any Material Subsidiary of Parent, and any

such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7                               Voluntary Bankruptcy; Appointment of Receiver, etc.

(i)            Parent, Borrower or any Material Subsidiary of Parent shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Borrower or any Material Subsidiary of Parent shall make any assignment for the benefit of creditors; or

(ii)           Parent, Borrower or any Material Subsidiary of Parent shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Parent, Borrower or any Material Subsidiary of Parent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8                               Judgments and Attachments.

Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Parent or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9                               Dissolution.

Any order, judgment or decree shall be entered against Borrower or any other Loan Party decreeing the dissolution or split up of Borrower or such other Loan Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10                        Employee Benefit Plans.

There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Loan Party in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of liability from unfunded benefit liabilities, calculated in accordance with the provisions of subsection 5.11D, which exceeds $5,000,000; or

8.11                        Change in Control.

A Change in Control shall have occurred; or

8.12                        Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.

At any time after the execution and delivery thereof, (i) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have (or Borrower or any other Loan Party shall assert in writing that Administrative Agent does not have or has ceased to have) a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control and except to the extent that (a) such event relates to assets of Borrower or any of its Subsidiaries which are, individually and in the aggregate, immaterial and (b) such event is insured under a title insurance policy issued to Administrative Agent for the benefit of Lenders and the relevant insurer accepts in writing liability for any loss or damage sustained by Administrative Agent as a result of it ceasing to have a valid and perfected First Priority Lien under the insured Mortgage and acknowledges in writing that the insured Mortgage is fully covered by the title insurance policy and that Administrative Agent’s recovery is not subject to any restrictions other than the provisions, conditions and stipulations set forth in the relevant title insurance policy, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document or any provision thereof to which it is a party.

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders or Synthetic Letter of Credit Lenders, as the case may be, under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(ii).

Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

Section 9.              ADMINISTRATIVE AGENT

9.1                               Appointment.

A.                                    Appointment of Administrative Agent.  Credit Suisse is hereby appointed Administrative Agent hereunder and under the other Loan Documents.  Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.  Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any other Loan Party.

B.                            Appointment of Supplemental Collateral Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative

Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

Should any instrument in writing from Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2                               Powers and Duties; General Immunity.

A.                                    Powers; Duties Specified.  Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Borrower; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B.                            No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of any Loan Party to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.  Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans, the Revolving Letter of Credit Usage or the Synthetic Letter of Credit Usage or the component amounts thereof.

C.                            Exculpatory Provisions.  No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct.  An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

D.                            Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3                               Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the

Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4                               Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent’s gross negligence or willful misconduct.  If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5                               Successor Administrative Agent and Swing Line Lender.

A.                                    Successor Administrative Agent.  Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Borrower.  Upon any such notice of resignation, Requisite Lenders may, with prior written consent of Borrower (which consent shall not be unreasonably withheld) appoint a successor Administrative Agent; provided that no consent of Borrower shall be required during the occurrence of an Event of Default hereunder.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

B.                            Successor Swing Line Lender.  Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of Credit Suisse or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder.  In such event (i) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Borrower shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6                               Collateral Documents and Guaranties.

Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided, further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2; provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a) or (b), the requirements of subsection 10.14 are satisfied.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

9.7                               Duties of Other Agents.

Co-Documentation Agents, Syndication Agent and each of the Co-Arrangers shall have no right (except, in the case of Co-Arrangers, such rights as are expressly set forth herein), power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Agents shall have or be deemed to have a fiduciary relationship with any Lender.

9.8                               Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Parent, Borrower or any of the other Subsidiaries of Parent, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i)            to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.            MISCELLANEOUS

10.1                        Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

A.            General.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this subsection 10.1).  Neither Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders (and any attempted assignment or transfer by Borrower without such consent shall be null and void).  No sale, assignment or transfer or participation of any Revolving Letter of Credit or Synthetic Letter of Credit, as the case may be (or any participation therein), may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lenders or in the Synthetic Letter of Credit Commitment and the Synthetic Letter of Credit Loans of the Synthetic Letter of Credit Lenders, as the case may be, effecting such sale, assignment, transfer or participation.  Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(ii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

B.    Assignments.

(i)            Amounts and Terms of Assignments.  Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure, Term Loan Exposure or Synthetic Letter of Credit Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000, in the case of any assignment of a Revolving Loan, the Dollar Equivalent of $1,000,000, in the case of any assignment of a Term Loan, or $2,500,000, in the case of any assignment of a Synthetic Letter of Credit Loan, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and related Approved Funds shall be treated as one assignor or assignee, as the case may be, for purposes of the minimum assignment requirement), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent (or, if previously agreed with Administrative Agent, manually execute and deliver to Administrative Agent an Assignment Agreement), and shall pay to Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced at the sole discretion of Administrative Agent and only one such fee shall be payable in the case of simultaneous assignments to or by two or more Approved Funds), and the Eligible Assignee, if it shall not be a Lender, shall deliver to

Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters and with respect to information requested under the Patriot Act as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), (d) in the case of an assignment of all or a portion of a Revolving Loan Commitment of any Lender, Administrative Agent, Swing Line Lender and each Revolving Issuing Lender shall have given their prior written consent to such assignment, (e) in the case of an assignment of all or a portion of a Synthetic Letter of Credit Commitment of any Lender, Administrative Agent and each Synthetic Letter of Credit Issuing Lender shall have given their prior written consent to such assignment, and (f), except in the case of an assignment to another Lender (and except as provided in subclauses (d) and (e) of this sentence), an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, if no Event of Default has occurred and is continuing, Borrower, shall have consented thereto (which consent shall not be unreasonably withheld); provided that no consent of Borrower shall be required for an assignment during the primary syndication of the Supplemental Term Loans to Persons identified by Administrative Agent to Borrower on or prior to the Restatement Date.  Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder).  The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V or Exhibit VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, Revolving Loans or Synthetic Letter of Credit Loans, as the case may be, of the assignee and/or the assigning Lender.  Without the consent of Administrative Agent, the Credit-Linked Deposit funded by any Synthetic Letter of Credit Lender shall not be released in connection with any assignment of its Synthetic Letter of Credit Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to subsections 3.3B(ii) and 3.3C(i)(b) in respect of such assignee’s obligations under the Synthetic Letter of Credit Commitment assigned to it.  Other than as provided in subsection 2.1A(ii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

(ii)           Acceptance by Administrative Agent; Recordation in Register.  Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) (if applicable) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) record the information contained therein in the Register.  Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

(iii)          Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained in this subsection 10.1B, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan.  The making of a Supplemental Term Loan, Synthetic Letter of Credit Loan or Revolving Loan by an SPC hereunder shall utilize the Supplemental Term Loan Commitment, Synthetic Letter of Credit Commitment or Revolving Loan Commitment, as applicable, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this subsection 10.1, any SPC may (i) with notice to, but without the prior written consent of, Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of any Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This section may not be amended without the written consent of each SPC.

C.    Participations.  Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Borrower or any of its Affiliates) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation.  Subject to the further provisions of this subsection 10.1C, Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender.  A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.  Each Lender that sells a participation in any Loan, Commitment or other interest to a Participant shall, as agent of Borrower solely for the purpose of this Section 10.1C, record in book entries maintained by such Lender the name and amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest.

D.    Pledges and Assignments.  Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and

(ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E.     Information.  Each Lender may furnish any information concerning Parent and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

F.     Agreements of Lenders.  Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).  By executing and delivering an Assignment Agreement, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment Agreement, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any of its Subsidiaries or the performance or observance by Borrower or any of its Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in subsection 5.3 or delivered pursuant to subsection 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement, (v) such assignee will independently and without reliance upon Administrative Agent, Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent and Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

10.2                        Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Borrower (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of each Loan Party’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 6.9B and any environmental audits or reports provided for under subsection 6.9A; (vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other costs and expenses incurred by Administrative Agent in connection with the syndication of the  Commitments; (viii) all costs and expenses, including reasonable attorneys’ fees (including reasonable allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys’ fees (including reasonable allocated costs of internal counsel), reasonable fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

10.3                        Indemnity.

In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and

Lenders (including Issuing Lenders), and the officers, directors (or, if applicable, trustees and/or advisors), employees, agents and Affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), but not including any amounts with respect to Taxes (which are addressed exclusively in subsection 2.7B), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Loan Party.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4                        Set-Off; Security Interest in Deposit Accounts.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Borrower and each other Loan Party against and on account of the Obligations of Borrower or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.  Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5                        Ratable Sharing.

Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

10.6                        Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the scheduled final maturity date or any scheduled principal payment of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder, (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (6) extend the expiration date of any Revolving Letter of Credit beyond the Revolving Loan Commitment Termination Date, (7) extend the expiration date of any Synthetic Letter of Credit beyond the Synthetic Letter of Credit Facility Maturity Date, (8) change in any manner the obligations of (x) Revolving Lenders relating to the purchase of participations in Revolving Letters of Credit or (y) Synthetic Letter of Credit Lenders relating to the purchase of participations in Synthetic Letters of Credit, or (9) increase the amount of any of the Commitments; (b) each Lender, (1) change in any manner the definition of “Class” or the definition of “Pro Rata Share” or the definition of “Requisite Class Lenders” or the definition of “Requisite Lenders” (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders or the addition of a class of loans under this Agreement approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release Parent from its obligations under the Parent Guaranty or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents or (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6.  In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(ii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, and (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent (and, as applicable, any other Agent) shall be effective without the written concurrence of Administrative Agent (and, as applicable such other Agent), and (vi) no amendment, modification, termination or waiver of any provision of subsection 2.4 that has the effect of changing any voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (vi)).  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

10.7                        Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8                        Notices; Effectiveness of Signatures.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, Swing Line Lender and any Issuing Lender shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages to the Existing Credit Agreement or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in written notice delivered to Administrative Agent.  Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail (other than an electronic mail attachment in “PDF” (or other comparable) format).

Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders.  Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

10.9                        Survival of Representations, Warranties and Agreements.

A.            All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

B.    Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10                 Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11                 Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12                 Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13                 Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Borrower, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

To the extent permitted by law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

10.14                 Release of Security Interest or Guaranty.

Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Borrower) permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (i) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction.  Upon the receipt of such Officer’s Certificate, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer’s Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Sale, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

10.15                 Applicable Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

10.16                 Construction of Agreement; Nature of Relationship.

Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

10.17                 Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)            ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)         AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

(IV)         AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)          AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)         AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18                 Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19                 Confidentiality.

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by Borrower that in any event a Lender may make disclosures (a) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority (provided that such Lender shall notify Borrower of any request by any Government Authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in subsection 10.1D or (iii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Borrower, (g) with the consent of Borrower, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries.  In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

10.20                 Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement shall become effective as provided for in the Amendment Agreement.